Exhibit 10.6

[Execution Copy]

LOAN AND SECURITY AGREEMENT

by and among

SUPREME INTERNATIONAL, INC.

JANTZEN, INC.

as Borrowers

and

PERRY ELLIS INTERNATIONAL, INC.

PEI LICENSING, INC.

JANTZEN APPAREL CORP.

BBI RETAIL, L.L.C.

SUPREME MUNSINGWEAR CANADA INC.

SUPREME REAL ESTATE I, LLC

SUPREME REAL ESTATE II, LLC

SUPREME REALTY LLC

PERRY ELLIS REAL ESTATE CORPORATION

as Guarantors

CONGRESS FINANCIAL CORPORATION (FLORIDA)

as Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

as Lenders

Dated: As of October 1, 2002

(i)

7.5	Power of Attorney	64
7.6	Right to Cure	65
7.7	Access to Premises	65

SECTION 8.	REPRESENTATIONS AND WARRANTIES	66
8.1	Corporate Existence, Power and Authority	66
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	66
8.3	Financial Statements; No Material Adverse Change	67
8.4	Priority of Liens; Title to Properties	67
8.5	Tax Returns	67
8.6	Litigation	68
8.7	Compliance with Other Agreements and Applicable Laws	68
8.8	Environmental Compliance	68
8.9	Employee Benefits	69
8.10	Bank Accounts	70
8.11	Intellectual Property	70
8.12	Subsidiaries; Affiliates; Capitalization; Solvency	71
8.13	Labor Disputes	71
8.14	Restrictions on Subsidiaries	72
8.15	Material Contracts	72
8.16	Payable Practices	72
8.17	Accuracy and Completeness of Information	72
8.18	Survival of Warranties; Cumulative	72

SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	73
9.1	Maintenance of Existence	73
9.2	New Collateral Locations	73
9.3	Compliance with Laws, Regulations, Etc.	73
9.4	Payment of Taxes and Claims	75
9.5	Insurance	75
9.6	Financial Statements and Other Information	76
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.	77
9.8	Encumbrances	81
9.9	Indebtedness	84
9.10	Loans, Investments, Etc.	93
9.11	Dividends and Redemptions	98
9.12	Transactions with Affiliates	99
9.13	Compliance with ERISA	100
9.14	End of Fiscal Years; Fiscal Quarters	100
9.15	Change in Business	100
9.16	Limitation of Restrictions Affecting Subsidiaries	100

(ii)

9.17	Minimum EBITDA	101
9.18	License Agreements	101
9.19	Costs and Expenses	102
9.20	Further Assurances	103

SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	103
10.1	Events of Default	103
10.2	Remedies	105

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	109
11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	109
11.2	Waiver of Notices	110
11.3	Amendments and Waivers	111
11.4	Waiver of Counterclaims	112
11.5	Indemnification	112

SECTION 12.	THE AGENT	114
12.1	Appointment, Powers and Immunities	114
12.2	Reliance by Agent	114
12.3	Events of Default	115
12.4	Congress in its Individual Capacity	115
12.5	Indemnification	115
12.6	Non-Reliance on Agent and Other Lenders	116
12.7	Failure to Act	116
12.8	Additional Loans	116
12.9	Concerning the Collateral and the Related Financing Agreements	117
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	117
12.11	Collateral Matters	118
12.12	Agency for Perfection	119

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	120
13.1	Term	120
13.2	Interpretative Provisions	121
13.3	Notices	123
13.4	Partial Invalidity	123
13.5	Confidentiality	124
13.6	Successors	125
13.7	Assignments; Participations	125
13.8	Entire Agreement	127

(iii)

INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Information Certificate

Exhibit C	Form of Borrowing Base Certificate

Exhibit D	Form of Compliance Certificate

Schedule 1.43	Existing Lenders

Schedule 1.44	Existing Letters of Credit

Schedule 1.108	Senior Note Priority Collateral

Schedule 9.7(b)	Existing Licenses of Trademarks Owned by Borrowers or Guarantors to Third Parties

((iv)

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement dated September     , 2002 is entered into by and among Supreme International, Inc., a Delaware corporation (“Supreme”) and Jantzen, Inc., a Delaware corporation (“Jantzen”, and together with Supreme, each individually a “Borrower” and collectively, “Borrowers”), Perry Ellis International, Inc., a Florida corporation (“Parent”), PEI Licensing, Inc., a Delaware corporation (“PEI Licensing”), Jantzen Apparel Corp., a Delaware corporation (“Jantzen Apparel”), BBI Retail, L.L.C., a Florida limited liability company (“BBI”), Supreme I Real Estate, LLC, a Florida limited liability company (“Supreme I”), Supreme II Real Estate, LLC, a Florida limited liability company (“Supreme II”) and Supreme Realty LLC, a Florida limited liability company (“Supreme Realty”), Supreme Munsingwear Canada Inc., a Canada corporation (“Supreme Canada”), Perry Ellis Real Estate Corporation, a Delaware corporation (“PE Real Estate”, and together with Parent, PEI Licensing, Jantzen Apparel, BBI, Supreme I, Supreme II, Supreme Realty and Supreme Canada, each individually a “Guarantor” and collectively, “Guarantors”), the parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”) and Congress Financial Corporation (Florida) , a Florida corporation, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make Loans and provide other financial accommodations to Borrowers; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such Loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth ( 1/ 16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or Loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.3 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.4 “Agent” shall mean Congress Financial Corporation (Florida), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.5 “Agent Payment Account” shall mean account no. 5000000030334 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Borrower Agent as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

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1.6 “Applicable Margin” means, at any time, as to the interest rate for Prime Rate Loans and the interest rate for Eurodollar Rate Loans the applicable percentage (on a per annum basis) set forth below if either (a) the sum of: (i) the Quarterly Average Excess Availability for the immediately preceding fiscal quarter plus (ii) the Excess Cash as of the last day of the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or (b) the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

Tier	Quarterly Average Excess Availability plus Excess Cash	Leverage Ratio	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin
1	$35,000,000 or more	2.00 to 1.00 or less	0%	2%

2	Greater than or equal to $25,000,000 and less than $35,000,000	Greater than 2.00 to 1.00 but equal to or less than 3.00 to 1.00	0%	2 1/4%

3	Greater than or equal to $15,000,000 and less than $25,000,000	Greater than 3.00 to 1.00 but equal to or less than 4.00 to 1.00	1/4%	2 1/2%

4	Less than $15,000,000	Greater than 4.00 to 1.00	1/2%	2 3/4%

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending January 31, 2003) and shall remain in effect until adjusted thereafter at the end of the next quarter and (ii) the Applicable Margin shall be the lower percentage set forth above based on (A) the sum of the Quarterly Average Excess Availability and the Excess Cash as provided above or (B) the Leverage Ratio.

1.7 “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.8 “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.9 “Borrower Agent” shall mean Perry Ellis International, Inc., a Florida corporation in its capacity as Borrower Agent on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

1.10 “Borrowing Base” shall mean, at any time, as to each Borrower, the amount equal to:

(a) the lesser of:

(i) the amount equal to: (A) eighty-five (85%) percent of the Eligible Accounts of such Borrower, plus (B) eighty-five (85%) percent of the Eligible Factor Receivables of such Borrower, plus (C) the lesser of the Inventory Loan Limit for such Borrower or the lesser of (1) sixty-five (65%) percent multiplied by the Value of the Eligible Inventory of such Borrower consisting of finished goods or (2) eighty-five (85%) percent of the Net Recovery Percentage (such percentage of the Net Recovery Percentage being sixty-two (62%) percent as of the date hereof) multiplied by the Value of such Eligible Inventory, or

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(ii) the Loan Limit for such Borrower,

minus

(b) Reserves attributable to such Borrower.

For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

1.11 “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.12 “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.13 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

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1.14 “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.15 “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of more than thirty-five (35%) percent of the voting power of the total outstanding Voting Stock of Parent and either (i) the Permitted Holders beneficially own, directly or indirectly, in the aggregate, voting stock of Parent that represents a lesser percentage of the aggregate voting power of all classes of the voting stock of Parent, voting together as a single class, than such other person or group and are not entitled to (by voting power, contract or otherwise) to elect directors of Parent having a majority of the total voting power of the Board of Directors of Parent or (ii) such other person or group is entitled to elect directors of Parent having a majority of the total voting power of the Board of Directors of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by the Board of Directors of Parent, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66  2 /3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then still in office; (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Obligor; or (f) any “Change of Control” as defined in the Senior Note Indenture or the Subordinated Note Indenture.

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1.16 “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.17 “Collateral” shall have the meaning set forth in Section 5 hereof.

1.18 “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

1.19 “Commitment” shall mean, at any time, as to each Lender, the principal amount set forth below such Lender’s signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.

1.20 “Congress” shall mean Congress Financial Corporation (Florida), a Florida corporation, in its individual capacity, and its successors and assigns.

1.21 “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges, including impairment charges to property, plant and equipment or goodwill and non-cash employee stock option expenses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person’s assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; and (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

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1.22 “Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

1.23 “Currency Exchange Agreements” shall mean, collectively, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by any Borrower or Guarantor designed to protect against or manage exposure to fluctuations in foreign currency exchange rates; sometimes being referred to herein individually as a “Currency Exchange Agreement”.

1.24 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.25 “Defaulting Lender” shall have the meaning set forth in Section 6.10 hereof.

1.26 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or any Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent may reasonably require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

1.27 “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

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1.28 “Eligible Accounts” shall mean, as to each Borrower, Accounts created by such Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts of a Borrower if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them;

(c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

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(f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts),

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

(i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted under this Agreement that are subject and subordinate to the security interests of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

(k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, except that if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof such Accounts may be Eligible Accounts so long as upon Agent’s request at any time that a Default or Event of Default exists or has occurred or the aggregate amount of such Accounts outstanding exceed $1,000,000 or the aggregate amount of the Excess Availability of Borrowers is less than $5,000,000, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

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(l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m) such Accounts are not evidenced by or arising under any instrument or chattel paper and do not arise in connection with royalties or other payments with respect to the licensing or grant of a right to use any Intellectual Property or do not constitute Accounts that have been sold or assigned to any Factor or constitute Factor Receivables or any other amounts payable by any Factor to such Borrower;

(n) the aggregate amount of such Accounts owing by a single account debtor (other than Wal-Mart, Kohls, Mervyns, J.C. Penney, Target or Sears Roebuck & Co.) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by Wal-Mart, Kohl, and Mervyns in each case do not constitute more than twenty-five (25%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of J.C. Penney, Target and Sears Roebuck & Co. do not in each case constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts), provided, that, in the event that the aggregate amount of such Accounts owing by a single account debtor that is a nationally recognized retailer (other than those mentioned above) and whose short term commercial paper rating is at least A or higher by Moody’s Investors Service, Inc. or A-3 or higher by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or whose long term unsecured debt rating is at least A or higher by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc., then as to the Accounts of such nationally recognized retailer, such percentage shall be increased to fifteen (15%) percent;

(o) such Accounts are not owed by an account debtor who has Accounts unpaid more than the lesser of sixty (60) days after the original due date for them or one hundred twenty (120) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

(p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(q) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrower as of the date hereof and to the extent such credit limits are established by such Borrower consistent with such practices, such credit limit is acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

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(r) such Accounts are owed by account debtors reasonably deemed creditworthy at all times by Agent.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

1.29 “Eligible Factor Receivables” shall mean, as to each Borrower, Factor Receivables arising from the sale of Accounts by such Borrower to a Factor pursuant to and in accordance with the terms and conditions of the Factoring Agreements of such Borrower with such Factor, which are and continue to be acceptable to Agent based on the criteria set forth below, less any charges, commissions, fees, chargebacks, deductions, setoffs and other amounts payable to such Factor; provided, that, regardless of the aggregate amount of Factor Receivables or Receivables that might satisfy the criteria so as to constitute Eligible Factor Receivables, in no event shall the aggregate amount of the Factor Receivables that constitute Eligible Factor Receivables be deemed to be more than $5,000,000 at any time. In general, subject to such limitation, Factor Receivables shall be Eligible Factor Receivables of a Borrower if:

(a) the Accounts of such Borrower so sold to the Factor giving rise to such Factor Receivable have been approved by such Factor for its own credit risk and the sale of goods giving rise to such Accounts so sold have been approved and accepted by such Factor in accordance with the terms and conditions of the applicable Factoring Agreements (and such Accounts do not constitute “client risk” Accounts under the terms of the arrangements of such Borrower with such Factor);

(b) such Factor Receivable has been validly assigned by such Borrower to Agent and is payable to Agent pursuant to the Factor Assignment Agreement with the Factor obligated to pay such Factor Receivable;

(c) Agent shall have received a Factor Assignment Agreement duly authorized, executed and delivered by the Factor obligated in respect of such Factor Receivable and such Factor Assignment Agreement shall be in full force and effect and such Factor shall be in compliance in all respects with the terms thereof;

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(d) such Factor Receivable is not unpaid after the date specified for payment under the terms of the Factoring Agreements applicable thereto;

(e) such Factor Receivable is subject to the first priority, valid and perfected security interest of Agent and is not subject to any other security interest, pledge, lien, claim or other encumbrance except those permitted under this Agreement that are subject and subordinate to the security interests of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

(f) the Factoring Agreements of such Borrower with the Factor obligated on such Factor Receivable shall be in full force and effect and each party to the Factoring Agreements with the Factor obligated on such Factor Receivable shall be in compliance with the terms and conditions thereof and no breach of such terms or default or event of default thereunder shall exist or have occurred;

(g) the Factor obligated in respect of such Factor Receivable shall not have sent any notice of default or of the failure of such Borrower to comply with any of the terms of the applicable Factoring Agreements or otherwise notified any Borrower or Guarantor of the intention of such Factor to cease or suspend payments to such Borrower in respect of the Factor Receivable;

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Factor Receivable or delay payment thereunder;

(i) the Accounts of such Borrower sold giving rise to such Factor Receivable satisfy all of the conditions for the purchase thereof by the Factor obligated thereon and the approval and acceptance of such sale by such Factor in accordance with the terms of the applicable Factoring Agreements and shall not be subject to any chargeback or other right of such Factor to reassign such Account to such Borrower (whether or not such Factor exercises such right) or obligation of such Borrower to pay the amount of such Account to such Factor, whether because the goods sold giving rise to such Account have been rejected or returned by the account debtor owing such Account or otherwise;

(j) the Accounts sold giving rise to such Factor Receivable are not unpaid more than the earlier of sixty (60) days after the original due date for them or ninety (90) days after the date of the original invoice for them;

(k) such Accounts sold giving rise to such Factor Receivable comply with the terms and conditions contained in Section 7.2(b) of this Agreement.

The criteria for Eligible Factor Receivables set forth above may only be changed and any new criteria for Eligible Factor Receivables may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Factor Receivables in the good faith determination of Agent. Any Factor Receivables which are not Eligible Factor Receivables shall nevertheless be part of the Collateral.

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1.30 “Eligible Inventory” shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, in each case which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials; (b) work-in-process; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in such Borrower’s business; (g) Inventory at premises other than those owned or leased and controlled by any Borrower; provided, that, (i) as to locations which are leased by a Borrower, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine; (h) Inventory subject to a security interest or lien in favor of any Person except those permitted under this Agreement that are subject and subordinate to the security interests of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (i) bill and hold goods; (j) obsolete Inventory; (k) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (l) returned inventory (other than returned inventory deemed salable that is to be resold by such Borrower and does not constitute Factor Priority Collateral), damaged inventory and/or defective Inventory; (m) Inventory purchased or sold on consignment and (n) Inventory located outside the United States of America or Canada. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

1.31 “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

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1.32 “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.33 “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.34 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.35 “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

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1.36 “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a “prohibited transaction” with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $1,000,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $1,000,000.

1.37 “Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth ( 1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Borrower Agent on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

1.38 “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.39 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

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1.40 “Excess Availability” shall mean, as to each Borrower, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base of such Borrower and (ii) the Loan Limit of such Borrower (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose Obligations of such Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or the then outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower in good faith).

1.41 “Excess Cash” shall mean the cash or Cash Equivalents owned by a Borrower or Guarantor, which funds are and shall be available for use by a Borrower (directly or indirectly), without condition or restriction, free and clear of any pledge, security interest, lien, claim or other encumbrance (except in favor of Agent) that are in account no. 817966 at Bank of America, N.A. or successor account so long as such account is subject to an Investment Property Control Agreement or Deposit Account Control Agreement in form and substance satisfactory to Agent and Bank of America, N.A. is in compliance with the terms thereof.

1.42 “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.43 “Existing Lenders” shall mean the lenders to Borrowers listed on Schedule 1.43 hereto (and including Bank of America, N.A. in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.

1.44 “Existing Letters of Credit” shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.44 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.45 “Factor Assignment Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Assignment of Factoring Credit Balances, dated of even date herewith, between The CIT Group/Commercial Services, Inc. (as assignee of Congress Talcott Corporation) and Agent, as acknowledged and agreed to by Borrowers and Guarantors; (b) the Assignment of Factoring Credit Balances, dated of even date herewith, between HSBC Business Credit, Inc. (formerly Republic Business Credit Corporation) and Agent, as acknowledged and agreed to by Borrowers and Guarantors; and (c) any other assignment of factoring credit balances entered into after the date hereof between Agent and a Factor, in form and substance satisfactory to Agent, as acknowledged by Borrowers and Guarantors; each of such Factor Assignment Agreements sometimes being referred to herein individually as a “Factor Assignment Agreement”.

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1.46 “Factoring Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Amended and Restated Collection Factoring Agreement, dated on or about the date hereof, between The CIT Group/Commercial Services, Inc. (as assignee of Congress Talcott Corporation) and Supreme (as assignee of Parent), and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection therewith; (b) the Factoring Agreement, dated on or about the date hereof, between The CIT Group/Commercial Services, Inc. and Jantzen, and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection therewith; (c) the Amended and Restated Factoring Agreement, dated on or about the date hereof, between HSBC Business Credit (USA), Inc. (formerly Republic Business Credit Corporation) and Supreme (as assignee of Supreme International Corporation) and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection therewith; (d) the Factoring Agreement, dated on or about the date hereof, between HSBC Business Credit (USA), Inc. (formerly Republic Business Credit Corporation) and Jantzen and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection therewith; and (e) any other factoring agreement entered into by a Borrower or Guarantor with a Factor after the date hereof, on then commercially reasonable terms, provided, that, (i) each of the conditions set forth in Section 9.7(b)(ix) with respect to the factoring arrangements subject to such factoring agreement shall have been satisfied and (ii) any of the agreements referred to above with The CIT Group/Commercial Services, Inc. or HSBC Business Credit (USA), Inc. entered into after the date hereof shall be in form and substance reasonably satisfactory to Agent; each of such Factoring Agreements sometimes being referred to herein individually as a “Factoring Agreement”.

1.47 “Factor Priority Collateral” shall mean (a) in the case of HSBC Business Credit (USA) Inc. and any other Factor (other than The CIT Group/Commercial Services, Inc.), collectively, the following: (i) the accounts receivable of any Borrower or Guarantor in each case as set forth in an assignment submitted by such Borrower or Guarantor to such Factor in accordance with the terms of the applicable Factoring Agreement (collectively, the “Assigned Accounts” and individually an “Assigned Account”), (ii) all supporting obligations with respect to any Assigned Accounts, (iii) all instruments at any time evidencing the payment obligation of the account debtor arising from any Assigned Account, (iv) the invoices and shipping documents related to any Assigned Account, (v) unpaid seller’s rights of such Borrower or Guarantor with respect to any Assigned Account, (vi) returned and repossessed goods sold giving rise to any Assigned Account (to the extent not returned to the inventory of such Borrower or Guarantor for resale), (vii) reserves and credit balances under the Factoring Agreements of such Borrower or Guarantor with such Factor, and (viii) all proceeds of all the foregoing (including proceeds of inventory deemed to be accounts receivable) and (b) in the case of The CIT Group/Commercial Services, Inc. (“CIT”), collectively, the following: (i) the accounts receivable of Supreme and Jantzen as set forth in an assignment submitted to CIT in accordance with the terms of the applicable Factoring Agreement (collectively, the “CIT Assigned Accounts” and individually a “CIT Assigned Account”), documents exclusively relating to a CIT Assigned Account, chattel paper (including electronic chattel paper) exclusively relating to a CIT Assigned Account, general intangibles exclusively relating to a CIT Assigned Account (including payment intangibles and all other rights to payment) and any other obligations owing to such Borrower exclusively relating to a CIT Assigned Account, (ii) unpaid seller’s rights (including rescission, repossession replevin, reclamation and stoppage in transit) relating exclusively to a CIT Assigned Account, (iii) rights to any inventory represented by the foregoing, including returned goods, (iv) reserves and credit balances arising under the Factoring Agreement of such Borrower with CIT, (v) guarantees, collateral, supporting obligations and letter of credit rights for the foregoing (including rights under any letters of credit or other credit enhancements in favor of such Borrower), (vi) insurance policies, proceeds or rights relating exclusively to the foregoing, (vii) cash and non-cash proceeds of the foregoing, and (viii) books and records of such Borrower relating exclusively to any of the foregoing; provided, that, nothing contained in this definition shall be construed to include in the Factor Priority Collateral any interest in any trademarks, tradenames, service marks, or similar or related general intangibles.

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1.48 “Factor Receivables” shall mean, as to each Borrower or Guarantor, the Accounts of such Borrower or Guarantor consisting of the right to payment of a monetary obligation from a Factor for Accounts sold by such Borrower or Guarantor to such Factor pursuant to and in accordance with the terms and conditions of the Factoring Agreements of such Borrower or Guarantor with such Factor.

1.49 “Factors” shall mean, collectively, the following (together with their respective successors and assigns): (a) The CIT Group/Commercial Services, Inc. (as successor to Congress Talcott Corporation); (b) HSBC Business Credit (USA), Inc. (formerly Republic Business Credit Corporation); and (c) any replacement factor acceptable to Agent that has executed and delivered to Agent a Factor Assignment Agreement in form and substance satisfactory to Agent; sometimes being referred to herein individually as a “Factor”.

1.50 “Fee Letter” shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.51 “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

1.52 “Funded Debt” shall mean, with respect to any Person, any Indebtedness of such Person and its Subsidiaries consisting of any liability (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments (which shall not be construed to mean Indebtedness described in subsection (f) of the definition of the term Indebtedness in this Agreement); (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); and (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases.

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1.53 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that for purposes of Section 9.17 hereof and the calculation of the Leverage Ratio or any component thereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

1.54 “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.55 “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) Perry Ellis International, Inc. a Florida corporation; (b) PEI Licensing, Inc., a Delaware corporation; (c) Jantzen Apparel Corp., a Delaware corporation; (d) BBI Retail, L.L.C., a Florida limited liability company; (e) Supreme Munsingwear Canada Inc., an Ontario corporation; (f) Supreme Real Estate I LLC, a Florida limited liability company; (g) Supreme Real Estate II, LLC, a Florida limited liability company; (h) Supreme Realty LLC, a Florida limited liability company; and (i) Perry Ellis Real Estate Corporation, a Delaware corporation; each sometimes being referred to herein individually as a “Guarantor”.

1.56 “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

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1.57 “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness, net of any asset value of such Person (marked to market) arising under Interest Rate Protection Agreements, Currency Exchange Agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

1.58 “Information Certificate” shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit B hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.59 “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, service marks, trade names, trade styles, service marks, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

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1.60 “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

1.61 “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Borrower Agent on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Borrower Agent on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.62 “Interest Rate” shall mean,

(a) Subject to clauses (b) and (c) of this definition below:

(i) as to Prime Rate Loans, a rate equal to the Prime Rate calculated on a per annum basis,

(ii) as to Eurodollar Rate Loans, a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the relevant Interest Period, whether such rate is higher or lower than any rate previously quoted to a Borrower);

(b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on January 31, 2003), the Interest Rate payable by each Borrower shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin for Prime Rate Loans on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin for Eurodollar Rate Loans on a per annum basis in excess of the Adjusted Eurodollar Rate.

(c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability or the Leverage Ratio) plus two (2%) percent per annum, at Agent’s option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and (ii) on Loans to a Borrower at any time outstanding in excess of the Borrowing Base of such Borrower (whether or not such excess(es) arise or are made with or without the knowledge or consent of Agent or any Lender and whether made before or after an Event of Default).

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1.63 “Interest Rate Protection Agreements” shall mean, collectively, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) between an Obligor and a Lender or an Affiliate of Lender, or another financial institution acceptable to Agent, designed to protect against or manage exposure to fluctuations in interest rates; sometimes being referred to herein individually as an “Interest Rate Protection Agreement”.

1.64 “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.65 “Inventory Loan Limit” shall mean, as to each Borrower, at any time, the amount equal to $40,000,000 minus the then outstanding principal amount of Loans to the other Borrower based on Eligible Inventory (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base).

1.66 “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Agent may reasonably require.

1.67 “Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

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1.68 “Letter of Credit Accommodations” shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of any Borrower or Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as “Letter of Credit Accommodation”. The term “Letter of Credit Accommodation” as used herein shall not be deemed to include any letters of credit issued by any Letter of Credit Issuer that may be a Lender pursuant to any of the Letter of Credit Facilities.

1.69 “Letter of Credit Facilities” shall mean, collectively, (a) the letter of credit and related acceptance facility provided to Parent and Borrowers by Israel Discount Bank of New York in accordance with the terms of the Letter of Credit Facility Agreement of Parent and Borrowers with Israel Discount Bank of New York, as in effect on the date hereof; (b) the letter of credit and related acceptance facility provided to Parent and Borrowers by CommerceBank, N.A. in accordance with the terms of the Letter of Credit Facility Agreement of Parent and Borrowers with CommerceBank, N.A. as in effect on the date hereof; (c) the letter of credit and related acceptance facility provided to Parent and Borrowers by Ocean Bank in accordance with the terms of the Letter of Credit Facility Agreement of Parent and Borrowers with Ocean Bank as in effect on the date hereof; (d) the letter of credit and related acceptance facility provided to Parent and Borrowers by The Hong Kong and Shanghai Banking Corporation Limited and HSBC Bank USA in accordance with the Letter of Credit Facility Agreement of Parent and Borrowers with The Hong Kong and Shanghai Banking Corporation Limited and HSBC Bank USA as in effect on the date hereof; and (e) any other letter of credit facility hereafter entered into by Borrowers with a financial institution that is reasonably acceptable to Agent pursuant to which such financial institution will issue letters of credit for the account of Borrowers on commercially reasonable terms; provided, that, as to any such other letter of credit facility, each of the conditions set forth in Section 9.9(j) hereof shall have been satisfied; each of such Letter of Credit Facilities sometimes being referred to herein individually as a “Letter of Credit Facility”.

1.70 “Letter of Credit Facility Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced): (a) the Letter of Credit and Security Agreement, dated April 23, 2002, by Parent and Borrowers and Israel Discount Bank of New York and the General Security Agreement, dated July 31, 2002, between Parent and Borrowers and Israel Discount Bank of New York; (b) the Commitment Letter, dated June 24, 2002, by and among Parent, Borrowers and CommerceBank, N.A. and the Commercial Security Agreement, dated July 2, 2002, by Parent and Borrowers in favor of CommerceBank, N.A.; (c) the Facility Agreement, dated as of June 30, 2002, by and among Parent, Borrowers and Ocean Bank and the Security Agreement, dated as of April 24, 2002, by and among Parent, Borrowers and Ocean Bank; (d) Continuing Letter of Credit Agreement, dated October 25, 2001, by and among Parent, Borrowers, The Hong Kong and Shanghai Banking Corporation and HSBC Bank USA, the General Security Agreement, dated October 25, 2001, by and among Parent, Borrowers and The Hong Kong and Shanghai Banking Corporation, the Unlimited Continuing Guaranty, dated October 25, 2001, by PEI Licensing in favor of The Hong Kong and Shanghai Banking Corporation; (e) any other letter of credit facility agreements entered into after the date hereof by a Borrower with a Letter of Credit Issuer, on commercially reasonable terms; each of such Letter of Credit Facility Agreements sometimes being referred to herein individually as a “Letter of Credit Facility Agreement”.

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1.71 “Letter of Credit Intercreditor Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced): (a) the Intercreditor Agreement, dated of even date herewith, by and among Israel Discount Bank of New York and Agent, as acknowledged and agreed to by Borrowers and Guarantors; (b) the Intercreditor Agreement, dated of even date herewith, between CommerceBank, N.A. and Agent, as acknowledged and agreed to by Borrowers and Guarantors; (c) the Intercreditor Agreement, dated of even date herewith, between Ocean Bank and Agent, as acknowledged and agreed to by Borrowers and Guarantors; (d) the Intercreditor Agreement, dated of even date herewith, by and among The Hong Kong and Shanghai Banking Corporation Limited, HSBC Bank USA and Agent, as acknowledged and agreed to by Borrowers and Guarantors; and (e) any intercreditor agreement entered into after the date hereof between Agent and a Letter of Credit Issuer, in form and substance reasonably satisfactory to Agent; each of such Letter of Credit Intercreditor Agreements sometimes being referred to herein individually as a “Letter of Credit Intercreditor Agreement”.

1.72 “Letter of Credit Issuers” shall mean, collectively, (a) Israel Discount Bank of New York, (b) CommerceBank, N.A., (c) Ocean Bank, (d) The Hong Kong and Shanghai Banking Corporation Limited, (e) HSBC Bank USA, and (f) any other financial institution that provides a Letter of Credit Facility to Borrowers or Guarantors after the date hereof and is reasonably acceptable to Agent and has executed and delivered to Agent a Letter of Credit Intercreditor Agreement in form and substance satisfactory to Agent; sometimes being referred to herein individually as a “Letter of Credit Issuer”.

1.73 “Letter of Credit Issuer Priority Collateral” shall mean, as to any Letter of Credit Issuer, the Inventory purchased with the proceeds of a letter of credit issued pursuant to the Letter of Credit Facility of such Letter of Credit Issuer, the documents pertaining thereto and any insurance proceeds relating thereto that is subject to the valid and perfected, first priority purchase money security interests of such Letter of Credit Issuer under the Letter of Credit Facility of such Letter of Credit Issuer with a Borrower; provided, that, (a) the security interest in any such Inventory, documents and insurance proceeds shall at all times only secure the reimbursement obligations of the Borrower for the letter of credit used to purchase such Inventory and (b) in no event shall such assets include any of the Accounts.

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1.74 “Leverage Ratio” shall mean, at any time, the ratio of: (a) the amount equal to: (i) the Funded Debt of Parent and its Subsidiaries as of such time (and including for this purpose, (A) the Indebtedness evidenced by or arising under the Senior Notes and the Subordinated Notes, (B) all Funded Debt of Parent and any direct or indirect Subsidiary of Parent, whether foreign or domestic and (C) the Loans) minus (ii) the Excess Cash at such time in excess of $1,000,000 to (b) the EBITDA of Parent and its Subsidiaries for the four (4) immediately preceding fiscal quarters of Parent (treated as a single accounting period).

1.75 “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.76 “Loan Limit” shall mean, as to each Borrower, at any time, the amount equal to the Maximum Credit minus the then outstanding principal amount of the Loans and the Letter of Credit Accommodations provided to the other Borrowers.

1.77 “Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.78 “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers and Guarantors (taken as a whole) or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (c) the Collateral or its value, (d) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.79 “Material Contract” shall mean any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year.

1.80 “Maximum Credit” shall mean the amount of $60,000,000.

1.81 “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.82 “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

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1.83 “Obligations” shall mean (a) any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations of Borrowers or Guarantors to a Lender or an Affiliate of Lender, or another financial institution acceptable to Agent, arising under or pursuant to an Interest Rate Protection Agreement in each case acceptable to Agent, provided, that, upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with such Lender, Affiliate or other Person that is a counterparty to such Interest Rate Protection Agreement, as acknowledged and agreed to by Borrowers and Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Lender, Affiliate or other Person, as the case may be, in connection with such arrangements. In no event shall the party to such Interest Rate Protection Agreement to whom such obligations are owed be deemed a Lender for purposes hereof to the extent of and as to such obligations other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.5, 12.6, 12.7 and 12.12 hereof.

1.84 “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.85 “Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

1.86 “Parent” shall mean Perry Ellis International, Inc., a Florida corporation, and its successors and assigns.

1.87 “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.7 of this Agreement governing participations.

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1.88 “Permitted Holders” shall mean, as of the date of determination, (a) Oscar Feldenkreis, George Feldenkreis, their spouses, their respective lineal descendants and the spouses of such lineal descendants, (b) any Person controlled by any of the Persons included in clause (a) of this definition (as the term “controlled” is defined in the definition of the term “Affiliate” herein), (c) trusts for the benefit of any of the persons included in clause (a) of this definition, and (d) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in clause (a) of this definition.

1.89 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.90 “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.91 “Prime Rate” shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.92 “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.93 “Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

1.94 “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.95 “Quarterly Average Excess Availability” shall mean, at any time, the daily average of the aggregate amount of the Excess Availability of Borrowers for the immediately preceding fiscal quarter as calculated by Agent in good faith.

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1.96 “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.97 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts (and including Factor Receivables); (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued or payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from Loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including Loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.98 “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.99 “Reference Bank” shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

1.100 “Refinancing Indebtedness” shall have meaning set forth in Section 9.9 hereof.

1.101 “Register” shall have the meaning set forth in Section 13.7 hereof.

1.102 “Renewal Date” shall the meaning set forth in Section 13.1 hereof.

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1.103 “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66  2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66  2/3%) percent of the then outstanding Obligations are owing.

1.104 “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may, at Agent’s option, be established to reflect: (i) dilution with respect to the accounts of a Borrower (based on the ratio of the aggregate amount of non-cash reductions in accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period), other than from chargebacks, exceeds or is reasonably anticipated to exceed five (5%) percent; (ii) chargebacks with respect to Accounts, (iii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (iv) the sales, excise or similar taxes included in the amount of any Accounts reported to Agent, (v) a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory, (vi) amounts due or to become due to owners and licensors of trademarks and other Intellectual Property used by any Borrower and (vii) obligations (contingent or otherwise) of Borrowers or Guarantors to any Affiliate of Agent or a Lender or any other Person arising under or in connection with any Interest Rate Protection Agreement of any Borrower or Guarantor with such Affiliate or Person or as such Affiliate or Person may otherwise require in connection therewith (provided, that, as of the date hereof the amount of the Reserve in respect of such obligations and requirements is zero) to the extent that such obligations constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

1.105 “Senior Note Guarantors” shall mean, collectively, the following (together with their respective successors and assigns) to the extent that each has guaranteed the Indebtedness of Parent under the Senior Notes: (a) Supreme Canada, (b) Supreme International Corporation de Mexico, S.A. de C.V., a Mexico corporation, (c) BBI, (d) Jantzen Apparel, (e) PEI Licensing, (f) Supreme, (g) Jantzen, (h) Supreme I, (i) Supreme II, (j) Supreme Realty and (k) PE Real Estate; sometimes being referred to herein individually as a “Senior Note Guarantor”.

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1.106 “Senior Note Indenture” shall mean the Indenture, dated as of March 22, 2002, by and among Parent, as issuer, the Senior Note Guarantors, as Subsidiary Guarantors and Senior Note Trustee, as trustee, with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.107 “Senior Note Intercreditor Agreement” shall mean the Intercreditor Agreement, dated on or about the date hereof, by and among Agent, Senior Note Trustee, Israel Discount Bank of New York, The Hongkong and Shanghai Banking Corporation Limited, HSBC USA Bank, CommerceBank, N.A. and Ocean Bank, as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.108 “Senior Note Priority Collateral” shall mean the Intellectual Property described on Schedule 1.108 hereto.

1.109 “Senior Notes” shall mean, collectively, the 9  1/2% Series B Senior Secured Notes due 2009 issued by Parent pursuant to the Senior Note Indenture in the original aggregate principal amount of $57,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.110 “Senior Note Trustee” shall mean State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Senior Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

1.111 “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.112 “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

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1.113 “Subordinated Note Guarantors” shall mean, collectively, the following (together with their respective successors and assigns) to the extent that each has guaranteed the Indebtedness of Parent under the Subordinated Notes: (a) Supreme Canada, (b) Supreme International Corporation de Mexico, S.A. de C.V., a Mexico corporation, (c) BBI, (d) Jantzen Apparel, (e) PEI Licensing, (f) Supreme, (g) Jantzen, (h) Supreme I, (i) Supreme II, (j) Supreme Realty and (k) PE Real Estate; sometimes being referred to herein individually as a “Subordinated Note Guarantor”.

1.114 “Subordinated Note Indenture” shall mean the Indenture, dated April 6, 1999, by and between Parent, as issuer, the Subordinated Note Guarantors, as Subsidiary Guarantors, and State Street Bank and Trust Company, as trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.115 “Subordinated Notes” shall mean, collectively, the 12  1/4% Series B Senior Subordinated Notes due 2006 in the original principal amount of $100,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.116 “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.117 “Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender’s net income or capital by any jurisdiction (or any political subdivision thereof).

1.118 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise reasonably determine).

1.119 “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of 1.120 cost computed on a first-in first-out basis in accordance with GAAP or (a) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof.

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1.121 “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.122 “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 2. CREDIT FACILITIES

2.1 Loans.

(a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by a Borrower (or Borrower Agent on behalf of Borrowers) up to the amount outstanding at any time equal to the lesser of: (i) the aggregate amount of the Borrowing Bases of Borrowers at such time or (ii) the Maximum Credit.

(b) Except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to Borrowers shall not exceed the aggregate amount of the Borrowing Bases of Borrowers, and (iii) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers (and included the then undrawn amounts of Letter of Credit Accommodations used to purchase Inventory to the extent set forth in Section 1.10 hereof) shall not exceed $40,000,000.

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(c) In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding to a Borrower exceed the Borrowing Base of such Borrower or the Loan Limit of such Borrower, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory of a Borrower exceed the Inventory Loan Limit of such Borrower, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory of all Borrowers exceeds the sublimit set forth above, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and subject to the immediately following sentence of this subsection (c), Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded. In the event that a Borrower has Excess Availability, and the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding to the other Borrower exceeds the Borrowing Base of such other Borrower or the Loan Limit of such other Borrower, Agent shall cause the repayment of such excess, without notice or demand, by the transfer of Loans or Letter of Credit Accommodations in the loan account of the Borrower with Agent whose Loans and Letter of Credit Accommodations exceed its Borrowing Base or Loan Limit to the loan account of the Borrower that has Excess Availability to the extent of such Excess Availability.

2.2 Letter of Credit Accommodations.

(a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Borrower Agent on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower but for the benefit of any Borrower or Guarantor containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to two (2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

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(c) The Borrower requesting such Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall give Agent two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day and in no event shall be a date later than five (5) Business Days prior to the Renewal Date), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Borrower Agent on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit Accommodation; and (iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

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(e) Except in Agent’s discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $30,000,000.

(f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Borrowers and Guarantors shall also, at Agent’s request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

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(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor; provided, that, the foregoing shall not be deemed to release Agent or any issuer from any liability as a result of the failure of such issuer to follow any reasonable instructions of any Borrower or Guarantor given in accordance with the terms hereof in connection with any application for a Letter of Credit Accommodation or a guarantee or indemnification provided by the Agent constituting a Letter of Credit Accommodation at the request of such Borrower or Guarantor or to the extent such instructions are consistent with the interpretation made by Agent or issuer or correspondent.

(i) At any time, so long as no Event of Default exists or has occurred and is continuing, a Borrower (or Borrower Agent on behalf of a Borrower) may, with Agent’s consent, (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (ii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral; provided, that, Borrowers may approve or resolve any questions of non-compliance of documents following notice to Agent thereof and without Agent’s consent except as otherwise provided in Section 2.2(j) below.

(j) At any time an Event of Default exists or has occurred and is continuing, Agent shall have the right and authority to, and Borrowers and Guarantors shall not, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder. Agent may take such actions either in its own name or in any Borrower’s name.

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(k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

(l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day’s notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

2.3 Commitments. The aggregate amount of each Lender’s Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender’s Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

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SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b) Each Borrower (or Borrower Agent on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Borrower Agent on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Borrower Agent on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower (or Borrower Agent on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower Agent from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than seven (7) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (v) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Borrower Agent, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

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(d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2 Fees.

(a) Borrowers shall pay to Agent for the ratable benefit of Lenders monthly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which $45,000,000 as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any Obligations are outstanding. Such fee shall be payable on the first day of each month in arrears. The percentage used for determining the unused line fee shall be one-quarter ( 1/4%) percent, provided, that, effective as of the first (1/st/) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on January 31, 2003), the percentage used for determining the unused line fee shall be as set forth below if either (i) the sum of the Quarterly Average Excess Availability for the immediately preceding fiscal quarter plus the Excess Cash as of the last day of the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or (ii) the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

Quarterly Average Excess Availability plus Excess Cash	Leverage Ratio	Unused Line Fee Percentage
35,000,000 or more	2.00 to 1.00 or less	1/4%

Greater than or equal to $25,000,000 and less than $35,000,000	Greater than 2.00q to 1.00 but, equal to or less than 3.00 to 1.00	1/4%

Greater than or equal to $15,000,000 and less than $25,000,000	Greater than 3.00 to 1.00 but equal to or less than 4.00 to 1.00	3/8%
Less than $15,000,000	Greater than 4.00 to 1.00	3/8%

provided, that, (A) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on January 31, 2003) and (B) the unused line fee percentage shall be the lower percentage set forth above based on (1) the sum of the Quarterly Average Excess Availability plus the Excess Cash as provided above or (2) the Leverage Ratio.

(b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3 Changes in Laws and Increased Costs of Loans.

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(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender in good faith to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower Agent by Agent and shall be conclusive as to the amount, absent manifest error.

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(b) If prior to the date of the request of Borrower Agent for any Eurodollar Rate Loan in accordance with the terms hereof, Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or if prior to the first day of any Interest Period, Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower Agent as soon as practicable thereafter, and will also give prompt written notice to Borrower Agent when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Borrower Agent on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrower Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

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(d) Borrowers and Guarantors shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Borrower Agent on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

(a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor;

(b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation or certificate of formation as applicable, of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate or limited liability company name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

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(c) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Agent’s latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair in any material respect the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

(e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of each Borrower and by processors and warehouses at which Collateral is located;

(f) the aggregate amount of the Excess Availability of Borrowers as determined by Agent, as of the date hereof, shall be not less than $20,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

(g) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be;

(h) Agent shall have received, in form and substance satisfactory to Agent, the Noteholder Intercreditor Agreement, the Factor Assignment Agreements, and each of the Letter of Credit Intercreditor Agreements, in each case, duly authorized, executed and delivered by the parties thereto;

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(i) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral (other than the Senior Note Priority Collateral and the Letter of Credit Issuer Priority Collateral);

(j) Agent shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

(k) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

(l) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

(m) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request; and

(n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

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(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal property and interests in personal property, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(e) all instruments, including, without limitation, all promissory notes;

(f) all documents;

(g) all deposit accounts;

(h) all letters of credit, banker’s acceptances and similar instruments for which any Borrower or Guarantor is a beneficiary or otherwise entitled to any payment (contingent or otherwise), and including all letter-of-credit rights;

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(i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(l) to the extent not otherwise described above, all Receivables;

(m) all Records; and

(n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code or required pursuant to any other legislation of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements (or other registrations or filings) naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement (or other registrations or filings) naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement (or other registrations or filings) shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement (or other registrations or filings) as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or other registrations or filings) (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor.

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(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation, as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees.

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(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, other than certificated securities consisting of Parent’s common stock purchased by Parent for cancellation to the extent such repurchases are permitted hereunder, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee.

(ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary.

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(f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct.

(g) Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

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(i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States (or Canada or any province thereof) as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2 Statements. Agent shall render to Borrower Agent each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Borrower Agent of any specific exceptions of Borrower Agent thereto within thirty (30) days after the date such statement has been received by Parent. Until such time as Agent shall have rendered to Borrower Agent a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

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6.3 Collection of Accounts.

(a) Borrowers and Guarantors shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers and Guarantors shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time. Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Parent or Borrowers as Borrower Agent may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that either: (i) an Event of Default shall exist or have occurred and be continuing, or (ii) Excess Availability is less than $20,000,000. Agent shall send to Borrower Agent a copy of any such written instruction sent by Agent to the depository bank promptly thereafter. In the event that at any time after Agent has instructed such depository banks to transfer such funds to the Agent Payment Account, each of the conditions set forth in clauses (i) and (ii) above do not exist or have not occurred and are not continuing for a period of thirty (30) consecutive days, upon Borrower Agent’s written request received by Agent within five (5) Business Days after the end of such thirty (30) day period, Agent shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of Parent or a Borrower as Borrower Agent may specify in writing to Agent until such time as Agent is entitled to notify and shall notify the depository bank otherwise as provided above. Borrowers and Guarantors agree that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day.

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(c) Each Borrower and Guarantor and their respective directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments.

(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay principal in respect of Special Agent Advances; fourth, to pay principal in respect of the Loans and to pay or prepay Obligations arising under or pursuant to any Interest Rate Protection Agreements of a Borrower or Guarantor with an Affiliate of Agent (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Interest Rate Protection Agreements) and sixth, to pay or prepay any Obligations arising under or pursuant to Interest Rate Protection Agreements (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower Agent, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans, provided, that, notwithstanding that there are no Prime Rate Loans outstanding, so long as no Default or Event of Default shall exist or have occurred and be continuing, unless Borrower Agent shall direct that such payments be applied to the Eurodollar Rate Loans, Agent shall not apply such payments to Eurodollar Rate Loans but shall in such circumstances hold such funds as cash collateral up to $5,000,000 before applying such payments to the Eurodollar Rate Loans and only apply any payments thereafter to the Eurodollar Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral. Such cash collateral shall constitute part of the Collateral. Such cash collateral shall be held by Agent in an account designated by Agent for such purposes in its books and records and may be commingled with Agent’s own funds. Borrowers shall receive a credit on a monthly basis to their loan accounts maintained by Agent on the funds so held by Agent at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate (adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs) as calculated by Agent. So long as no Default or Event of Default shall exist or have occurred and be continuing and the aggregate amount of the Excess Availability of Borrowers is more than $1.00 after giving effect thereto, amounts received by Agent from Borrowers pursuant to the foregoing which are not applied to the Obligations or are not held as cash collateral pursuant to the provisions of this Section 6.4 shall, upon the request of Borrower Agent received by Agent be remitted to Borrower Agent or as Borrower Agent may direct in accordance with the terms hereof.

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(b) At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent.

(c) Any and all payments by or on behalf of any Borrower or Guarantor hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4 hereof, free and clear of and without deduction for any and all Taxes, excluding (i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a “Transferee”) and (ii) franchise or similar taxes imposed on or determined by reference to the net income of any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located. In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(d) If any Borrower or Guarantor shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) such Borrower or Guarantor shall make such deductions and withholdings;

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(iii) such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) to the extent not paid to Agent and Lenders pursuant to clause (i) above, such Borrower or Guarantor shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(e) Within thirty (30) days after the date of any payment by any Borrower or Guarantor of Taxes or Other Taxes, upon Agent’s request, such Borrower or Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(f) Borrowers will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be). If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from any Borrower or Guarantor hereunder, so long as no Default or Event of Default shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers or Guarantors under this Section 6.4 with respect to the Taxes or Other Taxes giving rise to such refund). If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by Borrowers or Guarantors pursuant to this Section 6.4, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by Lender and net of all expenses related thereto, to the Loans. If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Borrower Agent’s request and at Borrowers’ expense, provide such documents to Borrower Agent in form and substance reasonably satisfactory to both Borrower Agent and Agent, as Borrower Agent may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Agent, have a reasonable likelihood of resulting in any liability of Agent or any Lender).

(g) If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

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6.5 Authorization to Make Loans.

(a) Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower Agent or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Miami time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

(b) Borrower Agent or any Borrower may from time to time request that proceeds of Loans be disbursed directly to the deposit accounts of any Guarantor. Any such proceeds of Loans disbursed to PEI Licensing or Jantzen Apparel, as the case may be, shall first be deemed payments by Borrowers to PEI Licensing or Jantzen Apparel, as the case may be, in respect of the obligations of such Borrower to such persons in connection with the Intellectual Property owned by such persons licensed to Borrowers. Agent and Lenders are authorized to so disburse proceeds of the Loans. Agent may from time to time, at its option, transfer such of the Loans or Letter of Credit Accommodations (or Reserves related thereto) in the loan account of a Borrower to the loan account of the other Borrower, so that any Loans or Letter of Credit Accommodations maintained in the loan account of the one Borrower in excess of the Borrowing Base of such Borrower shall be deemed Loans or Letter of Credit Accommodations to the other Borrower.

6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower or Guarantor pursuant to the provisions hereof shall be used by such Borrower or Guarantor only for general operating, working capital and other proper corporate purposes of such Borrower or Guarantor not otherwise prohibited by the terms hereof (including for the funding of certain acquisitions permitted hereunder). None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security (other than open-market repurchases of the common stock of Parent for cancellation) or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

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6.7 Appointment of Borrower Agent as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower and Guarantor hereby irrevocably appoints and constitutes Borrower Agent as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Borrower Agent or a Borrower or Guarantor (including bank accounts of PEI Licensing or Jantzen Apparel with proceeds of Loans for application to the obligations of Borrowers to PEI Licensing or Jantzen Apparel in respect of royalties payable to them for Intellectual Property licensed by PEI Licensing or Jantzen Apparel to Borrowers) or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Borrower Agent may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Borrower Agent hereby accepts the appointment by Borrowers to act as the agent of Borrowers and Guarantors pursuant to this Section 6.7.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Borrower Agent as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Borrower Agent shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Borrower Agent as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of the Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

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6.9 Sharing of Payments, Etc.

(a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Borrower Agent and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

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6.10 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Miami time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Miami time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Miami time on the same Business Day and if received by a Lender after 12:00 p.m. Miami time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Miami time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

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(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to a Borrower (or Borrower Agent for the benefit of such Borrower or any Guarantor) pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower Agent of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower Agent’s receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender’s behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a “Defaulting Lender”. Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

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(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.11 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i) as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof) or more frequently as Agent may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, a summary report of the value of inventory by location, sales made, collections received and credit memos issued for such period and any Factor Receivables, together with such supporting documentation and detail with respect thereto, as Agent may reasonably request;

(ii) as soon as possible after the end of each month (but in any event within twenty-five (25) days after the end thereof), on a monthly basis or more frequently as Agent may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, a borrowing base certificate (as defined below) setting forth the calculation of the Borrowing Base of each Borrower as of the last Business Day of the immediately preceding period as to the Accounts and Inventory duly completed and executed by the chief financial officer, treasurer, controller or other senior financial officer of Borrower Agent, together with such supporting documentation and detail with respect thereto, as Agent may reasonably request;

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(iii) as soon as possible after the end of each month (but in any event within twenty-five (25) days after the end thereof), on a monthly basis or more frequently as Agent may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Eligible Inventory and the value thereof at any leased locations and at premises of warehouses or other third parties (or if any Inventory that is not Eligible Inventory having a value of more than $250,000 is at any such leased location or third party location, then including such Inventory and the value thereof in such report) and specifically the Inventory purchased with the Letter of Credit Facilities or otherwise constituting Letter of Credit Issuer Priority Collateral and including the amounts of Inventory using Intellectual Property that is licensed by Borrowers other than from PEI Licensing or Jantzen Apparel or otherwise not owned by them), (C) agings of accounts receivable (together with a reconciliation to the previous month’s aging and general ledger), (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral and amounts due to licensors or other owners of Intellectual Property used by any Borrower or Guarantor, other than to PEI Licensing or Jantzen Apparel), and (E) the undrawn amounts under letters of credit issued under the Letter of Credit Facilities, identified by Letter of Credit Issuer;

(iv) upon Agent’s reasonable request, such reasonable samples of the following as Agent may specify: (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor;

(v) such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b) Nothing contained in any borrowing base certificate shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any borrowing base certificate and as determined by Agent in good faith, the determination of Agent shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any borrowing base certificate. The term “borrowing base certificate” used in this Section 7.1 shall mean a certificate substantially in the form of Exhibit C hereto, as such form may from time to time be reasonably modified by Agent which is duly completed (including all schedules thereto) and executed by the chief financial officer, treasurer, controller or other senior financial officer of Borrower Agent and delivered to Agent.

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(c) If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2 Accounts Covenants.

(a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower’s performance of any of its material obligations to any material account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any material account debtor, or any material disputes with material account debtors or any Factor, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any material account debtor and (iii) any event or circumstance which, to any Borrower’s or Guarantor’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts or Eligible Factor Receivables. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its current practices and policies as of the date hereof and as set forth in the schedules delivered to Agent pursuant to Section 7.1(a)(i) or 7.1(a)(ii) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its current practices and policies as of the date hereof and as set forth in the schedules delivered to Agent pursuant to Section 7.1(a)(i) or 7.1(a)(ii) above, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

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(c) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, in a manner substantially consistent with the current customary practices of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct a physical count of the Inventory, either through periodic cycle counts or otherwise so that all Inventory is subject to such counts at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory (whether pursuant to a cycle count or otherwise) shall supply Agent with a report in the form and with such reasonable specificity as may be satisfactory to Agent concerning the results of such count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period (or if at any time the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000, then two (2) times in any twelve (12) month period), but at any time or times as Agent may request on or after an Event of Default or at any time as Agent may request at its expense (for the account of Lenders), deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Borrower Agent to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

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7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrowers and Guarantors shall use the Equipment and Real Property with reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (c) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (d) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business, to sell or dispose of Equipment as permitted by Section 9.7(b)(ii) hereof or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

7.5 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at all times that Agent has exercised its right to instruct the depository banks at which Blocked Accounts are maintained to transfer funds to the Agent Payment Account as provided in Section 6.3 hereto (or at any time that any item of payment referred to below may be received by Agent or any Lender), to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, and (c) at any time to (i) endorse such Borrower’s or Guarantor’s name upon any of the following that may then be in the possession or control of Agent (or its affiliates) or any Lender: chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (ii) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (iii) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

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7.6 Right to Cure. Agent may, at its option, upon notice to Borrower Agent, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that adversely affects Collateral in any material respect having a value of more than $2,000,000, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or adversely affects in any material respect the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7 Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Borrower Agent, or at any time and without notice to Borrower Agent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

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SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company duly organized and in good standing under the laws of its state, province or other jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company, as applicable, and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets outside of the ordinary course of business, except as set forth in the Information Certificate.

(b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

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(c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral (other than the Senior Note Priority Collateral and the Letter of Credit Issuer Priority Collateral) and valid and perfected second priority liens and security interests in and upon the Senior Note Priority Collateral and the Letter of Credit Issuer Priority Collateral, subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

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8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Guarantors are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses.

(b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to any Borrower’s or Guarantor’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

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(c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

8.9 Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending, or to any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

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8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11 Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To any Borrower’s and Guarantor’s knowledge, no Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other intellectual property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other intellectual property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor is subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

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8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

(b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock (including membership interests as to limited liability companies) of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares or membership interests and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares or membership interests or securities convertible into or exchangeable for such shares.

(c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor (other than Parent) are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

(d) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

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8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered to Agent on or before the date hereof true, correct and complete copies of such Material Contracts that are in written form. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16 Payable Practices. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

8.17 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

8.18 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

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SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its existence as a corporation or limited liability company, as applicable, and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on in all material respects the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted in Section 9.7 hereto; provided, that, PEI Licensing and Jantzen Apparel may from time to time in the ordinary course of business consistent with current practices and policies determine not to maintain certain licenses of trademarks owned by it to third parties or not to maintain certain trademark registrations in each case to the extent permitted under Section 9.7 hereof or not to maintain certain licenses of trademarks owned by third parties to a Borrower or Guarantor to the extent permitted under Section 9.18 hereof.

(b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Borrower Agent of such proposed change in its corporate or limited liability company name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation (or certificate of formation, as the case may be) of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Borrower Agent of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States provided such Borrower or Guarantor (a) gives Agent five (5) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority.

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(b) Borrowers and Guarantors shall give written notice to Agent immediately upon any Borrower’s or Guarantor’s receipt of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is any material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

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9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

9.5 Insurance. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated (including self-insurance). Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer (including as to insurance other than with respect to loss or damage to Collateral, self-insurance as to form, amount, coverage and administrator reasonably satisfactory to Agent). Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine. Upon application of such proceeds to the Loans, Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

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9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrowers and Guarantors shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month (except that, in the case of any fiscal month that is the last month of a fiscal quarter, forty-five (45) days after the end of such month), monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit D hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.17 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

(b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $5,000,000 or which can reasonably be expected to result in any material adverse change in any Borrower’s or Guarantor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $5,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

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(d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrower Agent to Agent or such Lender in writing.

9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

(i) sales of Inventory in the ordinary course of business,

(ii) the sale or other disposition of worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor so long as all proceeds of such sales or other dispositions are paid to Agent for application to the Obligations, and

(iii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor, including the issuance of shares of the Capital Stock of Parent pursuant to a public or private offering, after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold (and if in a public offering, then specifying the same or in a private offering to multiple parties where such parties are not known, then specifying the same), the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend, modify or supplement any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way limit or restrict the arrangements of Borrowers and Guarantors with Agent and Lenders, (D) except as Agent may otherwise agree in writing or as is otherwise permitted in Section 9.9(f)(v) and Section 9.9(g)(v) hereof, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine (but as to any Eurodollar Rate Loans then outstanding, subject to the terms of Section 6.4(a) with respect to the application of payments to such Eurodollar Rate Loans) and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

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(iv) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan (including the issuance of shares of Parent’s common stock upon the exercise by directors or employees of such options) or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v) the grant by any Borrower or Guarantor of a non-exclusive license or an exclusive license after the date hereof to any person (other than another Borrower or Guarantor) for the use of any Intellectual Property consisting of trademarks owned by such Borrower or Guarantor; provided, that, as to any such license, each of the following conditions is satisfied: (A) within forty-five (45) days after the end of each fiscal quarter or more frequently from time to time as Agent may reasonably request, Borrowers and Guarantors shall provide to Agent a list of the licenses then in effect, together with such other information with respect thereto as Agent may reasonably request, (B) each such license shall be on commercially reasonable prices and terms in a bona fide arms’-length transaction, (C) such license shall only be for the use of trademarks in the manufacture, distribution or sale of products outside the United States of America and Canada or if such license is for the use of such trademarks in the manufacture, distribution or sale of products within the United States of America or Canada, at Agent’s option, any Inventory bearing the trademark that is subject to such license or for which such trademark is used in the manufacture, distribution or sale thereof shall cease to be Eligible Inventory to the extent that it can no longer be sold using such trademark or in the reasonable determination of Agent, is not reasonably anticipated to be sold during the remaining period that such Borrower or Guarantor may use such trademark prior to the termination of its rights to do so in accordance with the terms of the applicable agreement (and after giving effect to the reduction in the Borrowing Base as a result of such Inventory ceasing to be Eligible Inventory, the aggregate amount of the Excess Availability of Borrowers shall be not less than $5,000,000), (D) upon Agent’s reasonable request, Borrowers and Guarantors shall deliver to Agent true, correct and complete copies of such agreements, documents and instruments in connection with such license as Agent may reasonably specify, and (E) at the time of the grant of the license and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

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(vi) the licensing by a Borrower or Guarantor of Intellectual Property owned by it to another Borrower or Guarantor; provided, that, as to any such license: (A) any rights of such Borrower or Guarantor shall be subject to the rights of Agent in such Intellectual Property (including the rights of Agent to use such Intellectual Property upon an Event of Default), and (B) such license shall not impair, hinder or otherwise adversely affect the rights of Agent;

(vii) the abandonment or cancellation of trademarks or the failure to maintain or not renew, or the allowing to lapse of, any trademarks as registered under the laws of any country which are not material and are no longer used or useful in any material respect in the business of any Borrower, Guarantor or their Subsidiaries and does not appear on or is otherwise not affixed to or incorporated in any Inventory or Equipment or necessary in connection with the Records and Borrowers and Guarantors have determined in good faith in the ordinary course of its business that such trademark being abandoned or cancelled, or not maintained or renewed, or allowed to lapse, as the case may be, under the laws of the jurisdiction of any country does not have a value in excess of $100,000 as to such trademark in such country;

(viii) the existing licenses of trademarks owned by a Borrower or Guarantor to a person that is not a Borrower or Guarantor set forth on Schedule 9.7(b) hereto; provided, that, as to each such license: (A) Agent shall have received true, correct and complete copies of all agreements relating to such license arrangements and such other information with respect thereto as Agent may reasonably request from time to time and (B) in no event shall any Borrower or Guarantor amend or change such arrangements so as to limit or impair the rights of any Borrower or Guarantor (or Agent) to use the trademarks subject to such license arrangements or to increase or create any liabilities of any Borrower or Guarantor in connection with such license arrangements;

(ix) the sale and assignment by a Borrower to a Factor of Accounts of such Borrower, in accordance with the terms and conditions of the Factoring Agreements of such Borrower with such Factor; provided, that, (A) Agent shall have received true, correct and complete copies of all of the Factoring Agreements and all related agreements, documents and instruments (and as to any Factoring Agreements entered into after the date hereof, the terms and conditions shall be reasonably satisfactory to Agent), (B) in no event shall the aggregate face amount of all Accounts sold by Borrowers to Factors outstanding at any one time exceed $5,000,000, (C) Agent shall have received in reasonable detail a report of the Accounts to be so sold and assigned to the Factor and the date of any such sale and assignment not less than every two (2) weeks or more frequently as Agent may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $20,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, (D) as of the date of any such sale and assignment and after giving effect thereto (including giving effect to the reduction in the Borrowing Base of the Borrower making such sale and assignment as a result thereof), the aggregate amount of the Excess Availability of Borrowers plus the Excess Cash shall be not less than $15,000,000, (E) Agent shall have received a Factoring Assignment Agreement in form and substance satisfactory to Agent duly authorized, executed and delivered by each Factor, Borrowers and Guarantors, (F) Borrowers and Guarantors shall not obtain any advance payments from a Factor in respect of Accounts to be sold or assigned or any loans or other advances or other financial accommodations and the only Indebtedness of Borrowers and Guarantors to a Factor, contingent or otherwise, shall consist of the commissions and other fees and charges of such Factor under the terms of the Factoring Agreements, (G) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any of the Factoring Agreements or any related agreements, documents and instruments, except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or to reduce any rates, commissions or fees in connection therewith, (H) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of any Borrower or Guarantor to enter into a new Factoring Agreement after the date hereof, which notice shall set forth in reasonable detail, the name and address of the proposed Factor, the proposed rates, commissions and fees, and the maturity date with respect thereto, together with such other information with respect thereto as Agent may reasonably request and any Factor pursuant to such new Factoring Agreement shall be reasonably acceptable to Agent, and (I) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such arrangements with a Factor either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be,

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(x) the transfer or assignment after the date hereof of license agreements with respect to trademarks owned by Parent, or the right to receive royalties or payments under such license agreements, to Perry Ellis International Group Holdings Limited, a corporation organized under the laws of Ireland and having its principal place of business in the Bahamas, or any other wholly-owned direct or indirect Subsidiary of Parent that is not organized under the laws of the United States of America or Canada, provided, that, (A) as to any such transfer or assignment: (1) Agent shall have received true, correct and complete copies of all agreements relating to such transfer or assignment and such other information with respect thereto as Agent may reasonably request from time to time, (2) in no event shall such arrangements limit or impair the rights of any Borrower or Guarantor (or Agent) to use the trademarks subject to such license arrangements (except in jurisdictions outside the United States and Canada) or create any material liabilities of any Borrower or Guarantor in connection with such license arrangements, (3) as of the date of any such transfer or assignment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (4) the trademarks subject to such licenses shall only be registered under and for use in jurisdictions outside the United States and Canada, (5) such transfer or assignment shall be permitted under the Senior Note Indenture and Borrowers and Guarantors shall have complied with all requirements with respect to such transfer or assignment provided for therein and such transfer and assignment shall not result in the breach of, or constitute a default under, any indenture, agreement or instrument to which any Borrower or Guarantor is a party or by which it or its assets may be bound, and (B) upon the satisfaction of each of the conditions set forth in this clause (x) above as to any such transfer or assignment, upon the written request of Borrower Agent, Agent shall, at Borrowers’ expense, execute and deliver to Borrower Agent a release instrument with respect to the license agreements or rights to be so transferred and assigned in form and substance reasonably satisfactory to Agent, provided, that, (1) the release pursuant to such release instrument shall only be effective immediately prior to the effectiveness of such transfer and assignment and so long as any other party with a security interest, lien or encumbrance with respect to such license agreements or rights to be so transferred and assigned has released and terminated such interests, (2) Agent shall have received evidence that Senior Note Trustee and any other party with a security interest therein has on or before the effectiveness of the release by Agent of such security interest unconditionally executed and delivered to Borrower Agent a release instrument with respect thereto, and (3) if such transfer or assignment is not effective within ten (10) Business Days after the delivery by Agent of such release instrument to Borrower Agent, then Borrower Agent shall promptly return such release instrument to Agent;

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(c) wind up, liquidate or dissolve except that any Guarantor (other than Parent) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor shall be duly and validly transferred and assigned to a Borrower or another Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may reasonably require) and Agent shall have received copies of such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets to of such Guarantor to a Borrower, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(d) agree to do any of the foregoing.

9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a) the security interests and liens of Agent for itself and the benefit of Lenders;

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(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

(f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

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(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings (or similar filings in any foreign jurisdiction) in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings (or similar filings in any foreign jurisdiction) in respect thereof;

(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(j) purchase money security interests of a Letter of Credit Issuer under the Letter of Credit Facility of such Letter of Credit Issuer with a Borrower in the Letter of Credit Issuer Priority Collateral Inventory purchased with the proceeds of a letter of credit issued pursuant to such Letter of Credit Facility, the documents pertaining thereto and any insurance proceeds relating thereto; provided, that, (i) the security interest in any such Letter of Credit Issuer Priority Collateral shall at all times only secure the reimbursement obligations of the Borrower for the letter of credit used to purchase the specific Inventory constituting such Letter of Credit Issuer Priority Collateral, (ii) Agent shall have received a Letter of Credit Intercreditor Agreement from such Letter of Credit Issuer, in form and substance satisfactory to Agent, duly authorized, executed and delivered by such Letter of Credit Issuer, Borrowers and Guarantors and (iii) in no event shall any Letter of Credit Issuer Priority Collateral be included in any report of Inventory provided by any Borrower or Guarantor to Agent as Eligible Inventory and shall in all cases be separately identified in any report of Inventory provided to Agent;

(k) the security interests and liens of each existing Letter of Credit Issuer pursuant to the terms of the Letter of Credit Facility Agreements of Borrowers with each of such Letter of Credit Issuers, as each is in effect on the date hereof, on the assets of Borrowers (other than Letter of Credit Issuer Priority Collateral) consisting of accounts, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property and letter-of-credit rights of Borrowers to secure the Indebtedness of Borrowers to such Letter of Credit Issuer permitted under Section 9.9 hereof, provided, that, (i) such security interests and liens as to all existing and hereafter acquired or arising assets and properties of Borrowers (except to the extent of the purchase money security interests of such Letter of Credit Issuer permitted under clause (j) above) are and shall at all times be subject and subordinate to the security interests and liens of Agent pursuant to the terms of the Letter of Credit Intercreditor Agreement of Agent with such Letter of Credit Issuer and (ii) the Letter of Credit Intercreditor Agreement of Agent with each such Letter of Credit Issuer shall at all times be in full force and effect and each Letter of Credit Issuer shall at all times be in compliance with the terms thereof;

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(l) the security interests and liens of the Senior Note Trustee in the Senior Note Priority Collateral as of the date hereof to secure the Indebtedness of Parent evidenced by the Senior Notes and Senior Note Guarantors under the Senior Note Indenture as to such Indebtedness permitted hereunder, together with the security interests and liens of the Senior Note Trustee arising after the date hereof in trademarks of Borrowers and Guarantors or license agreements or other intangible assets of Borrowers and Guarantors of the same type or category as the Senior Note Priority Collateral to secure such Indebtedness, provided, that, as to any such security interests and liens arising after the date hereof: (i) such Borrower or Guarantor shall be required to grant such security interests or liens under the terms of the Pledge and Security Agreement, dated as of March 22, 2002, by Parent and Senior Note Guarantors in favor of the Senior Note Trustee (as in effect as of the date hereof), (ii) such security interests and liens shall be subject and subordinate in priority to the security interests and liens of Agent in any such trademarks or other intangible assets pursuant to the terms of an intercreditor agreement between Senior Note Trustee and Agent in form and substance satisfactory to Agent, as duly executed, authorized and delivered by Senior Note Trustee and acknowledged and agreed to by Borrowers and Guarantors, (iii) Agent shall have received prior written notice of the intention of Parent or Senior Note Guarantors to grant such security interests or liens and true, correct and complete copies of all agreements, documents and instruments related thereto, together with such other information with respect thereto as Agent may request;

(m) the security interests and liens of Agent for the benefit of the bank or other financial institution that is party to the Interest Rate Protection Agreements to the extent provided for herein and subject to the terms hereof;

(n) the security interests and liens of a Factor in the Factor Priority Collateral to secure the Indebtedness of Borrowers to such Factor permitted under Section 9.9(k) hereof; provided, that, such security interests and liens of the Factors shall be subject to the terms and conditions of the Factor Assignment Agreements;

(o) the security interests in and liens and mortgages upon the Real Property of PE Real Estate located in Seneca, South Carolina arising after the date hereof to secure the Indebtedness of PE Real Estate permitted under Section 9.9(l) hereof;

(p) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations;

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(b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders;

(d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to Loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

(e) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to Interest Rate Protection Agreements or Currency Exchange Agreements; provided, that, such arrangements are either with a Lender or an Affiliate thereof or with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are acceptable to Agent, are not for speculative purposes and such Indebtedness shall be unsecured, except as to obligations under Interest Rate Protection Agreements with a Lender or an Affiliate of a Lender or another financial institution, in each case approved by Agent, to the extent of the security interest of Agent in the Collateral as provided herein;

(f) Indebtedness of Parent evidenced by the Senior Notes as in effect on the date hereof or as permitted to be amended pursuant to the terms hereof, provided, that:

(i) the aggregate amount of such Indebtedness shall not exceed $75,000,000, less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Notes as in effect on the date hereof, provided, that, Borrowers and Guarantors shall give Agent prior written notice of the intention of Parent to issue additional Senior Notes after the date hereof and incur such Indebtedness in excess of the current outstanding principal amount of $57,000,000,

(ii) the Credit Facility is and shall at all times continue to be the “Senior Credit Facility” as such term is defined in the Senior Note Indenture as in effect on the date hereof and is and shall be entitled to all of the rights and benefits thereof under the Senior Note Indenture as in effect on the date hereof,

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(iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that they may make (A) regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Senior Notes and the Senior Note Indenture, in each case as in effect on the date hereof and (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Senior Note Indenture as in effect on the date hereof and earlier to the extent permitted under Section 9.9(f)(v) below,

(iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Senior Notes, the Senior Note Indenture or any related agreements, documents and instruments, except that Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

(v) Borrowers and Guarantors shall not, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness other than at maturity (as set forth in the Senior Note Indenture as in effect on the date hereof or as extended after the date hereof), or set aside or otherwise deposit or invest any sums for such purpose, except that

(A) Borrowers or Guarantors may redeem or purchase all or any part of such Indebtedness, provided, that, as of the date of any such redemption or purchase or any payment in respect thereof and after giving effect thereto, (1) Agent shall have received prior written notice of the intention of Borrowers or Guarantors to so redeem or purchase all or any part of such Indebtedness no later than two (2) Business Days’ prior to any such purchase or redemption, which notice shall specify the time period within which Borrowers or Guarantors will redeem or purchase such Indebtedness (which shall be no earlier than the second Business Day thereafter and no later than five (5) Business Days after the receipt by Agent of the notice), the maximum amount that Borrowers or Guarantors will pay in respect thereof and the range of the principal amount of the Senior Notes Borrowers or Guarantors anticipate will be so redeemed or purchased, (2) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $15,000,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000, and (3) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

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(B) Borrowers or Guarantors may redeem or purchase such Indebtedness with Refinancing Indebtedness with respect thereto to the extent permitted under Section 9.9(p) hereof, and

(C) Borrowers or Guarantors may redeem or purchase such Indebtedness with the proceeds of the issuance and sale of Capital Stock of Parent pursuant to a public or private offering permitted hereunder, provided, that, as of the date of any such redemption or purchase or any payment in respect thereof and after giving effect thereto, (1) Borrowers and Guarantors shall have complied with all of the requirements of Section 9.7(b)(iii) with respect to such issuance and sale of common stock and in addition to such requirements, the notice provided to Agent pursuant thereto shall specify that the proceeds are to be used for the redemption or purchase of such Indebtedness, the maximum amount that Borrowers and Guarantors will pay in respect thereof and the range of the principal amount of the Senior Notes Borrowers and Guarantors anticipate will be so redeemed or purchased, (2) the redemption or repurchase shall be substantially contemporaneous with the issuance and sale of the common stock of Parent pursuant to such public or private offering, (3) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $15,000,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000, and (4) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(vi) Agent shall have received true, correct and complete copies of the Senior Note Indenture (including all amendments and supplemental indentures with respect thereto) and all related agreements, documents and instruments at any time entered into in connection therewith,

(vii) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(g) Indebtedness of Parent evidenced by the Subordinated Notes as in effect on the date hereof or as permitted to be amended pursuant to the terms hereof, provided, that:

(i) the aggregate amount of such Indebtedness shall not exceed $125,000,000, less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Subordinated Notes as in effect on the date hereof, provided, that, Borrowers and Guarantors shall give Agent prior written notice of the intention of Parent to issue additional Subordinated Notes after the date hereof and incur such Indebtedness in excess of the current outstanding principal amount of $100,000,000,

(ii) the Obligations are and shall at all times continue to be “Designated Senior Indebtedness” and “Senior Indebtedness” under the “Senior Credit Facility” as each of such terms is defined in the Subordinated Note Indenture as in effect on the date hereof and are and shall at all times be entitled to all of the rights and benefits thereof under the Subordinated Note Indenture as in effect on the date hereof and there is not, and shall not be, any other “Designated Senior Indebtedness” except with the prior written consent of Agent;

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(iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that they may make (A) regularly scheduled payments of interest and fees, if any, in respect of such Indebtedness when due in accordance with the terms of the Subordinated Notes and the Subordinated Note Indenture as in effect on the date hereof, and (B) payments of principal in respect of such Indebtedness when scheduled to mature in accordance with the terms of the Subordinated Note Indenture as in effect on the date hereof and earlier to the extent permitted under Section 9.9(g)(v) below,

(iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Subordinated Notes, the Subordinated Note Indenture or any related agreements, documents and instruments, except that Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith,

(v) Borrowers and Guarantors shall not, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire all or any part of such Indebtedness other than at maturity (as set forth in the Subordinated Note Indenture as in effect on the date hereof or as extended after the date hereof), or set aside or otherwise deposit or invest any sums for such purpose, except that

(A) Borrowers or Guarantors may redeem or purchase all or any part of such Indebtedness, provided, that, as of the date of any such redemption or purchase or any payment in respect thereof and after giving effect thereto, (1) Agent shall have received prior written notice of the intention of Borrowers to so redeem or purchase all or any part of such Indebtedness no later than two (2) Business Days’ prior to any such purchase or redemption, which notice shall specify the time period within which Borrowers will redeem or purchase such Indebtedness (which shall be no earlier than the second Business Day thereafter and no later than five (5) Business Days after the receipt by Agent of the notice), the maximum amount that Borrower will pay in respect thereof and the range of the principal amount of the Subordinated Notes Borrowers anticipate will be so redeemed or purchased, (2) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $15,000,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000, and (3) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

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(B) Borrowers may redeem or purchase all or any part of such Indebtedness with Refinancing Indebtedness with respect thereto to the extent permitted under Section 9.9(p) hereof,

(C) Borrowers or Guarantors may redeem or purchase such Indebtedness with the proceeds of the issuance and sale of Capital Stock of Parent pursuant to a public or private offering permitted hereunder, provided, that, as of the date of any such redemption or purchase or any payment in respect thereof and after giving effect thereto, (1) Borrowers and Guarantors shall have complied with all of the requirements of Section 9.7(b)(iii) with respect to such issuance and sale of common stock and in addition to such requirements, the notice provided to Agent pursuant thereto shall specify that the proceeds are to be used for the redemption or purchase of such Indebtedness, the maximum amount that Borrowers and Guarantors will pay in respect thereof and the range of the principal amount of the Subordinated Notes Borrowers and Guarantors anticipate will be so redeemed or purchased, (2) the redemption or repurchase shall be substantially contemporaneous with the issuance and sale of the common stock of Parent pursuant to such public or private offering, (3) the aggregate amount of the Excess Availability of Borrowers for each of the immediately preceding ten (10) consecutive days shall have been not less than $15,000,000 and as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000, and (4) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(vi) Agent shall have received true, correct and complete copies of the Subordinated Note Indenture (including all amendments and supplemental indentures with respect thereto) and all related agreements, documents and instruments at any time entered into in connection therewith,

(vii) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(h) Indebtedness consisting of the guarantees by Senior Note Guarantors set forth in the Senior Note Indenture as in effect on the date hereof of the Indebtedness of Parent evidenced by the Senior Notes permitted hereunder;

(i) Indebtedness consisting of the guarantees by Subordinated Note Guarantors set forth in the Subordinated Note Indenture as in effect on the date hereof of the Indebtedness of Parent evidenced by the Subordinated Notes permitted hereunder;

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(j) Indebtedness of Borrowers to each Letter of Credit Issuer under the Letter of Credit Facility of Borrowers with such Letter of Credit Issuer; provided, that, (i) Agent shall have received true, correct and complete copies of all of the Letter of Credit Facility Agreements and all related agreements, documents and instruments, (ii) in no event shall the aggregate amount of all such Indebtedness exceed $60,000,000 outstanding at any time, (iii) Agent shall have received a Letter of Credit Intercreditor Agreement in form and substance satisfactory to Agent duly authorized, executed and delivered by each Letter of Credit Issuer, Borrowers and Guarantors, (iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Letter of Credit Facility Agreements or any related agreements, documents and instruments, except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, (v) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of any Borrower or Guarantor to enter into any new Letter of Credit Facility after the date hereof, which notice shall set forth in reasonable detail, the amount of such Letter of Credit Facility, the name and address of the proposed Letter of Credit Issuer, the proposed rates and fees, and the maturity date with respect thereto, together with such other information with respect thereto as Agent may reasonably request and any Letter of Credit Issuer pursuant to such new Letter of Credit Facility shall be reasonably acceptable to Agent, and (vi) Borrowers and Guarantors shall furnish to Agent all material written notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(k) Indebtedness of Borrowers to Factors consisting of the commissions, fees and other charges payable by Borrowers to Factors under the Factoring Agreements of Borrowers with such Factors; provided, that, such Indebtedness arises in connection with sales and assignments permitted under Section 9.7(b)(ix) hereof;

(l) Indebtedness of PE Real Estate arising after the date hereof pursuant to a mortgage loan in immediately available funds by a financial institution to PE Real Estate based on the value of the Real Property of PE Real Estate located in Seneca, South Carolina, provided, that, as to such Indebtedness, (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of PE Real Estate to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such proposed Indebtedness, the person to whom such Indebtedness is proposed to be owed, the proposed interest rate, schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) Agent shall have received a Collateral Access Agreement with respect to the Real Property subject to the mortgage and lien to secure such Indebtedness from the person to whom such Indebtedness is owed, duly authorized, executed and delivered by such person, in form and substance satisfactory to Agent, (iv) such Indebtedness shall be incurred by PE Real Estate at commercially reasonable rates and terms in a bona fide arm’s length transaction, (v) such Indebtedness shall not be owed to any shareholder, officer, director, agent, employee or other Affiliate of any Borrower or Guarantor, (vi) PE Real Estate shall cause the person to whom such Indebtedness is owed to remit all of the proceeds of the loan giving rise to such Indebtedness directly to Agent for application to the Obligations, (vii) in no event shall PE Real Estate or any other Borrower or Obligor make, or be required to make, payments in respect of the principal balance of such Indebtedness in any twelve (12) consecutive month period that in the aggregate exceed the amount equal to twenty (20%) percent of the original principal amount of such Indebtedness, (viii) the Real Property owned by PE Real Estate in Seneca, South Carolina as of the date hereof, the value of which is the basis for such loan, shall be the only collateral for such Indebtedness, (ix) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, and (x) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

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(m) guarantees by a Borrower or Guarantor of the obligations of a Guarantor arising pursuant to a lease or license by such Guarantor, of real or personal property in the ordinary course of the business of such Guarantor, provided, that, (i) the person issuing such guarantee is permitted hereunder to incur directly the obligation that is being guaranteed and (ii) the aggregate amount of the lease or license payments in any fiscal year that are subject to such guarantee by a Borrower shall not exceed $5,000,000;

(n) contingent Indebtedness owing to the issuers of surety bonds in an aggregate amount not to exceed $100,000 at any time;

(o) Indebtedness consisting of obligations owed by a Borrower or Guarantor in the ordinary course of its business under License Agreements for trademarks owned by third parties with respect to non-refundable, advance or minimum guarantee royalty payments up to $10,000,000 in the aggregate under all such License Agreements payable in any twelve (12) month period;

(p) Indebtedness of Parent arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Section 9.9(b), Section 9.9(f) and Section 9.9(g) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request, (ii) promptly upon Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable, (vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets (or less of such assets) that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) Borrowers and Guarantors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for), and (xii) Borrowers and Guarantors shall furnish to Agent copies of all material notices or demands in connection with Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

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(q) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

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9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash or Cash Equivalents, provided, that, (i) no Loans are then outstanding, except that, notwithstanding that any Loans are outstanding, Borrowers and Guarantors may from time to time in the ordinary course of business consistent with the current practices of Borrowers and Guarantors as of the date hereof make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as such funds and Cash Equivalents are not held more than five (5) Business Days from the date of the initial deposit thereof and do not exceed $5,000,000 at any time) and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing equity investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

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(f) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g) loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that,

(i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

(iii) as to loans by a Borrower to a Guarantor or another Borrower, as of the date of any such loan and after giving effect thereto, Borrower making such Loan shall have Excess Availability of not less than $5,000,000, except as Agent may otherwise agree;

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(h) loans of money or property (other than Collateral) after the date hereof by any Borrower or Guarantor to any Person (other than to a Borrower or Guarantor) or investment after the date hereof by any Borrower or Guarantor by capital contribution in any Person, or the formation or acquisition after the date hereof by any Borrower or Guarantor of any direct wholly-owned Subsidiary of such Borrower or Guarantor after the date hereof organized under the laws of a jurisdiction in the United States of America; provided, that, as to any such loans or investments, or the formation or acquisition of any such Subsidiary, each of the following conditions is satisfied as determined by Agent:

(i) as of the date of any such loan or investment, or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(ii) as of the date of any such loan or investment, or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $15,000,000 for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan or investment or formation or acquisition or any payment in connection therewith and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000,

(iii) the Person receiving such loan or investment or the Subsidiary formed or acquired, as the case may be, shall be engaged in a business related, ancillary or complementary to the business of Borrowers permitted in this Agreement,

(iv) in the case of an investment by capital contribution, at Agent’s option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Agent, together with such stock power, assignment or endorsement as Agent may request, and promptly upon Agent’s request, the Borrower or Guarantor making such investment shall execute and deliver to Agent a pledge and security agreement, in form and substance satisfactory to Agent, granting to Agent a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Agent shall require with respect to Agent’s security interests therein),

(v) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Agent, at Agent’s option, together with an appropriate endorsement, in form and substance satisfactory to Agent,

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(vi) in the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary, as to any such Subsidiary, (A) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance satisfactory to Agent), (1) an absolute and unconditional guarantee of payment of the Obligations, (2) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary, and (3) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent and (B) the Borrower or Guarantor forming such Subsidiary shall (1) execute and deliver to Agent, a pledge and security agreement, in form and substance satisfactory to Agent, granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and (C) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall require with respect to Agent’s security interests therein),

(vii) Agent shall have received (A) not less than ten (10) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent may request;

(i) the purchase by any Borrower or Guarantor of all or a substantial part of the assets or property of any Person located in the United States (other than Capital Stock), provided, that, each of the following conditions is satisfied as determined by Agent in good faith;

(i) as of the date of such purchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) as of the date of any payment in connection with such acquisition and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $15,000,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000,

(iii) Agent shall have received not less than ten (10) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may reasonably request, including (A) the proposed date and amount of the acquisition, (B) a list and description of the assets to be acquired, and (C) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price),

(iv) promptly upon Agent’s request, the Borrower or Guarantor purchasing such assets shall deliver, or cause to be delivered to Agent, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

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(v) the assets and properties being acquired by any Borrower or Guarantor shall be substantially consistent with, and related to, the business of such Borrower or Guarantor permitted in this Agreement,

(vi) the assets acquired by any Borrower or Guarantor shall be free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (other than those permitted in this Agreement) and Lender shall have received evidence satisfactory to it of the same,

(vii) the acquisition by any Borrower or Guarantor of such assets shall not violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any material agreement, document or instrument to which such Borrower, or Guarantor or any Affiliate is a party or may be bound, or result in the creation or imposition of, or the obligation to grant, any lien, charge or encumbrance upon any of the property of such Borrower, or Guarantor or any Affiliate or violate any provision of the certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational documentation of such Borrower or Guarantor,

(viii) such purchase shall be in a bona fide arms’ length transaction with a person that is not an Affiliate of any Borrower or Guarantor,

(ix) no Borrower or Guarantor shall become obligated with respect to any Indebtedness, nor any of its property become subject to any security interest or lien, pursuant to such acquisition unless such Borrower or Guarantor could incur such Indebtedness or create such security interest or lien hereunder or under the other Financing Agreements,

(x) Agent shall have received, in form and substance satisfactory to Agent, (A) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (B) UCC financing statements or other similar registrations required in any foreign jurisdiction), (C) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (D) the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral under the agreements, documents and instruments relating to such acquisition and (E) such other agreements, documents and instruments as Agent may request in connection therewith,

(xi) in no event shall any Accounts or Inventory so acquired by any Borrower pursuant to such acquisition be deemed Eligible Accounts or Eligible Inventory unless and until Agent shall have conducted a field examination with respect thereto (and at Agent’s option, at Borrowers’ expense, obtained an appraisal of such Inventory by an appraiser reasonably acceptable to Agent and in form, scope and methodology reasonably acceptable to Agent and addressed to Agent and upon which Agent is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Agent may obtain pursuant to its rights under Section 7.3 hereof) and then only to the extent the criteria for Eligible Accounts and Eligible Inventory set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in accordance with this Agreement), and upon the request of Agent, the Accounts and Inventory acquired by such Borrower or Guarantor pursuant to such acquisition shall at all times after such acquisition be separately identified and reported to Agent in a manner satisfactory to Agent;

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(j) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such Loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such Loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c) any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower;

(d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $1,000,000;

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(e) Parent may from time to time pay dividends in respect of its outstanding shares of Capital Stock consisting of common stock or repurchase outstanding shares of Capital Stock consisting of its common stock; provided, that,

(i) as of the date of the payment for any such dividend or repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii) as of the date of the payment for any such dividend or repurchase and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $15,000,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $15,000,000,

(iii) such dividend or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor or its or their property are bound,

(iv) such dividend or repurchase shall be paid out of legally available funds therefor, and

(v) Agent shall have received not less than ten (10) Business Days’ prior written notice thereof setting forth in reasonable detail the amount of the dividend or the shares to be repurchased and the amount that Parent anticipates that it will be required to pay for such repurchase and such other information with respect thereto as Agent may request;

9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, and (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent.

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9.13 Compliance with ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on January 31 of each year except that the fiscal year of Supreme Canada shall end on May 31 of each year (provided that upon prior written notice to Agent, the end of the fiscal year of Supreme Canada may be changed to January 31) and (b) fiscal quarters to end on April 30, July 31, October 31 and January 31 of each year except that the fiscal quarters of Supreme Canada shall end on August 30, November 30, February 28 and May 31 of each year (provided that upon prior written notice to Agent, the fiscal quarters of Supreme Canada may be changed to end on April 30, July 31, October 31 and January 31 in connection with the change of the end of its fiscal year to January 31).

9.15 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complementary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make Loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

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9.17 Minimum EBITDA. At any time that the aggregate amount of the Excess Availability of Borrowers is less than $15,000,000, (a) the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the preceding twelve (12) consecutive months (treated as a single accounting period) as of the end of the most recent fiscal month for which Agent or any Lender has received financial statements of Borrowers or Guarantors, shall be not less than $27,500,000 and (b) the EBITDA of Parent and its Subsidiaries (on a consolidated basis) as of the end of the most recent two (2) fiscal months, on a combined basis, for which Agent or any Lender has received financial statements of Borrowers or Guarantors shall be positive.

9.18 License Agreements.

(a) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory, each Borrower and Guarantor shall (i) give Agent not less than ninety (90) days prior written notice of its intention to not renew or to terminate, cancel, surrender or release its rights under any such License Agreement, or to amend any such License Agreement or related arrangements to limit the scope of the right of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement, either with respect to product, territory, term or otherwise, or to increase the amounts to be paid by such Borrower or Guarantor thereunder or in connection therewith (and Agent may establish such Reserves as a result of any of the foregoing as Agent may reasonably determine), (ii) give Agent prompt written notice of any such License Agreement entered into by such Borrower or Guarantor after the date hereof, or any material amendment to any such License Agreement existing on the date hereof, in each case together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may in good request, (iii) give Agent prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by the Borrower or Guarantor that is the licensee or any other party under any such License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and any other notice received or delivered by such Borrower or Guarantor in connection with any such a License Agreement that relates to the scope of the right, or the continuation of the right, of such Borrower or Guarantor to use the Intellectual Property subject to such License Agreement or the amounts required to be paid thereunder.

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(b) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Borrower or Guarantor and that is affixed to or otherwise used in connection with the manufacture, sale or distribution of any Inventory, at any time an Event of Default shall exist or have occurred and be continuing or if after giving effect to any Reserves, or the reduction in the applicable Borrowing Base as a result of Eligible Inventory using such licensed Intellectual Property ceasing to be Eligible Inventory, the aggregate amount of the Excess Availability of Borrowers is less than $5,000,000, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, subject to and in accordance with the terms of such License Agreement. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

9.19 Costs and Expenses. Borrowers and Guarantors shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees or other registrations or filing fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $750 per person per day); and (g) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

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9.20 Further Assurances. At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower fails to pay any of the Obligations within three (3) Business Days after when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.13, 9.14, 9.15, 9.16 and 9.18 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above, provided, that, in the case of any failure to comply with the second sentence of Section 9.5 hereof, such failure continues for a period of ten (10) Business Days after written notice thereof by Agent to Borrower Agent;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

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(c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform in any material respect any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $5,000,000 in any one case or in excess of $5,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $5,000,000;

(e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

(f) any Borrower or Obligor makes an assignment for the benefit of creditors or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

(i) any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

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(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any material provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $5,000,000;

(l) any Change of Control;

(m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $5,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(n) there shall be a material adverse change in the business, assets or prospects of any Borrower or Obligor after the date hereof; or

(o) there shall be an event of default under any of the other Financing Agreements.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

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(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) terminate the Commitments and this Agreement.

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private dispositions at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public disposition, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower Agent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent’s reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

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(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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(f) Subject to those terms and conditions of any applicable License Agreement as to trademarks licensed by a Borrower or Guarantor from a third party, for the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Nothing contained herein shall limit the application of 679.4081 of the UCC or Section 9-408 of the Uniform Commercial Code of any other applicable jurisdiction to the terms of any License Agreement.

(g) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

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SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

(b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Miami-Dade County, Florida and the United States District Court for the Southern District of Florida, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Borrower Agent on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

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(d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

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11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

(iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

(v) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

(vi) amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or

(vii) increase the advance rates constituting part of the Borrowing Base, without the consent of Agent and all of Lenders.

(b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Congress shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Congress of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Congress or such Eligible Transferee as Congress may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Congress shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Congress, or such Eligible Transferee specified by Congress, shall pay to the Non-Consenting Lender the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

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(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

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11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made pursuant to the Currency Exchange Convention at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate pursuant to the Currency Exchange Convention prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers and Guarantors will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers and Guarantors shall indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent or any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order. The term “Currency Exchange Convention” as used herein shall mean the procedure used by Agent to value in US Dollars (i) the obligations or assets of Borrower or Guarantor that are originally measured in Canadian Dollars and (ii) any other amount expressed in Canadian Dollars or any other currency, other than US Dollars, in each case by using the spot price for the purchase of US Dollars with Canadian Dollars (or such other currency) provided to Agent by the Reference Bank (or such other bank as Agent may specify for such purpose) for the immediately preceding Business Day.

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SECTION 12. THE AGENT

12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

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12.3 Events of Default.

(a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders and Borrower Agent. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Agent as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

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12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders hereunder or which is reasonably requested by a Lender and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8 Additional Loans. Agent shall not make any Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Bases of Borrowers, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to ten (10%) of the Maximum Credit outstanding at any time and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations.

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12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and such report with respect to the Borrowing Base prepared by Agent or prepared by Borrowers or Guarantors and provided to Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”);

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

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12.11 Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of ten (10%) percent of the Maximum Credit outstanding at any time or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower Agent or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000, or (v) if required or permitted under the terms hereof or under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

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(c) Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

13.1 Term.

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the “Renewal Date”), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, except as Agent and Borrower Agent may otherwise agree, in the event that the term of this Agreement shall continue for any additional year after the date three (3) years from the date hereof, Borrowers and Guarantors shall pay to Agent an extension fee in the amount of one-sixth (1/6%) percent of the Maximum Credit which fee shall be earned and payable in full on the date that is three (3) years from the date hereof in respect of the extension for each year after the Renewal Date. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements effective on the Renewal Date or any anniversary of the Renewal Date in any year by giving to Borrower Agent at least sixty (60) days prior written notice. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon any effective date of termination of the Financing Agreements (including the Renewal Date), Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower Agent for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Miami time.

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(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as reasonably determined by Agent.

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(g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including", the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) All references to the term “knowledge” used herein when applicable to any Borrower or Guarantor shall mean the actual knowledge of any officer, director, agent or employee of a Borrower or Guarantor or constructive knowledge of such facts that such person should have known in the course of the performance of their respective duties on behalf of a Borrower or Guarantor but without requiring specific inquiries as to the applicable circumstances as to a representation or warranty set forth herein each time such representation or warranty is made or deemed made hereunder.

(k) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(l) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(m) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(n) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

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13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	Perry Ellis International, Inc. 3000 NW 107/th/ Avenue Miami, Florida 33172 Attention: Ms. Rosemary B. Trudeau Telephone: 305-592-2830 Telecopy: 305-594-2307

with a copy to:	Broad and Cassel 201 S. Biscayne Boulevard Suite 3000 Miami, Florida 33131 Attention: Dale S. Bergman, Esq. Telephone: 305-373-9400 Telecopy: 305-373-9443

If to Agent:	Congress Financial Corporation (Florida) 777 Brickell Avenue Miami, Florida 33131 Attention: Ms. Kerry Maxwell Telephone No.: 305-371-6671 Telecopy No.: 305-371-9456

13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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13.5 Confidentiality.

(a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

(b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Borrower Agent of such request so that Borrower Agent may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s expenses, cooperate with Borrower Agent in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower Agent so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

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13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7 Assignments; Participations.

(a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

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(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

126

(g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

127

IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT		BORROWERS

CONGRESS FINANCIAL CORPORATION		SUPREME INTERNATIONAL, INC.
(FLORIDA), as Agent

By:		By:
Title:	Title:

JANTZEN, INC.

By:
Title:

LENDERS

CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:
Title:
Commitment: $

Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

GUARANTORS

PERRY ELLIS INTERNATIONAL, INC.
PEI LICENSING, INC.
JANTZEN APPAREL CORP.
SUPREME REAL ESTATE I, LLC
SUPREME REAL ESTATE II, LLC
SUPREME REALTY, LLC
BBI RETAIL, L.L.C.
PERRY ELLIS REAL ESTATE CORPORATION

By:
Title:

SUPREME MUNSINGWEAR CANADA INC.

By:
Title:

EXHIBIT A

to

LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                     , 200     is made between                                          (the “Assignor”) and                                          (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Supreme International, Inc. and Jantzen, Inc. (collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated October __, 2002, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed the principal amount of $                     at any time outstanding (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                     (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be              (    %) percent.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $            .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $             (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $            , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of              and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be             , 200     (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrower Agent and Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrower Agent and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA.

Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Miami-Dade County, Florida over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Florida State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                , 20

Attn.:

Re:

Ladies and Gentlemen:

Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make Loans and advances and provide other financial accommodations to Supreme International, Inc. and Jantzen, Inc. (collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated October __, 2002, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                              (the “Assignor”) to                              (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to              (    %) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $                    , as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A) Notice address:

Assignee name:
Address:

Attention:
Telephone:
Telecopier:

(B) Payment instructions:

Account No.:
At:

Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

CONGRESS FINANCIAL CORPORATION (FLORIDA), as Agent

By:
Title:

EXHIBIT B

INFORMATION CERTIFICATE

OF

PERRY ELLIS INTERNATIONAL, INC

AND ITS SUBSIDIARES

Dated: October 1, 2002

Congress Financial Corporation (Florida), as Agent

777 Brickell Avenue

Miami, Florida 33131

In connection with certain financing provided or to be provided by Congress Financial Corporation (Florida) in its capacity as agent acting for and on behalf of certain lenders (in such capacity, “Agent”) and such lenders (collectively, “Lenders”), each of the undersigned (individually, a “Company” and, collectively, the “Companies”) jointly and severally represents and warrants to Agent and Lenders the following information about it, its organizational structure and other matters of interest to Agent and Lenders:

1.	The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

See Exhibit A hereto.

2.	Each Company uses and owns the following trade name(s) in the operation of its business (e.g. billing, advertising, etc.; note: do not include names which are product names only):

Company	Trade Names

N/A	N/A

3.	Each Company is a registered organization of the following type (for example, corporation, limited partnership, limited liability company, etc.):

Company	Type

See Exhibit A hereto.

4.	Each Company was organized on the date indicated for such company below, under the laws of the State indicated below for such Company, and each Company is in good standing under the laws of such State.

Company	Date of Organization	Jurisdiction of Organization

See Exhibit A hereto.

5.	The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate “none”):

Company	Date of Organization	Jurisdiction of Organization

See Exhibit A hereto.

6.	The Federal Employer Identification Number of each Company is as follows:

Company	Date of Organization	Jurisdiction of Organization

See Exhibit A hereto.

7.	Each Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

Company	Jurisdiction

See Exhibit A hereto.

8.	Since the date of its organization, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Company	Date of Change	Prior Name

In June 1999, Supreme International Corporation changed its name to Perry Ellis International, Inc., a Florida corporation.

9.	In the last five years, Perry Ellis International, Inc. (“Perry Ellis”) has made or entered into the following mergers or acquisitions in excess of $1.0 million:

i.	In March 2002, Perry Ellis acquired the Jantzen business pursuant to an asset purchase agreement from subsidiaries of VP Corporation for approximately $24.0 million.

ii.	In November 2000, Perry Ellis acquired various trademarks, including the Mondo di Marco® trademark from the bankruptcy estate of Mondo, Inc. for $1.75 million.

iii.	In July 2000, Perry Ellis acquired the Pro-Player, Artex, Fun Gear and Salem Sportswear from the bankruptcy estate of Fruit of the Loom, Inc. for approximately $1.30 million.

iv.	In April 1999, Perry Ellis acquired Perry Ellis International, Inc., a New York corporation, pursuant to a stock purchase agreement for approximately $75.0 million from The PEI Trust.

v.	In March 1999, Perry Ellis acquired the John Henry, Manhattan and Lady Manhattan trademarks and certain manufacturing equipment pursuant to a purchase agreement for $27.0 million from Salant Corporation, Frost Bros. Enterprises, Inc. and Maquiladora Sur, S.A. de C.V.

10.	The chief executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 8.2 hereto.

11.	The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 8.2 hereto.

12.	Each Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for such Company on Schedule 8.2 hereto.

13.	The places of business or other locations of any assets used by each Company during the last four (4) months other than those listed above are as indicated for such Company on Schedule 8.2 hereto.

14.	Each Company’s assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 8.4 hereto.

15.	There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates or any of its officers/principals, except as set forth on Schedule 8.6 hereto.

16.	Each Company is in compliance with all environmental laws applicable to its business or operations except as set forth on Schedule 8.8 hereto.

17.	No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 8.10 hereto for the purposes and of the types indicated therein.

18.	No Company owns or licenses any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 8.11 hereto (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

19.	Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.12 hereto.

20.	The names of the stockholders (or members or partners, including general partners and limited partners) of each Company and their holdings are as set forth on Schedule 8.12 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

21.	No Company is a party to or bound by an collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 8.13 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

22.	No Company is a party to or bound by any “material contract” except as set forth on Schedule 8.15 hereto. For this purpose a “material contract” means any contract or other agreement, written or oral, of such Company required to be filed with the Securities and Exchange Commission.

23.	No Company has any “indebtedness” except as set forth on Schedule 9.9 hereto. For this purpose, the term “indebtedness” means any liability, whether or not contingent, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Company or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Company in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); all obligations as lessee under leases which have been, or should be, in accordance with generally accepted accounting principles recorded as capital leases; any contractual obligation, contingent or otherwise, of such Company to pay or be liable for the payment of any indebtedness described in this definition of another party, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; all reimbursement obligations and other liabilities of such Company with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances or similar documents or instruments issued for such Company’s account; and all indebtedness of such Company in respect of indebtedness of another party for borrowed money or any consensual Men, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Company, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Company, all as of such time.

24.	No Company has made any loans or advances or guaranteed or otherwise become liable for the obligations of any others, except as set forth on Schedule 9.10 hereto.

25.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

None.

26.	No Company has any commercial tort claims, except as follows:

1) All tort claims against Premium Wear, Inc. and New England Business Services, Inc. arising in connection with certain Munsingwear trademarks and licenses.

2) All tort claims against Campers World, Eagle Industries, Aris Industries, Inc. and others arising in connection with the infringement of the Perry Ellis America trademark.

3) *

4) All tort claims against Premier Designer Accessories, Inc. arising in connection with Premier’s failure to pay licensing royalties to Debtor.

27.	There is no provision in the certificate of incorporation, certificate of formation, articles of organization, by-laws or operating agreement of any Company (as applicable) or the other organizational documents of such Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any subsidiary. Such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner that is the signatory hereto, or in the case of a limited liability company, the manager that is the signatory hereto).

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

28.	The officers of each Company and their respective titles are as follows:

See Exhibit A hereto.

The following will have signatory powers as to all transactions of each Company with Lender:

George Feldenkreis, Oscar Feldenkreis, Timothy B. Page and Rosemary B. Trudeau

29.	The members of the Board of Directors of each Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are:

See Exhibit A hereto.

30.	At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes).

31.	Certified Public Accountants for each Company is the firm of:

Name: Deloitte & Touche

Address: 200 South Biscayne Boulevard, Miami, Florida 33131

Partner Handling Relationship: Carlos Sabater

Were statements uncertified for any fiscal year? No

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and each of the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company for which he or she is signing.

Very truly yours,

PERRY ELLIS INTERNATIONAL, INC.

By:
Rosemary B. Trudeau, Vice President - Finance

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

A.	Company: Perry Ellis International, Inc. and Its Subsidiaries

1.	Chief Executive Office

3000 N.W. 107th Avenue, Miami, Florida 33172

2.	Location of Books and Records

3000 N.W. 107th Avenue, Miami, Florida 33172

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/ Third Party*	Name/Address of Lessor or Third Party, as Applicable	Perry Ellis entity with Operations

3000 N.W. 107th Avenue Miami, Florida 33172	Owned	—	Supreme

411 N.E. 19th Avenue Portland, Oregon 97232	Leased	Jantzen, Inc. 411 N.E. 19th Avenue Portland, Oregon 97323	Jantzen

101 Mountain View Drive Seneca, South Carolina 29672	Owned	—	Jantzen/ Supreme

1411 Broadway, 24th Floor New York, New York 10018	Leased	Trizechan-Swig LLC	Jantzen

777 N.W. 72nd Avenue Miami, Florida 33126	Leased	Miami International Mart Realty, Inc.	Supreme

*	Indicate in this column next to applicable address whether the location is owned by each Company, leased by each Company or owned and operated by a third party (e.g., warehouse, processor, consignee, etc.).

Address	Owned/Leased/ Third Party*	Name/Address of Lessor or Third Party, as Applicable	Perry Ellis entity with Operations

5905 Kennedy Road Mississauga, Ontario Canada L4Z263	Third Party	Steele Imports	Supreme Canada

25 West 39th Street New York, New York 10018	Leased	Tommy Hilfiger U.S.A., Inc.	Supreme/PEI Licensing

One 20th Street Paris, Kentucky 40361	Third Party	Kentucky Textiles, Inc.	Jantzen

14760 Don Julian City of Industry, California 91746	Third Party	Third Party Enterprises, Inc.	Supreme

2423 East Firestone Blvd. Southgate, California 90280	Third Party	Service Connection, Inc.	Supreme

7525 N.W. 48th Street Miami, Florida 33166	Leased	George Feldenkreis	Supreme

4810 N.W. 74th Avenue Miami, Florida	Leased	George Feldenkreis	Supreme

4.	Locations of Assets in Prior 4 Months not Listed Above

None.

SCHEDULE 8.4

to

INFORMATION CERTIFICATE

Existing Liens*

Name of Company	Name of Secured Party	Description Of Collateral	File No. of Financing Statement/Jurisdiction (Optional)

Jantzen, Inc.	105 Capital	Color Copier	44337 / Oregon

	VISY Recycling, Inc.	Ballor VG-HDP Ballor MP7245	1203258 / South Carolina

Supreme International, Inc.	Ikon Office Solutions, Inc.	See attachment 8.4(a)	9800000280685 / Florida

Jantzen Apparel Corp.	State Street Bank and Trust Company	See attachment 8.4(b)	20760276 / Delaware

Supreme Realty, LLC	State Farm Life Insurance Company	See attachment 8.4(c)	200201586442 / Florida

		Same as Florida filing	20501/3266 Miami-Dade, Florida

Perry Ellis International, Inc.	HSBC Bank USA	All personal property owned or hereinafter acquired	200200151000 / Florida

	State Street Bank and Trust Company	See attachment 8.4(d)	200200703054 / Florida

	Winthrop Resources Corporation	See attachment 8.4(e)	200201122349 / Florida

*	Do not indicate liens of existing lender(s) to be repaid with proceeds of initial disbursements of loans under Congress facility.

Name of Company	Name of Secured Party	Description Of Collateral	File No. of Financing Statement/Jurisdiction (Optional)

Perry Ellis International, Inc. (con’t.)	Ocean Bank	See attachment 8.4(f)	200201149328 / Florida

	IDB Bank	See attachment 8.4(g)	200201828799 / Florida

	Commercebank	See attachment 8.4(h)	20020189046X Florida

	Citicorp Vendor Finance, Inc.	Canon CLC 1120/CP 240	235521 / New York

		Same as New York	00PN61891 / New York County

Attachment 8.4(k)

UNIFORM COMMERCIAL CODE

STATE OF FLORIDA
FINANCING STATEMENT

E72076

FORM UCC-1 (REV. 1993)

This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code:

1. Debtor (Last Name First if an individual) Supreme International, Inc.			1a. Date of Birth or FEI#
1b. Mailing Address 3000 NW 107 Ave.	1c. City, State Miami Fl		1d. Zip Code 33172
2. Additional Debtor or Trade Name (Last Name First if an individual)			2a. Date of Birth or FEI#
2b. Mailing Address	2c. City, State		2d. Zip Code
3. Secured Party (Last Name First if an individual) IKON OFFICE SOLUTIONS, INC.			
3a. Mailing Address 4780 N Orange Blossom Trail	3b. City, State Orlando FL		3c. Zip Code 32810
4. Assignee of Secured Party (Last Name First if an individual)			
4a. Mailing Address	4b. City, State		4c. Zip Code

5. This Financing Statement covers the following types or items of property (include description of real property on which located and owner of record when required. If more space is required, attach additional sheet(s)).

Canon	Serial #
CLC 1000 s/n#	NFH01552
Paper Deck	ZFL05367
20 Bin	NFS01963
V.80	F10536
950	NJD00400
V.50	F06020

6. Check only if Applicable: ☐ Products of collateral are also covered. ☐ Proceeds of collateral are also covered. ☐ Debtor is transmitting utility.

7. Check appropriate box: (One box must be marked) ☑ All documentary stamp taxes due and payable or to become due and payable pursuant to s. 201.22 F.S., have been paid. ☐ Florida Documentary Stamp Tax is not required.

8. In accordance with s. 679.402(2), F.S., this statement is filed without the Debtor's signature to perfect a security interest in collateral:
☐ already subject to a security interest in another jurisdiction when it was brought into this state or debtor's location changed to this state.
☐ which is proceeds of the original collateral described above in which a security interest was perfected.
☐ as to which the filing has lapsed. Date filed ____________ and previous UCC-1 file number ____________
☐ acquired after a change of name, identity, or corporate structure of the debtor.

9. Number of additional sheets presented: ________

This Space for Use of Filing Officer

980000280685--3
-12/21/98--01012--001
****25.00

FILED
DEC 21, 1998 08:00 AM
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
980000280685 RD

10. Signature(s) of Debtor(s)
X [signature] VP Finance

11. Signature(s) of Secured Party or if Assigned, by Assignee(s)
[signature] Mkt. Secretary

12. Return Copy to:
Name
Address
Address
City State Zip

Attachment 8.4(b)

SCHEDULE A

Debtor	Secured Party

JANTZEN APPAREL CORP.	STATE STREET BANK AND TRUST COMPANY, AS COLLATERAL AGENT

The financing statement covers all of the Debtor’s right, title and interest in and to each of the following, in each case, as to each type of property described below, owned by the Debtor, wherever located and existing (collectively, the “Collateral”);

(a)	all trademarks, service marks, collective marks, trade dress, logos, slogans, designs, domain names, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, and all other marks registered in or applied for in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark applications under applicable law) and all rights therein provided by international treaties or conventions, all extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the “Trademarks”);

(b)	all agreements, permits, consents, orders and franchises, in each case relating to the Trademarks and all proceeds, income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such agreements, permits, authorizations and franchises;

(c)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to the Collateral with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(d)	all proceeds of the Collateral for, and supporting obligations relating to, any and all of the Collateral (including, without limitation, the proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (c) and, to the extent not otherwise included, all (i) payments under insurance with respect to the Collateral (whether or not the Secured Party is the loss payee thereof), or any damages, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect, to any of the foregoing Collateral and (ii) cash proceeds of the foregoing.

Attachment 8.4(c)

EXHIBIT A

to

Financing Statement

naming Supreme Realty, LLC, as Debtor

and State Farm Life Insurance Company, as Secured Party

1. Improvements. All of Debtor’s right, title and interest in and to all buildings, structures and other improvements now or hereafter constructed, erected, installed, placed or situated upon that piece, parcel and tract (or those pieces, parcels or tracts) of land (the “Real Estate”) located in Miami-Dade County, Florida legally more particularly described on Exhibit B attached hereto and by this reference thereto made a part hereof (collectively, the “Improvements”);

2. Appurtenances. All of Debtor’s estate, claim, demand, right, title and interest, now owned or hereafter acquired, including, without limitation, any after acquired title, franchise, license, remainder, or reversion, in and to (i) any land or vaults lying within the right-of-way of any street, avenue, way, passage, highway or alley, open or proposed, vacated or otherwise, adjoining the Real Estate; (ii) any and all alleys, sidewalks, streets, avenues, strips and gores of land adjacent, belonging or appertaining to the Real Estate and Improvements; (iii) all rights of ingress and egress to and from the Real Estate and all adjoining properties; (iv) storm and sanitary sewer, water, gas, electric, railway, telephone and all other utility services relating to the Real Estate and Improvements; (v) all land use, zoning and development rights and approvals, all air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Real Estate or any part thereof; and (vi) each and all of the tenements, hereditaments, easements, appurtenances, or other rights, liberties, reservations, allowances and privileges relating to the Real Estate or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity (collectively, the “Appurtenances”);

3. Leases. All leasehold estates and the right, title and interest of Debtor in, to and under any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Real Estate and Improvements or any portion thereof now or hereafter existing or entered into (collectively, the “Leases”);

4. Rents. All rents, issues, profits, proceeds, income, revenues, royalties, advantages, avails, claims against guarantors, security and other deposits (whether in cash or other form), advance rentals and any and all other payments or benefits now or hereafter derived, directly or indirectly, from the Real Estate and Improvements, whether under the Leases or otherwise (collectively, the “Rents”);

5. Contract Rights. All right, title and interest of Debtor in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition of any interest in, including, without limitation, all options to purchase or lease the Real Estate or Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Collateral (as hereinafter defined and described), whether now owned or hereafter acquired by Debtor (collectively, the “Contract Rights”);

6. Intangible Personal Property. All general intangibles of Debtor, including without limitation, goodwill, trademarks, trade names, option rights, permits, licenses, insurance policies and the proceeds therefrom, rights of action and books and records relating, directly or indirectly to the Real Estate and Improvements (collectively, the “Intangible Personal Property”);

Attachment 8.4(c) (Cont.)

7. Tangible Personal Property. All right, title and interest of Debtor in and to all fixtures, equipment and tangible personal property of every kind, nature or description attached or affixed to or situated upon or within the Real Estate or Improvements, or both, provided the same are used, usable or intended to be used for or in connection with any present or future use, occupation, operation, maintenance, management or enjoyment of the Real Estate and Improvements (collectively, the “Tangible Personal Property”);

8. Proceeds. All proceeds of the conversion, voluntary or involuntary, of any of the Collateral into cash or other liquidated claims, or that are otherwise payable for injury to, or the taking or requisitioning of the Collateral, including all insurance and condemnation proceeds paid or payable with respect to the Collateral (collectively, the “Proceeds”);

9. Tax and Insurance Deposits. All sums deposited by Debtor to Secured Party, in escrow, for the payment of real estate and other taxes and insurance premiums payable on and with respect to the Real Estate and Improvements (collectively, the “Tax and Insurance Deposits”);

10. Right to Encumber. All of Debtor’s right, power or privilege to further hypothecate or encumber all or any portion of the property, rights and interests comprising the Collateral described herein as security for any debt or obligation; it being intended by this provision that Debtor be divested of the right, power and privilege to further hypothecate or encumber, or to grant a mortgage upon or a security interest in any of the Collateral as security for the payment of any debt or the performance of any obligation without Secured Party’s prior written consent (the “Right to Encumber”); and

11. Other Rights and Interests. All other property, rights, interests, estates or claims of every name, kind, character or nature, both in law and in equity, which Debtor now has or may hereafter acquire in the Real Estate and Improvements and all other property, rights, interests, estates or claims of any name, kind, character or nature or properties now owned or hereafter acquired in the other properties, rights and interests comprising the Collateral as defined and described herein (collectively, “Other Rights and Interest”).

All of the foregoing-described property, rights and interests, including the Improvements, Appurtenances, Leases, Rents, Contract Rights, Intangible Personal Property, Tangible Personal Property, Proceeds, Tax and Insurance Deposits, Right to Encumber and Other Rights and Interests, being collectively referred to herein as the “Property.”

IT IS EXPRESSLY PROVIDED, HOWEVER, that the property, rights and interests included within the foregoing definition of “Property” shall not include any fixtures, equipment or tangible personal property which is (i) owned by tenants or lessees of Debtor and of the Real Estate and Improvements or any part or parts thereof, (ii) owned by any lessors of fixtures, equipment or personal property leased any such tenants, or (iii) owned by any other occupant of the Real Estate and Improvements which is not the Debtor.

Attachment 8.4(c) (Cont.)

EXHIBIT B

to

Financing Statement

naming Supreme Realty, LLC, as Debtor

and State Farm Life Insurance Company, as Secured Party

LEGAL DESCRIPTION

PARCEL 1: Lots 3, 4, 5, 6, 7, 8 and the South 14.39 feet of Lots 2 and 9, all in Block 6, of B.I.P. SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 146, Page 22, of the Public Records of Dade County, Florida.

PARCEL 2: Together with those easements appurtenant to and for the benefit of the above-described Parcel 1 granted in and created in that certain Declaration of Covenants, Conditions and Restrictions For Beacon Industrial Park filed in Official Records Book 16525 at Pages 0623 et seq. of the Public Records of Miami-Dade County, Florida, as amended by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions For Beacon Industrial Park filed in Official Records Book 16829 at Pages 3806 et seq. of the Public Records of Miami-Dade County, Florida.

Attachment 8.4(d)

SCHEDULE A

Debtor	Secured Party

PERRY ELLIS INTERNATIONAL, INC.	STATE STREET BANK AND TRUST COMPANY, AS COLLATERAL AGENT

The financing statement covers all of the Debtor’s right, title and interest in and to each of the following, in each case, as to each type of property described below, owned by the Debtor, wherever located and existing (collectively, the “Collateral”):

(a)	all trademarks, service marks, collective marks, trade dress, logos, slogans, designs, domain names, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, and all other marks registered in or applied for in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark applications under applicable law) and all rights therein provided by international treaties or conventions, all extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the “Trademarks”);

(b)	all agreements, permits, consents, orders and franchises, in each case relating to the Trademarks and all proceeds, income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such agreements, permits, authorizations and franchises;

(c)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to the Collateral with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(d)	all proceeds of the Collateral for, and supporting obligations relating to, any and all of the Collateral (including, without limitation, the proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (c) and to the extent not otherwise included, all (i) payments under insurance with respect to the Collateral (whether or not the Secured Party is the loss payee thereof), or any damages, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash proceeds of the foregoing.

[redacted]

Attachment 8.4(e)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)
Phone: (800) 331-3282 Fax: (818) 662-4141

B. SEND ACKNOWLEDGEMENT TO: (Name and Address)

UCC Direct Services
P.O. Box 29071
Glendale, CA 91209-9071

507815 WINTHROP
5336724-40-1

File with: Florida

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2002 May 13 AM 12:00

****** 200201122349 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Perry Ellis International, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 3000 Northwest 107th Avenue	CITY: Miami	STATE: FL	POSTAL CODE: 33172	COUNTRY
1d. TAX ID #: SSN OR EIN: 59-1162998 / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: FL	1g. ORGANIZATIONAL ID #, if any: 315500		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Winthrop Resources Corporation				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 11100 Wayzata Boulevard, Suite 800	CITY: Minnetonka	STATE: MN	POSTAL CODE: 55305	COUNTRY

4. This FINANCING STATEMENT covers the following collateral:

ADDENDUM NO. 1 This transaction is a true lease and is not intended by the parties as a secured transaction. Filing is only intended to make the true lease a matter of public record. The lessee has recognized that Winthrop Resources Corporation is the owner of (a) any and all of the assets and property, including, but not limited to, any and all of the hardware, equipment, furniture, fixtures, intangibles, licenses and/or software, contained on this filing, (b) any and all of the assets and property, including, but not limited to, any and all of the hardware, equipment, furniture, fixtures, intangibles, licenses and/or software, now or hereafter the subject of any lease agreement or lease schedule by and between the parties and (c) all accessories, attachments, additions, substitutions and/or replacements of the foregoing listed in (a) and (b) above whether or not contained on this filing or any lease agreement or lease schedule by and between the parties (collectively (a), (b) and (c) shall be known as the "Equipment"). The lessee has no rights, express or implied, to sell, exchange, encumber or otherwise dispose of any Equipment contained on this filing or any lease agreement or lease schedule by and between the parties. This financing statement covers any and all Equipment now or hereafter the subject of any lease agreement or lease schedule by and between the parties, including, but not limited to, the following equipment contained on or subject to Lease Agreement Number PE050202 or Lease Schedule Number 001 together with all other assets, property, substitutions, replacements, accessions, process, rent, revenue, insurance claims and proceeds related to the Equipment contained on this filing or any lease agreement or lease schedule by and between the parties.

☐ Documentary stamp tax paid ☒ Documentary stamp tax not applicable

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum (if applicable)

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) (ADDITIONAL FEE) (optional) ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

5336724 Initial-FL PE050202

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

Prepared by UCC Direct Services, P.O. Box 29071, Glendale, CA 91209-9071 Tel (800) 331-3282

STATE OF FLORIDA UNIFORM COMMERCIAL CODE
UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

Attachment 8.4(f)

A. NAME & DAYTIME PHONE OF CONTACT PERSON

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

William F. Smith
Shutts & Bowen LLP
201 South Biscayne Blvd., #1500
Miami, Florida 33131

FLORIDA SECURED TRANSACTION REGISTRY
FILED
2002 May 15 AM 12:00
****** 200201149328 ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - INSERT ONLY ONE DEBTOR NAME (1a or 1b) - Do Not Abbreviate or Combine Names

1a. ORGANIZATION'S NAME Perry Ellis International, Inc.					
1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 3000 N.W. 107th Avenue		CITY Miami	STATE FL	POSTAL CODE 33172	COUNTRY U.S.A.
1d. TAX I.D.# SSN OR EIN	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Florida	1g. ORGANIZATIONAL I.D. #, if any 315500	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - INSERT ONLY ONE DEBTOR NAME (2a or 2b) - Do Not Abbreviate or Combine Names

2a. ORGANIZATION'S NAME					
2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX I.D.# SSN OR EIN	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL I.D. #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) INSERT ONLY ONE SECURED PARTY NAME (3a or 3b)

3a. ORGANIZATION'S NAME Ocean Bank					
3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 780 N.W. 42nd Avenue		CITY Miami	STATE FL	POSTAL CODE 33126	COUNTRY U.S.A.

4. This FINANCING STATEMENT covers the following collateral: **All inventory Debtor's acquisition of which is imported, paid for or financed in whole or in part by a letter or letters of credit at any time issued by Secured Party (or as a result of its issuance thereof) and all bills of lading and other documents covering or pertaining to any such inventory; and all proceeds (cash and non-cash) resulting from the sale or other disposition of any and all of the foregoing collateral under or pursuant to Part 6 of Revised Article 9 of the Uniform Commercial Code or other comparable law applicable to such collateral, and all payments (and rights thereto) under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral.**

5. ALTERNATIVE DESIGNATION (if applicable)	☐ LESSEE/LESSOR ☐ A.G. LIEN	☐ CONSIGNEE/CONSIGNOR ☐ NON-UCC FILING	☐ BAILEE/BAILOR ☐ SELLER/BUYER

6. Florida DOCUMENTARY STAMP TAX - YOU ARE REQUIRED TO CHECK EXACTLY ONE BOX
☐ All documentary stamps due and payable or to become due and payable pursuant to s.201.22 F.S., have been paid.
■ Florida Documentary Stamp Tax is not required

7. OPTIONAL FILER REFERENCE DATA

308274.1

[redacted]

Attachment 8.4(g)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
P.O. Box 5828
Tallahassee, FL 32314
(800) 342-8086

6700TS

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2002 Aug 02 AM 12:00

****** 200201828799 ******

SE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Perry Ellis International, Inc.				
1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 3000 N.W. 107th Avenue	CITY: Miami	STATE: FL	POSTAL CODE: 33172	COUNTRY: USA
1d. TAX ID #: SSN OR EIN: 591162998	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: CORPORATION	1f. JURISDICTION OF ORGANIZATION: FLORIDA	1g. ORGANIZATIONAL ID #, if any: 315500

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any ☐ NONE

3. SECURED PARTY'S NAME (or NAME OF TOTAL ASSIGNEE of ASSIGNOR S/P) – insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: IDBBank				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 2875 N.E. 191 Street, Suite 200	CITY: Aventura	STATE: FL	POSTAL CODE: 33180	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All personal and fixture property of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts (whether or not maintained at Secured Party), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, financial assets, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles.

Check appropriate box: (one box must be marked)
☐ All documentary stamps due and payable or to become due and payable pursuant to s.201.22 F.S., have been paid.
☒ Florida Documentary Stamp Tax is not required.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

{MI789290;1}

STATE OF FLORIDA UNIFORM COMMERCIAL CODE FINANCING STATEMENT FORM

Attachment 8.4(h)

A. NAME & DAYTIME PHONE NUMBER OF CONTACT PERSON
Diligenz, Inc. 1-800-858-5294

B. SEND ACKNOWLEDGEMENT TO:
Name 1238434
Address Diligenz, Inc. 4629 168th Street SW
Address Suite E
City/State/Zip Lynnwood, WA 98037

FLORIDA SECURED TRANSACTION REGISTRY

FILED

2002 Aug 09 AM 12:00

****** 20020189046X ******

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (1a OR 1b) – Do Not Abbreviate or Combine Names

1a. ORGANIZATION'S NAME PERRY ELLIS INTERNATIONAL, INC.					
1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 3000 N.W. 107TH AVE.		CITY MIAMI	STATE FL	POSTAL CODE 33172	COUNTRY USA
1d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corp.	1f. JURISDICTION OF ORGANIZATION FL		1g. ORGANIZATIONAL ID# 315500 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME – INSERT ONLY ONE DEBTOR NAME (2a OR 2b) – Do Not Abbreviate or Combine Names

2a. ORGANIZATION'S NAME					
2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID#	REQUIRED ADD'L INFO RE: ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION		2g. ORGANIZATIONAL ID# ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) – INSERT ONLY ONE SECURED PARTY NAME (3a OR 3b)

3a. ORGANIZATION'S NAME COMMERCEBANK, N.A.					
3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 220 ALHAMBRA CIRCLE		CITY CORAL GABLES	STATE FL	POSTAL CODE 33134	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

(a) All accounts, chattel paper, deposits accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, investment property, and letter-of-credit rights;
(b) All monies, instruments, and savings, checking or other accounts of Debtor (excluding IRA, Keogh, trust accounts, and other accounts subject to tax penalties is so assigned) that are now or in the future in secured party's custody or control.
(c) All monies or instruments pertaining to the collateral described above;
(d) All accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions to any of the above;
(e) All components and supplies of any of the above;
(f) All proceeds and products of any of the above; and
(g) All supporting obligations of any of the above.

5. ALTERNATE DESIGNATION (if applicable)	☐ LESSEE/LESSOR	☐ CONSIGNEE/CONSIGNOR	☐ BAILEE/BAILOR
	☐ AG. LIEN	☐ NON-UCC FILING	☐ SELLER/BUYER

6. Florida DOCUMENTARY STAMP TAX – YOU ARE REQUIRED TO CHECK EXACTLY ONE BOX

☐ All documentary stamps due and payable or to become due and payable pursuant to s. 201.22 F.S., have been paid.

☒ Florida Documentary Stamp Tax is not required.

7. OPTIONAL FILER REFERENCE DATA PERRY ELLIS INTERNATIONAL, INC.

STANDARD FORM - FORM UCC-1 (REV.12/2001) Filing Office Copy Approved by the Secretary of State, State of Florida

SCHEDULE 8.6

to

INFORMATION CERTIFICATE

Pending Litigation

See attachment Item #15 – Litigation

SCHEDULE 8.8

to

INFORMATION CERTIFICATE

Environmental Compliance

Each Company is in compliance with all environmental laws applicable to it.

SCHEDULE 8.10

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INFORMATION CERTIFICATE

Deposit Accounts; Investment Accounts

B.	Part 1 - Deposit Accounts

Name of Company	Name and Address of Bank	Account No.	Purpose*

Perry Ellis International, Inc.	Bank of America	**	Collection Acct. subject to Lockbox

BBI Retail	Bank of America	**	Collection Acct.

Jantzen Inc.	Bank of America	**	Collection Acct. subject to Lockbox

Jantzen Apparel Corp.	Bank of America	**	Collection Acct.

PEI Licensing, Inc.	Bank of America	**	Collection Acct.

Supreme International, Inc.	Bank of America	**	Collection Acct.

Perry Ellis International	Bank of America	**	Money Purchase Pension Plan

Perry Ellis International	Bank of America	**	Employee Benefit Account

See also Account Analysis Statement.

*	For the “purpose” indicate either: (a) “collection account” if proceeds of receivables or other assets are deposited in it, and note “lockbox” if it is subject to lockbox servicing arrangements with the applicable bank or “disbursement account” if it is a checking account or (b) account used for transferring funds to third parties, and in addition, indicate if it is used for a specific purpose, e.g., “payroll”, “medical”, etc.

**	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

C.	Part 2 - Disbursement Accounts

Name of Company	Name and Address of Bank	Account No.	Purpose*

Perry Ellis International	Bank of America	**	Payables

Perry Ellis International	Bank of America	**	Primary Payables

BBI Retail	Bank of America	**	Payables

BBI Retail	Bank of America	**	Payroll

Perry Ellis International	Bank of America	**	Payroll

PEI Licensing, Inc.	Bank of America	**	Payables/Payroll

Supreme International Inc.	Bank of America	**	Payables/Payroll

Jantzen Apparel Corp.	Bank of America	**	Payables/Payroll

Jantzen Inc.	Bank of America	**	Payables/Payroll

Supreme Munsingwear Canada, Inc. (Canadian Dollars)	HSBC Bank Canada	**

Supreme Munsingwear Canada, Inc. (US Dollars)	HSBC Bank Canada	**

Perry Ellis International	Ocean Bank (L/C)	**	Payment of L/C’s Outstanding

Perry Ellis International	HSBC USA (L/C)	**	Payment of L/C’s Outstanding

Perry Ellis International	Commercebank (L/C)	**	Payment of L/C’s Outstanding

Perry Ellis International	IDB Bank of NY	**	Payment of L/C’s Outstanding

Perry Ellis Europe	Credit Lyonnais	**

*	For the “purpose” indicate either: (a) “collection account” if proceeds of receivables or other assets are deposited in it, and note “lockbox” if it is subject to lockbox servicing arrangements with the applicable bank or “disbursement account” if it is a checking account or (b) account used for transferring funds to third parties, and in addition, indicate if it is used for a specific purpose, e.g., “payroll”, “medical”, etc.

**	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

D.	Part 3 - Investment and Other Accounts.

Name of Company	Name and Address of Broker or Other Institution	Account No.	Purpose	Types of Investments	Balance as of September 25, 2002

Perry Ellis	Bank of America	*	Investment	Money market and fixed rate term investments	*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

SCHEDULE 8.11

to

INFORMATION CERTIFICATE

Intellectual Property

I.	Company: Perry Ellis International, Inc. and Its Subsidiaries

A. Trademarks

1. Owned

See Exhibit B hereto.

2. Licensed

See Exhibit B hereto.

B. Patents

None.

C. Copyrights

None.

SCHEDULE 8.12

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INFORMATION CERTIFICATE

Subsidiaries: Affiliates: Investments

E. Subsidiaries (More than 50% owned by Company indicated)

Company	Subsidiary	Jurisdiction of Incorporation	Percentage Owned

See Exhibit A hereto.

F. Affiliates (Less than 50% Owned by Company)

Company	Affiliate	Jurisdiction of Incorporation	Percentage Owned

See Exhibit A hereto.

G. Affiliates (Subject to common ownership with Company)

Company	Affiliate	Jurisdiction of Incorporation	Parent	Percentage Owned

See Exhibit A hereto.

H. Shareholders (If widely held, only holders with more than 10%)

Company	Shareholders	Jurisdiction of Incorporation*	Percentage Owned

See Exhibit A hereto.

*	If shareholders are individuals, indicate “N/A”.

SCHEDULE 8.13

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INFORMATION CERTIFICATE

Labor Matters

Neither Perry Ellis International, Inc. nor any of its subsidiaries is a party to a collective bargaining agreement.

On September 9, 2002, the National Labor Relations Board supervised an election to determine whether a labor organization, the United Needletrades, Industrial and Textile Employees (hereinafter, the “Union”) would be certified as the exclusive bargaining agent for certain employees working in the Company’s Miami distribution center. The election results were 48 votes in favor of the Union and 51 votes against. Thirteen additional votes were challenged by the parties, 5 in favor and 8 against. Post-election administrative proceedings are underway to determine the validity of the challenged ballots and to determine certain objections to the election that were filed by the Union. No prediction can be made at the present time regarding outcome of those post-election proceedings. But, even if the Union is certified as the exclusive bargaining representative for bargaining unit employees, the Company believes that there will be no Material Adverse Effect in that event.

SCHEDULE 8.15

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INFORMATION CERTIFICATE

Material Contracts

The following are Perry Ellis’ material contracts.

1.	Form of Indemnification Agreement

2.	1993 Stock Option Plan

3.	Directors Stock Option

4.	Amendment to Business Lease between George Feldenkreis and Perry Ellis International, Inc. and its Subsidiaries relating to office facilities

5.	Profit Sharing Plan

6.	Amended and Restated Employment Agreement between Perry Ellis International, Inc. and its Subsidiaries and George Feldenkreis

7.	Amended and Restated Employment Agreement between Perry Ellis International, Inc. and its Subsidiaries and Oscar Feldenkreis

8.	Purchase and Sale Agreement dated as of December 28, 1998 among Salant Corporation, Frost Bros. Enterprises, Inc., Maquiladora Sur, S.A. de C.V. and Perry Ellis International, Inc. (the “Salant Purchase Sale Agreement”)

9.	First Amendment to the Salant Purchase and Sale Agreement dated as of February 24, 1999

10.	Stock Purchase Agreement dated as of January 28, 1999 by and among Perry Ellis International, Inc. and Christopher C. Angell, Barbara Gallagher and Morgan Guaranty Trust Company of New York, as Trustees of the PEI Trust created under Par. E. of Article 3 of the Agreement dated November 19, 1985, as amended January 27, 1986 (the “Perry Ellis Purchase and Sale Agreement”)

11.	First Amendment to the Perry Ellis Purchase and Sale Agreement dated as of March 31, 1999

12.	Employment Agreement between Allan Zwerner and Perry Ellis International, Inc.

13.	Employment Agreement between Timothy B. Page and Perry Ellis International, Inc.

14.	Perry Ellis International, Inc. Incentive Stock Option Plan

15.	Asset Purchase Agreement dated as of March 15, 2002 by and among Perry Ellis International, Inc., Jantzen, Inc. and VF Canada, Inc.

SCHEDULE 9.9

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INFORMATION CERTIFICATE

Existing Indebtedness*

1.	Direct Debt

Company	Name/Address of Payee	Principal Balance as of 7/31/02	Nature of Debt	Term

Perry Ellis International, Inc.		$100,672,892	12 1/4% Senior Subordinated Notes	2006

Perry Ellis International, Inc.		$59,144,023	9 1/2% Senior Secured Notes	2009

Perry Ellis International, Inc. Supreme International, Inc. Jantzen, Inc.	Ocean Bank	$8,965,087	Letter of Credit Facility for Purchase of Inventory	2003

Perry Ellis International, Inc. Supreme International, Inc. Jantzen, Inc.	IDB Bank	$0	Letter of Credit Facility for Purchase of Inventory	2003

Perry Ellis International, Inc. Supreme International, Inc. Jantzen, Inc.	HSBC Bank USA	$24,432,016	Letter of Credit Facility for Purchase of Inventory	(1)

Perry Ellis International, Inc. Supreme International, Inc. Jantzen, Inc.	Commercebank, N.A.	$0	Letter of Credit Facility for Purchase of Inventory	2003

Supreme Realty, LLC	State Farm Life Insurance Company	$11,600,000	Financing for Purchase of Real Property	2009

Perry Ellis International, Inc.	Winthrop Resources Corporation	$32,110 per month	Lease of Equipment	2005

(1)	Facility may be terminated at any time by lender upon written notice.

*	Do not indicate debt of existing lender to be repaid with proceeds of initial disbursements of loans under Congress facility, if any.
**	The nature of debt might be: “purchase money”, “term”, “capital lease”, “revolving”, etc.

2.	Guarantees

Company	Primary Obligor	Name/Address of Payee	Principal Balance as of 7/31/02	Nature of Debt	Term

Supreme International, Inc. PEI Licensing, Inc. Jantzen, Inc.	Perry Ellis International, Inc.		$100,672,892	12 1/4% Senior Subordinated Notes	2006

BBI Retail, L.L.C. Supreme Real Estate I, LLC Supreme Real Estate II, LLC Supreme Realty, LLC Supreme International Corporation de Mexico, S.A. de C.V. Supreme Munsingwear Canada, Inc.	Perry Ellis International, Inc.		$59,144,023	9 1/2% Senior Secured Notes	2009

Perry Ellis International, Inc.	Supreme Realty, LLC	State Farm Life Insurance Company, One State Farm Plaza, E-3, Bloomington, IL 61710	$11,600,000	Financing for Purchase of Real Property	2009

SCHEDULE 9.10

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INFORMATION CERTIFICATE

Loans and Advances

Company	Name/Address of Debtor	Outstanding Balance of Loan as of 7/31/02
Supreme International, Inc.	Perry Ellis Europe BBI Retail, L.L.C. Jantzen, Inc.	* * *

Jantzen, Inc.	Supreme Munsingwear Canada Inc.	*

Supreme Munsingwear Canada Inc.	Supreme International, Inc.	*

See also Schedule 9.9 hereto.

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

EXHIBIT A

Full and exact name of each company as set forth in its organizational documents, including type of registered organization, is as follows:

Perry Ellis International, Inc., a Florida corporation, organized on April 5, 1997, under the laws of the State of Florida, and is in good standing under the laws of Florida. Florida organizational identification number is: 315500. The Federal Employer Identification Number is: 591162998.

Officers: George Feldenkreis; Chief Executive Office and Chairman of the Board; Oscar Feldenkreis, President and Chief Operating Officer; Timothy B. Page, Chief Financial Officer; Fanny Hanono, Secretary; Rosemary B. Trudeau, Vice President – Finance; Karen Bingham, Assistant Secretary; and Geri Mankoff, Assistant Secretary.

Directors: George Feldenkreis; Oscar Feldenkreis; Ronald L. Buch; Salomon Hanono; Joseph P. Lacher; Gary Dix; Leonard Miller; and Allan Zwerner.

Shareholders: George Feldenkreis; Oscar Feldenkreis and FMR Corporation.

Supreme International, Inc., a Delaware corporation, organized on April 15, 2002, under the laws of the State of Delaware, and is in good standing under the laws of Delaware. Delaware organizational identification number is: 3514453. The Federal Employer Identification Number is: 42-1534564.

Officers: Timonthy B. Page, President; Rosemary B. Trudeau, Treasurer; and Karen Bingham, Secretary.

Directors: George Feldenkreis; Oscar Feldenkreis; and Anthony Macaione.

Shareholder: Perry Ellis International, Inc.

Jantzen, Inc., a Delaware corporation, organized on April 15, 2002, qualified to do business in Florida on August 7, 2002, and is in good standing under the laws of such States. Delaware organizational identification number is: 3514448. The Federal Employer Identification Number is: 42-1534560.

Officers: George Feldenkreis, President; Rosemary B. Trudeau, Treasurer; and Karen Bingham, Secretary.

Directors: Oscar Feldenkreis; Timothy B. Page; and Anthony Macaione.

Shareholder: Perry Ellis International, Inc.

PEI Licensing, Inc., a Delaware corporation, organized on April 15, 2002, under the laws of the State of Delaware, qualified to do business in New York on August 12, 2002, and is in good standing under the laws of such States. Delaware organizational identification numbers is: 3514450. The Federal Employer Identification Number is: 42-1534568.

Officers: Timothy B. Page, President; Rosemary B. Trudeau, Treasurer; and Geri Lynn Mankoff, Secretary.

Directors: George Feldenkreis; Anthony Macaione; and Alan Zwerner.

Shareholder: Perry Ellis International, Inc.

Jantzen Apparel Corp., a Delaware corporation, organized on June 15, 1993, qualified to do business in New York on August 12, 2002, and Oregon on August 12, 2002, and is in good standing under the laws of such States. Delaware organizational identification number is: 2340213. The Federal Employer Identification Number is: 51-0348614.

Officers: Timothy B. Page, President; Rosemary B. Trudeau, Treasurer and Vice President, Finance; Karen Bingham, Secretary; and Geri Lynn Mankoff, Assistant Secretary.

Directors: Alan Zwerner; George Feldenkreis; and Anthony Macaione.

Shareholder: Perry Ellis International, Inc.

BBI Retail, L.L.C., a Florida limited liability company, organized on December 3, 2001, under the laws of the State of Florida, and is in good standing under the laws of Florida. Florida organizational identification number is: L01000020768. The Federal Employer Identification Number is: N/A.

Officers: George Feldenkreis, President; and Rosemary Trudeau, Secretary.

Directors: George Feldenkreis; and Rosemary Trudeau.

Managing Member: Perry Ellis International, Inc., a Florida corporation

Supreme Munsingwear Canada Inc., a corporation organized under the laws of Canada, organized on May 24, 1996, and is in good standing under the laws of such country. Canadian organizational identification number is: 326274-0. The Federal Employer Identification Number is: N/A.

Officers: Leonard Black, President; George Feldenkreis, Vice President; Oscar Feldenkreis, Vice President; Fanny Hanono, Vice President; Karen Bingham, Vice President; and Rosemary Trudeau, Treasurer and Secretary.

Director: Leonard Black

Shareholder: Perry Ellis International, Inc.

Supreme Realty, LLC, a Florida limited liability company, organized on July 1, 2002, and is in good standing under the laws of Florida. Florida organizational identification number is: L02000016462. The Federal Employer Identification Number is: N/A.

Manager: Rosemary Trudeau

Members: Supreme Real Estate I, LLC and Supreme Real Estate II, LLC.

Membership Interest:	Supreme Real Estate I, LLC – 50% Supreme Real Estate II, LLC – 50%

Supreme Real Estate I, LLC, a Florida limited liability company, organized on June 19, 2002, and is in good standing under the laws of Florida. Florida organizational identification number is: L02000015313. The Federal Employer Identification Number is: N/A.

Manager: Rosemary Trudeau

Member: Supreme International, Inc.

Supreme Real Estate II, LLC, a Florida limited liability company, organized on June 19, 2002, and is in good standing under the laws of Florida. Florida organizational identification number is: L02000015314. The Federal Employer Identification Number is: N/A.

Manager: Rosemary Trudeau

Member: Supreme International, Inc.

Perry Ellis Real Estate Corporation, a Delaware corporation, organized on May 9, 2002, under the laws of the State of Delaware, qualified to do business in South Carolina on September 24, 2002, and is in good standing under the laws of such States. Delaware organizational identification number is: 3523594. The Federal Employer Identification Number is: 74-3043466.

Officers: George Feldenkreis, President; Timothy B. Page, Vice President; Karen Bingham, Secretary; and Rosemary B. Trudeau, Treasurer.

Directors: Oscar Feldenkreis; Timothy B. Page; and Anthony Macaione.

OTHER SUBSIDIARIES AND AFFILIATES:

Perry Ellis International Europe Limited, an Irish corporation

Shareholder: Perry Ellis International Group Holdings Limited.

Perry Ellis International Group Holdings Limited, a non-resident Irish corporation

Shareholder: Perry Ellis International, Inc.

Supreme International Co. Canada Limited, a corporation organized under the laws of Canada

Directors: George Feldenkreis; and Jeff Ottis

Shareholder: Perry Ellis International, Inc. 51% and Grand National Apparel 49%.

Supreme International Corporation de Mexico, S.A. de C.V., a Mexican corporation, organized on July 8, 1997, and is in good standing under the laws of such country. Mexican organizational identification number is: N/A. The Federal Employer Identification Number is: N/A.

Officers: Rosemary Trudeau, President; Karen Bingham, Treasurer; and Joseph Roisman, Secretary.

Directors: George Feldenkreis; and Rosemary Trudeau.

Shareholder: Perry Ellis International, Inc.

EXHIBIT B

OWNED TRADEMARKS

SCHEDULE OF PERRY ELLIS U.S. TRADEMARKS AND TRADEMARK APPLICATIONS

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
1	Pineapple Design	PEIL	76-285,155			July 13, 2001

2	Manhattan Beach	PEIL	76-144,603			Oct. 11, 2000

3	Edge Grand Slam (Stylized Letters)	PEIL	76-001,196			March 16, 2000

4	Grand Slam	PEIL	75-605,673			Dec. 14, 1998

5	PE (and Design)	PEIL	74-583,165			Oct. 6, 1994

6	Perry Ellis America (and Design)	PEIL	76-257,368			May 14, 2001

7	Natural Issue Khakis	PEIL	76-070,871			June 14, 2000

8	Munsingwear Khakis	PEIL	76-070,872			June 14, 2000

9	Career Club Khakis	PEIL	76-070,870			June 14, 2000

10	Micro-Touch	PEIL	75-470,856			April 20, 1998

11	Fairway Crossings	PEIL	75-394,467			Nov. 21, 1997

12	Corporate Khakis	PEIL	76-253,298			April 30, 2001

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
13	Perry Ellis Avenue	PEIL	76-128,351			Sept. 12, 2000

14	Perry Ellis Khakis	PEIL	76-070,868			June 14, 2000

15	Perry Ellis America Denim First Issue Quality Tested Performance Inspired 7-PEA-76/001 (and Design)	PEIL	76-199,431			Jan. 25, 2001

16	Perry Ellis Portfolio	PEIL	76-198,049			Jan. 23, 2001

17	Executive Khakis	PEIL	76-190,455			Jan. 3, 2001

18	Design Only (Eagle Design)	PEIL	76-185,416			Dec. 21, 2000

19	The Freedom To Wear What You Want... Know Your Rights	PEIL	76-106,377			Aug. 9, 2000

20	Perry Ellis Portfolio	PEIL	75-670,921			March 30, 1999 [Abandoned 7/19/2000; Petition to Revive filed 7/18/2001]

21	Penguin	PEIL	76-301,300			Aug. 17, 2001

22	Munsingwear Action-Gusset	PEIL	78-083,619			Sep.12, 2001

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
23	America 76	PEIL	78-080,879			Aug 23, 2001

24	Perry Ellis America & More	PEIL	78-260,543			May 22, 2001

25	G S Khakis	PEIL	78-070,869			Jun 14, 2000

26	Perry Ellis America Demin	PEIL	76-313,515			Sep 17, 2001

27	Perryis Ellis Softwear (and Design)	PEIL	76-332,340			Oct 20, 2001

28	Design Only (Eagle)	PEIL	76-185,415			Dec 21, 2000

29	Perry by Perry Ellis	PEIL	76-321,640			Oct 4, 2001

30	Munsingwear Kangaroo	PEIL	76-322,012			Oct 9, 2001

31	Dry Knit Dynamics	PEIL	76-261,681			May 23, 2001

32	Penguin Sport Performance	PEIL	76-253,299			Apr 30, 2001

33	Design Only (Designer Bold Jagged Line)	PEIL	76-185,414			Dec 21, 2000

34	Perry Ellis Ave.	PEIL	76-128,350			Sep 12, 2000

35	Grand Slam Khakis	PEIL	76-070,867			Jun 14, 2000

36	Revival	PEIL	75-876,405			Dec 21, 1999

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
37	Perry Ellis America (and Design)	PEIL	75-829,600			Oct 22, 1999

38	The Havanera Shirt Co. WWW.HAVANERA.COM	PEIL	75-907,365			Jan 31, 2000

39	RVL	PEIL	75-873,343			Dec 17, 1999

40	Manhattan (Stylized Letters)	PEIL	71-135,606	140,890	March 29, 1921	July 30, 1920

41	Manhattan (Stylized Letters)	PEIL	71-133,428	150,073	Dec. 27, 1921	June 8, 1920

42	Mansco (Stylized Letters)	PEIL	71-228,003	221,071	Nov. 23, 1926	March 2, 1926

43	Mansco (Stylized Letters)	PEIL	71-277,376	258,030	June 25, 1929	Dec. 29, 1928

44	Mansco (Stylized Letters)	PEIL	71-336,569	305,643	Aug. 22, 1933	April 8, 1933

45	Mansco (Stylized Letters)	PEIL	71-444,506	391,238	Oct. 28, 1941	June 13, 1941

46	Manhattan (Stylized Letters)	PEIL	71-444,507	397,414	Sept. 8, 1942	June 13, 1941

47	Manswim (Block Letters)	PEIL	71-466,704	407,361	May 30, 1944	Jan. 19, 1944

48	Manflair (Stylized Letters)	PEIL	71-466,761	407,522	June 6, 1944	Jan. 21, 1944

49	Slumber-Alls (Stylized Letters)	PEIL	71-484,539	419,353	Feb. 12, 1946	June 14, 1945

50	Manhattan (Stylized Letters)	PEIL	71-503,301	429,687	May 13, 1947	June 5, 1946

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
51	Cubaverra (Stylized Letters)	PEIL	71-516,491	436,491	Feb. 10, 1948	Jan. 28, 1947

52	Munsingwear	PEIL	71-535,068	510,271	May 31, 1949	Sept. 19, 1947

53	Mansmooth (Block Letters)	PEIL	71-621,890	566,965	Nov. 18, 1952	Nov. 30, 1951

54	Golden Needle (Stylized Letters)	PEIL	71-645,656	585,789	Feb. 16, 1954	April 21, 1953

55	Grand Slam	PEIL	71-689,296	629,148	June 19, 1956	June 10, 1955

56	Lady Manhattan	PEIL	72-003,868	635,636	Oct. 9, 1956	March 5, 1956

57	Penguin Dressed (Design only)	PEIL	72-039,655	673,912	Feb. 10, 1959	Oct. 28, 1957

58	Lady Manhattan (Stylized Letters)	PEIL	72-118,199	728,350	March 6, 1962	April 20, 1961

59	Mantrim	PEIL	72-144,966	746,700	March 12, 1963	May 18, 1962

60	University Row	PEIL	72-161,073	764,739	Feb. 11, 1964	Jan. 21, 1963

61	Tropik-Nit	PEIL	72-160,196	765,571	Feb. 25, 1964	Jan. 4, 1963

62	Penguin Design (Design only)	PEIL	72-194,637	796,003	Sept. 14, 1965	June 1, 1964

63	Texspand	PEIL	72-205,320	796,804	Sept. 28, 1965	Nov. 2, 1964

64	Miss Manhattan	PEIL	72-213,786	799,577	Nov. 30, 1965	March 10, 1965

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
65	Manhattan	PEIL	72-186,872	807,359	April 19, 1966	Feb.17, 1964

66	M (and Design)	PEIL	72-248,147	830,632	June 20, 1967	June 15, 1966

67	Grand-Slam	PEIL	72-314,899	873,862	July 29, 1969	Dec. 19, 1968

68	Penguin	PEIL	72-315,942	903,044	Nov. 24, 1970	Jan. 6, 1969 [Refiled Aug. 17, 2001]

69	Munsingwar Kangaroo (Stylized Letters)	PEIL	72-339,284	918,554	Aug. 17, 1971	Sept. 30, 1969

70	Kangaroo	PEIL	72-408,954	949,403	Dec. 26, 1972	Nov. 29, 1971

71	Penguin (Design only)	PEIL	72-403,961	952,079	Jan. 30, 1973	Sept. 30, 1971

72	Penguin Dressed (Design only)	PEIL	72-425,819	961,376	June 19, 1973	May 30, 1972

73	Kangaroo (Design only)	PEIL	72-442,607	975,066	Dec. 18, 1973	Dec. 1, 1972

74	John Henry	PEIL	73-008,672	996,837	Oct. 29, 1974	Dec. 12, 1973

75	Kangaroo	PEIL	73-009,623	996,840	Oct. 29, 1974	Dec. 26, 1973

76	Penguin Dressed w/o Buttons (Design only)	PEIL	73-049,330	1,034,409	Feb. 24, 1976	April 14, 1975

77	Penguin Dressed Design (Design only)	PEIL	73-164,596	1,116,035	April 3, 1979	March 31, 1978

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
78	Match (and Design)	PEIL	73-188,174	1,149,000	March 24, 1981	Oct. 4, 1978

79	Cotton Classics By Munsingwear (and Design)	PEIL	73-215,102	1,152,504	April 28, 1981	May 10, 1979

80	STIX (Stylized Letters)	PEIL	73-225,429	1,153,257	May 5, 1981	July 30, 1979

81	Portfolio	PEIL	73-151,687	1,159,219	Jun 30, 1981	Dec 12, 1977

82	Forge (Stylized Letters)	PEIL	73-253,530	1,167,449	Sept. 1, 1981	March 10, 1980

83	Feldini	PEIL	73-245,615	1,173,403	Oct. 13, 1981	Jan. 10, 1980

84	The Lady Manhattan Dress Co.	PEIL	73-245,904	1,175,298	Oct. 27, 1981	Jan. 14, 1980

85	The Manhattan Moving Company	PEIL	73-250,799	1,177,385	Nov. 10, 1981	Feb. 19, 1980

86	Sportstyle	PEIL	73-323,077	1,208,593	Sept. 14, 1982	Aug. 10, 1981

87	EXEC	PEIL	73-323,079	1,208,594	Sept. 14, 1982	Aug. 10, 1981

88	Seperates by Lady Manhattan	PEIL	73-326,220	1,219,220	Dec. 7, 1982	Aug. 31, 1981

89	John Henry	PEIL	73-299,189	1,219,981	Dec. 14, 1982	March 2, 1981

90	G-S-Classic	PEIL	73-348,175	1,227,629	Feb. 15, 1983	Feb. 1, 1982

91	Sun II (and Design)	PEIL	73-332,450	1,238,484	May 17, 1983	Oct. 14, 1981

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
92	Perry Ellis	PEI	73-179,563	1,249,025	Aug 23, 1983	Jul 24, 1978

93	Slammer USA (and Design)	PEIL	73-348,202	1,253,020	Oct. 4, 1983	Feb. 1, 1982

94	Sunsplash (and Design)	PEIL	73-377,344	1,253,039	Oct. 4, 1983	July 29, 1982

95	The Northwestern Knitting Company	PEIL	73-386,078	1,258,623	Nov. 22, 1983	Sept. 16, 1982

96	New Step	PEIL	73-379,277	1,269,305	March 6, 1984	Aug. 10, 1982

97	Perry Ellis	PEIL	73-416,833	1,279,975	May 29, 1984	Mar 11, 1983

98	Corsa (Pirate, Privateer)	PEIL	73-386,403	1,285,310	July 10, 1984	Sept. 17, 1982

99	Lady Manhattan Plus	PEIL	73-383,770	1,294,432	Sept. 11, 1984	Sept. 7, 1982

100	CC Sport (and Design)	PEIL	73-454,700	1,307,173	Nov. 27, 1984	Nov. 28, 1983

101	Slammer USA	PEIL	73-456,765	1,308,143	Dec. 4, 1984	Dec. 12, 1983

102	John Henry	PEIL	73-467,109	1,320,443	Feb. 19, 1985	Feb. 24, 1984

103	The Northwestern Knitting Company	PEIL	73-456,753	1,324,697	March 12, 1985	Dec. 12, 1983

104	Sock Portfolio	PEIL	73-462,797	1,356,752	Aug. 27, 1985	Jan. 27, 1984

105	The Northwestern Knitting Company	PEIL	73-527,131	1,364,606	Oct. 8, 1985	March 15, 1985

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
106	M (and Design)	PEIL	73-387,042	1,370,210	Nov. 12, 1985	Sept. 20, 1982

107	Crest Classic By Munsingwear (Stylized Letters)	PEIL	73-509,671	1,374,850	Dec. 10, 1985	Nov. 19, 1984

108	Perry Ellis America (and Design)	PEIL	73-531,574	1,395,816	June 3, 1986	April 10, 1985

109	Manhattan (Stylized Letters)	PEIL	73-583,067	1,411,407	Sept. 30, 1986	Feb. 18, 1986

110	Perry Ellis	PEIL	73-538,216	1,416,338	Nov. 11, 1986	May 17, 1985

111	Grand Slam (Stylized Letters)	PEIL	73-594,637	1,418,434	Nov. 25, 1986	April 21, 1986

112	Perry Ellis	PEIL	73-601,579	1,428,486	Feb. 10, 1987	May 29, 1986

113	Mario Bellucci	PEIL	73-608,514	1,428,537	Feb. 10, 1987	July 9, 1986

114	Gianni Abozzi	PEIL	73-597,490	1,439,242	May 12, 1987	May 8, 1986

115	The Northwestern Knitting Company (and Design)	PEIL	73-618,406	1,446,537	July 7, 1987	Sept. 8, 1986

116	Perry Ellis	PEIL	73-601,580	1,447,578	July 14, 1987	May 29, 1986

117	Perry Ellis	PEIL	73-601,581	1,448,617	July 21, 1987	May 29, 1986

118	Guayamisa	PEIL	73-658,003	1,468,433	Dec. 8, 1987	April 30, 1987

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
119	PA (Stylized Letters)	PEIL	73-676,129	1,483,605	April 5, 1988	Aug. 3, 1987

120	Design Only (Penguin Design)	PEIL	73-791,911	1,569,866	Dec. 5, 1989	April 7, 1989

121	Design Only (Penguin Design)	PEIL	73-796,831	1,580,093	Jan. 30, 1990	May 1, 1989

122	Tipo’s (Type) (Stylized Letters)	PEIL	73-822,022	1,589,045	March 27, 1990	Aug. 28, 1989

123	Daniel Young	PEIL	74-017,326	1,636,199	Feb. 26, 1991	Jan. 8, 1990

124	Supreme	PEIL	73-830,106	1,638,467	March 19, 1991	Oct. 10, 1989

125	Perry Ellis (Stylized Letters)	PEIL	74-020,204	1,641,343	April 16, 1991	Jan. 18, 1990

126	Perry Ellis	PEIL	74-021,494	1,644,085	May 7, 1991	Jan. 17, 1990

127	Romani	PEIL	74-056,437	1,647,496	June 11, 1991	May 3, 1990

128	Mondo di Marco (and Design)	PEIL	73-763,920	1,648,889	Jun 25, 1991	Nov 16, 1988

129	Oggi Mode	PEIL	74-070,798	1,666,308	Nov. 26, 1991	June 19, 1990

130	Official Fan (and Design)	PEIL	74-123,100	1,685,400	May 5, 1992	Dec. 13, 1990

131	Essay	PEIL	74-022,734	1,690,245	June 2, 1992	Jan. 24, 1990

132	Natural Issue	PEIL	74-075,087	1,690,250	June 2, 1992	July 3, 1990

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
133	Perry Ellis America	PEIL	74-020,019	1,695,300	June 16, 1992	Jan. 17, 1990

134	Chronicles	PEIL	74-006,574	1,696,974	June 23, 1992	Dec. 1, 1989

135	Perry Ellis	PEIL	74-217,602	1,704,748	Aug 4, 1992	Nov 1, 1991

136	Portfolio Perry Ellis	PEIL	74-178,252	1,708,191	Aug 18, 1998	Jun 20, 1991

137	Grand Slam	PEIL	74-121,049	1,710,101	Aug. 25, 1992	Dec. 6, 1990

138	Perry Ellis	PEIL	74-166,078	1,739,844	Dec. 15, 1992	May 13, 1991

139	Pro Player	PEIL	74-023,741	1,751,335	Feb. 9, 1993	Jan. 26, 1990

140	Viva Seta (Long Live Silk) (Stylized Letters)	PEIL	74-219,785	1,768,714	May 4, 1993	Nov. 7, 1991

141	P (and Design)	PEIL	74-223,285	1,782,748	July 20, 1993	Nov. 19, 1991

142	Slammer (Stylized Letters)	PEIL	74-254,644	1,794,329	Sept. 21, 1993	March 12, 1992

143	Shaggy Penguin Undressed with Sunglasses (Design only)	PEIL	74-451,688	1,849,971	Aug. 16, 1994	Oct. 28, 1993

144	Pro Player	PEIL	74-802,131	1,897,027	May 30, 1995	June 30, 1993

145	Crossings	PEIL	74-121,642	1,899,915	June 13, 1995	Dec. 7, 1990

146	360° (Stylized Letters)	PEIL	74-408,237	1,902,285	Jul 4, 1995	Jun 29, 1993

147	Cotton Mill	PEIL	74-456,158	1,902,795	July 4, 1995	Nov. 4, 1993

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
148	Free Agent	PEIL	74-378,426	1,905,037	July 11, 1995	April 13, 1993

149	Perry Ellis Portfolio	PEIL	74-556,106	1,905,523	July 18, 1995	July 29, 1994

150	(Design Only) Perfume	PEIL	75-511,660	1,909,651	Aug 8, 1995	Apr 12, 1994

151	Sportstyle	PEIL	74-451,699	1,911,471	Aug. 15, 1995	Oct. 28, 1993

152	Penguin Club (and Design)	PEIL	74-237,323	1,928,826	Oct. 24, 1995	Jan. 13, 1992

153	Cotton Mill	PEIL	74-438,199	1,934,633	Nov. 14, 1995	Sept. 20, 1993

154	Lady Manhattan	PEIL	74-575,711	1,935,167	Nov. 14, 1995	Sept. 19, 1994

155	John Henry	PEIL	74-579,565	1,935,193	Nov. 14, 1995	Sept. 28, 1994

156	Alexander Martin	PEIL	74,579,319	1,942,416	Dec. 19, 1995	Sept. 28, 1994

157	Textures By Natural Issue	PEIL	74-593,884	1,954,534	Feb. 6, 1996	Nov. 2, 1994

158	Natural Issue (and Design)	PEIL	74-397,142	1,960,668	March 5, 1996	June 2, 1993

159	City Rap	PEIL	74-684,875	1,968,596	April 16, 1996	June 6, 1995

160	Sunsplash	PEIL	74-582,538	1,987,959	July 23, 1996	Oct. 5, 1995

161	Munsingwear	PEIL	74-384,295	2,011,287	Oct. 29, 1996	April 26, 1993

162	Tempo Libero (Free Time) (and Design)	PEIL	74-250,778	2,018,563	Nov. 26, 1996	Feb. 28, 1992

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
163	Tempo Libero (Free Time) (and Design)	PEIL	74-250,779	2,018,564	Nov. 26, 1996	Feb. 28, 1992

164	Pro Player	PEIL	75-012,224	2,025,275	Dec. 24, 1996	Oct. 30, 1995

165	Eagle Design w/o NI (Design only)	PEIL	75-053-008	2,027,110	Dec. 31, 1996	Feb. 5, 1996

166	Monte Carlo	PEIL	74-459,065	2,036,323	Feb. 11, 1997	Nov. 17, 1993

167	Grand Slam Tour	PEIL	74-165,605	2,037,351	Feb. 11, 1997	May 13, 1991

168	(Design Only) Shirts	PEIL	74-511,658	2,037,960	Feb 11, 1997	Apr 12, 1994

169	Penguin Sport	PEIL	74-236,799	2,049,331	April 1, 1997	Jan. 10, 1992

170	Lady Manhattan	PEIL	74-575,600	2,053,139	April 15, 1997	Sept. 19, 1994

171	The Original Penguin Shirt Co.	PEIL	75-078,503	2,060,953	May 13, 1997	March 26, 1996

172	Cash-Cotton Cotton with the Cashmere Feel! (and Design)	PEIL	74-696,026	2,073,085	June 24, 1997	June 30, 1995

173	Penguin Club	PEIL	74-236,565	2,075,921	July 1, 1997	Jan. 10, 1992

174	Penguin Sport (and Design)	PEIL	74-236,566	2,075,922	July 1, 1997	Jan. 10, 1992

175	Fans Gear (Stylized Letters)	PEIL	75-070,065	2,077,125	July 8, 1997	March 11, 1996

176	Wear the Attitude	PEIL	74-509,748	2,081,861	July 22, 1997	April 4 ,1994

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
177	John JH Henry	PEIL	75-204,528	2,091,470	Aug. 26, 1997	Nov. 26, 1996

178	Natural Issue Alternatives	PEIL	74-672,508	2,129,262	Jan. 13, 1998	April 12, 1995

179	Grand Slam	PEIL	74-119,629	2,151,550	April 21, 1998	Dec. 3, 1990

180	Perry Ellis America	PEIL	75-132,833	2,164,539	Jun 9, 1998	Jul 11, 1996

181	Golf Classics by Munsingwear	PEIL	75-132,252	2,170,126	June 30, 1998	July 8, 1996

182	Change Course	PEIL	75-257,764	2,171,034	July 7, 1998	March 14, 1997

183	STIX	PEIL	75-257,765	2,171,035	July 7, 1998	March 14, 1997

184	Links Edition	PEIL	74-647,758	2,177,066	July 28, 1998	March 16, 1995

185	Manhattan (and Design)	PEIL	75-022,981	2,179,813	Aug. 11, 1998	Nov. 20, 1995

186	Natural Issue (and Design)	PEIL	74-526,548	2,186,104	Sept. 1, 1998	May 19, 1994

187	Corporate Gear	PEIL	75-019,606	2,196,184	Oct. 13, 1998	Nov. 13, 1995

188	Tribute	PEIL	75-191,351	2,203,183	Nov. 10, 1998	Nov. 1, 1996

189	Career Club	PEIL	74-526,547	2,205,922	Nov. 24, 1998	May 19, 1994

190	Monte Fino (Fine Mountain)	PEIL	75-116,412	2,211,464	Dec. 15, 1998	June 10, 1996

191	Natural Issue	PEIL	74-583,216	2,222,989	Feb. 9, 1999	Oct. 7, 1994

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
192	Manhattan Club MC Sport (and Design)	PEIL	75-430,934	2,238,720	April 13, 1999	Feb. 9, 1998

193	Horizontal Fly Design (Design only)	PEIL	74-355,709	2,242,300	May 4, 1999	Feb. 3, 1993

194	Men’s Brief Design (Design only)	PEIL	74-355,092	2,248,422	June 1, 1999	Feb. 3, 1993

195	Slam	PEIL	74-119,194	2,263,848	July 27, 1999	Nov. 29, 1990

196	Manhattan (and Design)	PEIL	75-369,281	2,264,187	July 27, 1999	Oct. 7, 1997

197	Cross Gear (and Design)	PEIL	75-298,290	2,278,340	Sept. 14, 1999	May 27, 1997

198	Mondo di Marco (World of Marco) (Stylized Letters)	PEIL	75-163,821	2,315,164	Feb. 8, 2000	Sept. 10, 1996

199	Career Club	PEIL	75-585,539	2,316,085	Feb. 8, 2000	Nov. 9, 1998

200	Perry Ellis America (and Design)	PEIL	75-479,492	2,323,085	Feb. 29, 2000	May 5, 1998

201	360° Perry Ellis (and Design)	PEIL	74-473,873	2,324,681	Feb. 29, 2000	Dec. 21, 1993

202	Crossings	PEIL	75-575,898	2,349,606	May 16, 2000	Oct. 23, 1998

203	Munsingwear Classics	PEIL	75-733,506	2,366,230	July 11, 2000	June 21, 1999

204	P (and Design)	PEIL	75-844,963	2,401,979	Nov. 07, 1999	Nov. 10, 1999

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	APPLICATION [SERIAL] NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
205	Perry Ellis America (and Design)	PEIL	75-041,809	2,412,717	Dec. 12, 2000	Jan. 11, 1996

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

SCHEDULE OF JANTZEN U.S. TRADEMARKS AND TRADEMARK APPLICATIONS

	MARK	GRANTOR	APPLICATION NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
1	Current	JAC	76-221,382			Mar. 7, 2001

2	Aquasculpting	JAC	75-602,299			Dec. 9, 1998

3	Tursio (Dolphin, Porpoise)	JAC	76-221,386			Mar. 7, 2001

4	Fluento	JAC	76-221,383			Mar. 7, 2001

5	Storm	JAC	76-221,385			Mar. 7, 2001

6	Natrix (Water Snake, Snake that Lives in Water)	JAC	76-221,384			Mar. 7, 2001

7	Diving Girl (Stylized Letters)	JAC	71-203,129	194,450	Jan. 27, 1925	Sept. 27, 1924

8	Red Diving Girl (Stylized Letters)	JAC	71-203,130	194,451	Jan. 27, 1925	Sept. 27, 1924

9	Jantzen (and Design)	JAC	71-225,959	213,637	June 1, 1926	Jan. 15, 1926

10	Verelama Revere (and Design)	JAC	71-447,574	393,555	Feb. 17, 1942	Oct. 6, 1941

11	Jantzen (Stylized Letters)	JAC	71-481,184	418,710	Jan. 8, 1946	Mar. 22, 1945

12	Jantzen (Stylized Letters)	JAC	71-493,490	421,924	June 18, 1946	Dec. 18, 1945

13	Jantzen (and Design)	JAC	71-493,492	421,925	June 18, 1946	Dec. 18, 1945

14	(Design only) Diving Girl	JAC	71-493,491	423,812	Sept. 10, 1946	Dec. 18, 1945

15	Jantzen (Stylized Letters)	JAC	71-548,083	515,367	Sept. 20, 1949	Jan. 27, 1948

16	(Design only) Diving Girl	JAC	71-548,082	522,178	Mar. 14, 1950	Jan. 27, 1948

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

	MARK	GRANTOR	APPLICATION NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
17	(Design only) Diving Girl	JAC	71-573,128	526,944	June 27, 1950	Feb. 1, 1949

18	Jantzen (and Design)	JAC	71-573,129	526,945	June 27, 1950	Feb. 1, 1949

19	Jandals (Stylized Letters)	JAC	71-602,200	546,967	Aug. 21, 1951	Aug. 15, 1950

20	Zip-Fit (Stylized Letters)	JAC	71-629,897	578,251	Aug. 4, 1953	May 19, 1952

21	Jandoliers (Stylized Letters)	JAC	71-655,987	598,798	Nov. 30, 1954	Nov. 6, 1953

22	(Design only) Diving Girl	JAC	72-055,146	700,515	July 5, 1960	July 11, 1958

23	Jantzen (Stylized Letters)	JAC	72-055,147	700,516	July 5, 1960	July 11, 1958

24	(Design only) Ellipse with Basketball	JAC	72-07h0,082	701,425	July 19, 1960	Mar. 23, 1959

25	Jantzen (Stylized Letters)	JAC	72-101,785	714,792	May 2, 1961	Aug. 1, 1960

26	(Design only) Diving Girl	JAC	72-101,786	714,793	May 2, 1961	Aug. 1, 1960

27	(Design only) Diving Girl	JAC	72-110,856	722,458	Oct. 10, 1961	Dec. 27, 1960

28	Jantzen (Stylized Letters)	JAC	72-110,857	722,931	Oct. 24, 1961	Dec. 27, 1960

29	Just Wear a Smile and a Jantzen	JAC	72-102,243	727,742	Feb. 20, 1962	Aug. 8, 1960

30	Lamberra	JAC	72-116,837	728,338	Mar. 6, 1962	Mar. 30, 1961

31	Revere	JAC	72-176,574	769,217	May 5, 1964	Sept. 9, 1963

32	Curvallure	JAC	72-225,872	809,598	June 7, 1966	Aug. 17, 1965

33	International Sports Club	JAC	72-231,686	817,840	Nov. 1, 1966	Oct. 27, 1965

34	Jantzen	JAC	72-239,150	825,722	Mar. 14, 1967	Feb. 18, 1966

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

	MARK	GRANTOR	APPLICATION NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
35	(Design only) Diving Girl	JAC	72-239,151	825,723	Mar. 14, 1967	Feb. 18, 1966

36	Smile Girl	JAC	72-256,743	835,992	Sept. 26, 1967	Oct. 19, 1966

37	Liquid Fit	JAC	72-275,419	842,510	Jan. 16, 1968	July 6, 1967

38	Jantzen	JAC	72-276,073	842,511	Jan. 16, 1968	July 17, 1967

39	Smilewear	JAC	72-277,839	843,257	Jan. 30, 1968	Aug. 8, 1967

40	(Design only) Diving Girl	JAC	72-276,072	851,501	June 25, 1968	July 17, 1967

41	(Design only) Diving Girl in Crest	JAC	72-313,304	872,646	July 8, 1969	Nov. 29, 1968

42	Center Court	JAC	72-366,253	907,238	Feb. 2, 1971	July 27, 1970

43	Center Court (and Design)	JAC	72-449,291	978,668	Feb. 12, 1974	Feb. 20, 1973

44	Scotch Tumbler	JAC	73-082,537	1,055,641	Jan. 4, 1977	April 2, 1976

45	North Country	JAC	73-082,536	1,057,735	Feb. 1, 1977	April 2, 1976

46	3 Under	JAC	73-082,535	1,059,378	Feb. 15, 1977	April 2, 1976

47	Dunker	JAC	73-125,058	1,082,705	Jan. 17, 1978	May 2, 1977

48	J (Stylized Letters)	JAC	73-170,267	1,123,345	July 31, 1979	May 15, 1978

49	Janfit	JAC	73-320,244	1,210,632	Sept. 28, 1982	July 23, 1981

50	Prospun (and Design)	JAC	73-355,474	1,272,793	April 3, 1984	Mar. 19, 1982

51	Natural Touch (and Design)	JAC	73-329,927	1,273,601	April 10, 1984	Sept. 28, 1981

52	Southpoint (Stylized Letters)	JAC	73-422,143	1,290,193	Aug. 14, 1984	April 18, 1983

53	Iredell County	JAC	73-432,710	1,294,559	Sept. 11, 1984	June 29, 1983

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

	MARK	GRANTOR	APPLICATION NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
54	Zuma Beach (and Design)	JAC	73-639,386	1,462,914	Oct. 27, 1987	Jan. 12, 1987

55	Sandy Cove	JAC	73-666,211	1,477,816	Feb. 23, 1988	June 12, 1987

56	Sandy Bay	JAC	73-666,212	1,477,817	Feb. 23, 1988	June 12, 1987

57	Clean Water	JAC	74-228,757	1,710,164	Aug. 25, 1992	Dec. 9, 1991

58	Jantzen (and Design)	JAC	74-333,194	1,795,088	Sept. 28, 1993	Nov. 20, 1992

59	The Total Sweater	JAC	74-334,357	1,823,816	Feb. 22, 1994	Nov. 24, 1992

60	Lucky Links	JAC	74-334,358	1,823,817	Feb. 22, 1994	Nov. 24, 1992

61	PDX	JAC	74-322,381	1,829,886	April 5, 1994	Oct. 14, 1992

62	Natural Essentials	JAC	74-326,182	1,834,705	May 3, 1994	Oct. 27, 1992

63	PDX Sportswear	JAC	74-457,674	1,879,834	Feb. 21, 1995	Nov. 12, 1993

64	Jantzen Clean Water Est. 1910 (and Design)	JAC	74-551,004	1,915,073	Aug. 29, 1995	July 19, 1994

65	Body Art	JAC	74-532,256	1,930,975	Oct. 31, 1995	June 1, 1994

66	Flannel Ease	JAC	74-491,370	1,980,052	June 11, 1996	Feb. 16, 1994

67	Zuma Beach	JAC	74-596,522	1,997,560	Aug. 27, 1996	Nov. 8, 1994

68	Seeing is Believing	JAC	74-636,763	2,014,441	Nov. 5, 1996	Feb. 21, 1995

69	Keep Our Beaches Beautiful	JAC	75-093,514	2,047,730	Mar. 25, 1997	April 26, 1996

70	Trim Swim	JAC	75-067,725	2,064,142	May 20, 1997	Mar. 5, 1996

71	Jantzen	JAC	75-022,473	2,065,889	May 27, 1997	Nov. 20, 1995

72	Jantzen	JAC	74-581,324	2,072,189	June 17, 1997	Oct. 3, 1994

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

	MARK	GRANTOR	APPLICATION NO.	REGISTRATION NO.	REGISTRATION DATE	APPLICATION [FILED] DATE
73	Make Your Own Beach	JAC	74-707,261	2,144,986	Mar. 17, 1998	July 28, 1995

74	Jantzen	JAC	75-317,817	2,197,656	Oct. 20, 1998	July 1, 1997

75	Jantzen JS Signature (and Design)	JAC	75-299,905	2,255,937	June 22, 1999	May 28, 1997

76	Uptake	JAC	75-383,393	2,269,774	Aug. 10, 1999	Nov. 3, 1997

77	Teraz	JAC	75-329,267	2,272,876	Aug. 24, 1999	July 23, 1997

78	Jantzen (and Design)	JAC	75-639,781	2,321,381	Feb. 22, 2000	Feb. 9, 1999

79	Jantzen (and Design)	JAC	75-642,280	2,403,409	Nov. 14, 2000	Feb. 17, 1999

80	Remora	JAC	75-889,502	2,404,397	Nov. 14, 2000	Jan. 6, 2000

81	Natator (Swimmer)	JAC	75-833,800	2,476,588	Aug. 7, 2001	Oct. 28, 1999

82	+ Guard (and Design)	JAC	75-731,528	2,541,089	Feb. 19, 2002	June 17, 1999

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

SCHEDULE OF PERRY ELLIS INTERNATIONAL TRADEMARKS AND TRADEMARK APPLICATIONS

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1	Lady Manhattan	PEI	AIPO (African Union)	83777	34270

2	Munsingwear	PEI	Albania	74	4916

3	Penguin Design (Dressed)	PEI	Albania	76	4918

4	Grand Slam	PEI	Albania	71	4913

5	Penguin	PEI	Albania	75	4917

6	Lady Manhattan	PEI	Algeria	940516	47765

7	Manhattan	PEI	Algeria	940517	47766

8	Perry Ellis	PEI	Andorra	16705

9	Perry Ellis America	PEI	Andorra	16696

10	Perry Ellis Portfolio	PEI	Andorra	16697

11	Pro Player	PEI	Andorra		5551

12	Perry Ellis	PEI	Anguilla		3223

13	Lady Manhattan (Stylized)	PEI	Antigua & Barbuda	N/A	1136

14	Manhattan	PEI	Antigua & Barbuda	N/A	1135

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
15	Textures by Natural Issue	PEI	Argentina	1,978,994

16	Munsingwear	PEI	Argentina	1788049	1481249

17	Muusingwear	PEI	Argentina	1788050	1435421

18	Munsingwear	PEI	Argentina	1788051	1435442

19	Munsingwear	PEI	Argentina	1860739	1465094

20	Munsingwear & Shield Design	PEI	Argentina	1422283	1306248

21	Penguin Design (Dressed)	PEI	Argentina	1785121	1489748

22	Penguin Design (Dressed)	PEI	Argentina	1785120	1489747

23	Penguin Club & Design (Undressed)	PEI	Argentina	1846331

24	Penguin Sport and Design (Undressed Penguin)	PEI	Argentina	1846332

25	Grand Slam	PEI	Argentina	1297958	1391306

26	Penguin	PEI	Argentina	1791066

27	Penguin	PEI	Argentina	1791067

28	Munsingwear & Penguin Design (Dressed)	PEI	Argentina	1388338	1422656

29	Munsingwear Since 1886 and Kangaroo Design	PEI	Argentina	1830851

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
30	Grand Slam & Design	PEI	Argentina	1818612	1469615

31	Perry Ellis	PEI	Argentina	1651939	1,741,078

32	Manhattan	PEI	Argentina	1940057	1563415

33	Lady Manhattan	PEI	Argentina	1743751	1412668

34	Lady Manhattan	PEI	Argentina	1872345	1412667

35	Manhattan	PEI	Argentina	1930800	1545682

36	Manhattan	PEI	Argentina		1606551

37	Manhattan	PEI	Argentina	1872344	1497979

38	Manhattan	PEI	Argentina		1606550

39	Manhattan International	PEI	Argentina	1810821	1451710

40	Lady Manhattan	PEI	Argentina		1497980

41	Manhattan	PEI	Argentina	1810822	1451711

42	Pro Player	PEI	Argentina	2,112,053	1,720,959

43	Munsingwear	PEI	Aruba	881702714	13892

44	Cotton Classics By Munsingwear	PEI	Aruba	88102716	13894

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
45	Penguin Design (Dressed)	PEI	Aruba	88102717	13895

46	Grand Slam	PEI	Aruba	88102718	13896

47	Munsingwear Slammers Boys & Design	PEI	Aruba	88102713	13891

48	Perry Ellis	PEI	Aruba	93112613	16501

49	Perry Ellis Portfolio	PEI	Aruba	93112615	16503

50	Perry Ellis	PEI	Aruba		20642

51	Natural Issue	PEI	Australia	647,727	647,727

52	Textures By Natural Issue	PEI	Australia	662,188	662,188

53	Lady Manhattan	PEI	Australia	256114	A265114

54	John Henry	PEI	Australia	344584	B344584

55	Perry Ellis Portfolio	PEI	Australia	800516	800516

56	Pro Player	PEI	Australia	553,088	B553088

57	Textures By Natural Issue	PEI	Austria	2994/95	159,890

58	Natural Issue	PEI	Austria	2357/95	162,134

59	Munsing Wear	PEI	Austria	15750	19812

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
60	Cotton Classics By Munsingwear	PEI	Austria	178680	95504

61	Penguin Design (Dressed)	PEI	Austria	180172	73352

62	Grand Slam	PEI	Austria	180072	73351

63	Manhattan	PEI	Austria	2631/64	57133

64	Perry Ellis	PEI	Azerbaijan	994728/3	2000 0873

65	Perry Ellis Portfolio	PEI	Bahamas	16156	16156

66	Perry Ellis Portfolio	PEI	Bahamas	16157	16157

67	Manhattan	PEI	Bahamas	5352	5352

68	Lady Manhattan	PEI	Bahamas	5313	5313

69	Perry Ellis	PEI	Bahamas	22,126

70	Penguin Design (Dressed)	PEI	Bahamas	8766

71	Penguin Design (Undressed)	PEI	Bahamas	8773

72	Penguin Design (Undressed)	PEI	Bahamas	8776

73	Penguin Sport	PEI	Bahamas	23959

74	Penguin Sport	PEI	Bahamas	23960

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
75	Munsingwear	PEI	Bahamas	23961

76	Munsingwear	PEI	Bahamas	23962

77	Grand Slam	PEI	Bahamas	23957

78	Grand Slam	PEI	Bahamas	23958

79	Penguin Design (Dressed)	PEI	Bahamas	8753

80	Munsingwear	PEI	Bahrain		3334

81	Penguin Design (Dressed)	PEI	Bahrain		3335

82	Grand Slam	PEI	Bahrain		TM3400

83	Perry Ellis Portfolio	PEI	Bahrain	1538/99

84	Perry Ellis Portfolio	PEI	Bangladesh	61530

85	Lady Manhattan	PEI	Barbados		2996

86	Manhattan	PEI	Barbados	N/A	81/4606

87	Munsingwear	PEI	Belize		4363

88	Penguin Design (Dressed)	PEI	Belize		6273

89	Natural Issue	PEI	Benelux	847,072	575,177

90	Textures by Natural Issue	PEI	Benelux	848,978	577,856

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
91	Munsingwear	PEI	Benelux	593,876	314220

92	Cotton Classics By Munsingwear	PEI	Benelux	637,117	368145

93	Penguin Design (Dressed)	PEI	Benelux	592,527	311786

94	Penguin Club & Design (Undressed)	PEI	Benelux	778,741	513588

95	Penguin Sport & Design (Undressed Penguin)	PEI	Benelux	778,744	513008

96	Grand Slam	PEI	Benelux	592,528	311787

97	Perry Ellis Portfolio	PEI	Benelux	692304	427037

98	Manhattan and Design	PEI	Benelux	664405	398088

99	Manhattan	PEI	Benelux	501186	522

100	John Henry	PEI	Benelux	620735	348385

101	Manhattan Stylized	PEI	Benelux	501187	523

102	Mondo di Marco & Design	PEI	Benelux		549,299

103	Penguin Sport	PEI	Bermuda	33240

104	Penguin Sport	PEI	Bermuda	33241

105	Munsingwear	PEI	Bermuda	33346

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
106	Grand Slam	PEI	Bermuda	33347

107	Penguin Design (Dressed)	PEI	Bermuda	33348

108	Penguin Design (Undressed)	PEI	Bermuda	33349

109	Penguin Design (Undressed)	PEI	Bermuda	33350

110	Munsingwear	PEI	Bermuda		9690

111	Penguin Design (Dressed)	PEI	Bermuda		20414

112	Grand Slam	PEI	Bermuda		20415

113	Perry Ellis	PEI	Bermuda	25858

114	Perry Ellis	PEI	Bermuda	25863	25863

115	Perry Ellis Portfolio	PEI	Bermuda	25860

116	Perry Ellis Portfolio	PEI	Bermuda	25861

117	Perry Ellis	PEI	Bermuda	30957

118	Munsingwear	PEI	Bolivia		40874A

119	Munsingwear	PEI	Bolivia		41766A

120	Munsingwear	PEI	Bolivia		41768A

121	Munsingwear	PEI	Bolivia		41767A

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
122	Penguin Sport	PEI	Bolivia	24570	SM3890/SM3889

123	Penguin Design (Dressed)	PEI	Bolivia		40875A

124	Grand Slam	PEI	Bolivia		40876A

125	Manhattan	PEI	Bolivia		56322-A

126	Manhattan	PEI	Bolivia		56321-A

127	John Henry	PEI	Bolivia		38330

128	Lady Manhattan & Design	PEI	Bolivia	52985

129	Manhattan	PEI	Bolivia	52988

130	Manhattan (New Logo)	PEI	Bolivia	52986

131	Lady Manhattan (stylized)	PEI	Bolivia	52987

132	Perry Ellis Portfolio	PEI	Bolivia		80729

133	Manhattan Club	PEI	Bolivia

134	Munsingwear	PEI	Bophuthatswana		55223

135	Munsingwear	PEI	Bophuthatswana		830933

136	Cotton Classics By Munsingwear & Design	PEI	Bophuthatswana		800761

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
137	Penguin Design (Dressed)	PEI	Bophuthatswana	891363

138	Penguin Design (Dressed)	PEI	Bophuthatswana		714045

139	Penguin Design (Dressed)	PEI	Bophuthatswana		830911

140	Grand Slam	PEI	Bophuthatswana	901050

141	Manhattan	PEI	Bophuthatswana	85/0816	85/0816

142	Pro Player	PEI	Bosnia & Herzegovina	971554A

143	Munsingwear	PEI	Botswana	631472	3908

144	Munsingwear	PEI	Botswana	812206	7864

145	Cotton Classics By Munsingwear & Design	PEI	Botswana	793574	6998

146	Penguin Design (Dressed)	PEI	Botswana	714045	3909

147	Penguin Design (Dressed)	PEI	Botswana	812207	7865

148	Grand Slam	PEI	Botswana	62/0026	3907

149	Lady Manhattan	PEI	Botswana		S.A.1177

150	Manhattan	PEI	Botswana		S.A. 1075

151	Natural Issue	PEI	Brazil	819390003	819390003

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
152	Munsingwear	PEI	Brazil		002317591

153	Munsingwar Grand Slam Penguin Design (Dressed)	PEI	Brazil		7206305

154	Penguin Design (Dressed)	PEI	Brazil	007187/76	760071870

155	Grand Slam	PEI	Brazil		811062201

156	M Munsingwear & Penguin Design (Dressed)	PEI	Brazil		006667031

157	Munsingwear & Kangaroo Design	PEI	Brazil	816873070	816873070

158	Cotton Classics & Penguin (Dressed)	PEI	Brazil	818852836	815065078

159	Grand Slam & Design	PEI	Brazil	1277779	790127776

160	Perry Ellis America & Eagle Design	PEI	Brazil	818990015	818990015

161	Perry Ellis	PEI	Brazil	818990007	818990007

162	Perry Ellis Portfolio	PEI	Brazil	822007860

163	Penguin Sport	PEI	British Virgin Islands		3682

164	Penguin Design (Dressed)	PEI	British Virgin Islands	3002	3002

165	Grand Slam	PEI	British Virgin Islands	3001	3001

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
166	America Perry Ellis Design	PEI	British Virgin Islands		2707

167	Perry Ellis Portfolio	PEI	British Virgin Islands		2706

168	Munsingwear	PEI	Bulgaria		19063

169	Penguin Design (Dressed)	PEI	Bulgaria	•	19062

170	Lady Manhattan	PEI	Bulgaria		4330

171	Manhattan	PEI	Bulgaria		4372

172	Penguin Sport	PEI	Cambodia (Kampuchea)	14523/00	KH014314/01

173	Munsingwear	PEI	Cambodia (Kampuchea)	3189	3187

174	Penguin Design (Dressed)	PEI	Cambodia (Kampuchea)	3190	3188

175	Grand Slam	PEI	Cambodia (Kampuchea)	3188	3186

176	Natural Issue	PEI	Canada	738,679	489,466

177	Natural Issue & Design	PEI	Canada	797,875	476,223

178	Natural Issue	PEI	Canada	785,103	476,947

179	Munsing Wear	PEI	Canada	104,104	28,736

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
180	Munsingwear	PEI	Canada	455,413	290,858

181	Penguin Design (Dressed)	PEI	Canada	409,089	261,104

182	Penguin Design (Dressed)	PEI	Canada	545,546	437,151

183	Penguin Sport & Design (Undressed Penguin)	PEI	Canada	696,757	490,401

184	Grand Slam	PEI	Canada	248,960	119,303

185	Grand Slam	PEI	Canada	507,361	325,174

186	Perry Ellis	PEI	Canada	734,120

187	Perry Ellis Portfolio	PEI	Canada	672,031	422,493

188	Perry Ellis America & Eagle Design	PEI	Canada	661,360	404,459

189	Perry Ellis America & Flag Design	PEI	Canada	885,314	535,446

190	Lady Manhattan	PEI	Canada	240,960	108,836

191	Manhattan	PEI	Canada	107,963	30,682

192	Manhattan	PEI	Canada	75,454	17,004

193	John Henry	PEI	Canada	379,941	211,097

194	Manhattan	PEI	Canada	72,644	16,905

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
195	Perry Ellis Portfolio	PEI	Canada	1,022,925

196	Perry Ellis Portfolio	PEI	Canada	1,036,084

197	Pro Player & Design	PEI	Canada	681,401	404,013

198	Perry Ellis	PEI	Canada	1,083,250

199	Mondo di Marco & Design	PEI	Canada	661,724	386,264

200	John Henry	PEI	Canada	1,114,805

201	Tribute	PEI	Canada	1,089,116

202	Natural Issue	PEI	Canada	715,535	417,497

203	Pingouin	PEI	Canada	856,043	520,420

204	Pingouin Design	PEI	Canada	856,041	317,618

205	Perry Ellis	PEI	Canada	849,730	513,178

206	Perry Ellis America	PEI	Canada	849,729	511,045

207	Cotton Mill	PEI	Canada	793,407	501,803

208	Perry Ellis	PEI	Canada	784,019	460,157

209	Forge	PEI	Canada	764,877	451,932

210	360° and design	PEI	Canada	725,409	431,157

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
211	Perry Ellis	PEI	Canada	725,057	451,446

212	Perry Ellis	PEI	Canada	719,384	460,372

213	Natural Issue	PEI	Canada	715,535	417,497

214	Tempo Libero & Design	PEI	Canada	699,611	410,922

215	Tempo Libero & Design	PEI	Canada	699,609	410,921

216	Portfolio	PEI	Canada	698,113	462,052

217	Viva Seta & Design	PEI	Canada	690,660	413,961

218	Perry Ellis America	PEI	Canada	678,459	422,502

219	The Northwestern Knitting Company	PEI	Canada	676,797	418,805

220	Kangaroo Design	PEI	Canada	674,456	464,111

221	Perry Ellis & Design	PEI	Canada	672,033	434,604

222	Sogno & Design	PEI	Canada	667,922	419,093

223	Perry Ellis & Design	PEI	Canada	661,358	437,051

224	Perry Ellis	PEI	Canada	653,885	435,457

225	Perry Ellis	PEI	Canada	612,182	401,805

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
226	Mario Bellucci	PEI	Canada	598,176	372,926

227	Feldini	PEI	Canada	598,170	356,290

228	Peters & Ashley	PEI	Canada	588,505	355,280

229	The Northwestern Knitting Company & Design	PEI	Canada	575,993	391,888

230	Portfolio - Perry Ellis	PEI	Canada	573,504	377,403

231	Kangaroo	PEI	Canada	527,549	306,450

232	Slammer & Design	PEI	Canada	525,323	304,931

233	Slammer USA & Design	PEI	Canada	517,214	303,270

234	Perry Ellis	PEI	Canada	489,993	342,733

235	Slammer	PEI	Canada	480,321	303,365

236	Slammer & Design	PEI	Canada	463,321	308,712

237	Slammer	PEI	Canada	463,320	297,993

238	Golden Needle	PEI	Canada	234,254	111,632

239	Munsingwear	PEI	Chile	160863	364752

240	Penguin Design (Dressed)	PEI	Chile	97267	386365

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
241	Grand Slam	PEI	Chile		490,185

242	Munsingwear & Penguin Design (Dressed)	PEI	Chile	498.843	360.069

243	Perry Ellis & Signature Design	PEI	Chile	111562	545290

244	Manhattan	PEI	Chile	248111	415915

245	Manhattan	PEI	Chile	268770	426535

246	John Henry By Manhattan	PEI	Chile	239922	409023

247	John Henry, Jr.	PEI	Chile	225138	403889

248	John Henry	PEI	Chile	216046	400487

249	Manhattan	PEI	Chile	209718	394995

250	Manhattan	PEI	Chile	209717	394994

251	Manhattan	PEI	Chile	305483	447271

252	Manhattan	PEI	Chile		447270

253	Manhattan	PEI	Chile	268771	426536

254	Manhattan	PEI	Chile	268772	426537

255	Manhattan	PEI	Chile	268773	426538

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
256	Perry Ellis Portfolio	PEI	Chile	455,817	558.354

257	Perry Ellis Portfolio	PEI	Chile	485,563

258	Perry Ellis America	PEI	Chile	485,564

259	Natural Issue	PEI	China (People’s Republic Of)	94086815	867,731

260	Perry Ellis Portfolio	PEI	China (People’s Republic Of)	94082980	867786

261	John Henry	PEI	China (People’s Republic Of)	28873	248947

262	Lady Manhattan (Stylized)	PEI	China (People’s Republic Of)	1130	237337

263	Manhattan & Two Triangle Logo	PEI	China (People’s Republic Of)	1132	237335

264	Manhattan	PEI	China (People’s Republic Of)	1133	237336

265	Manhattan in Chinese (Transliteration)	PEI	China (People’s Republic Of)	95051069	933590

266	Perry Ellis Portfolio	PEI	China (People’s Republic Of)	9900107440	1496433

267	Perry Ellis	PEI	China (People’s Republic Of)	9900107441	1496434

268	Mondo di Marco & Design	PEI	China (People’s Republic Of)		783,770

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
269	Penguin Sport	PEI	Colombia

270	Natural Issue	PEI	Colombia	92-361822	153,620

271	Textures By Natural Issue	PEI	Colombia	9522693	179,714

272	Munsingwear	PEI	Colombia	95018133	203,901

273	Penguin Design (Dressed)	PEI	Colombia	330229

274	Grand Slam	PEI	Colombia		83808

275	Munsingwear & Penguin Design (Dressed)	PEI	Colombia		91657

276	Perry Ellis	PEI	Colombia	285948	134193

277	Perry Ellis America	PEI	Colombia	422599	161476

278	Perry Ellis	PEI	Colombia	014249	165964

279	Perry Ellis America	PEI	Colombia	014248	165965

280	Perry Ellis America	PEI	Colombia	422595	161369

281	Perry Ellis America	PEI	Colombia	422593	217593

282	Perry Ellis Portfolio	PEI	Colombia	422954	158584

283	Perry Ellis Portfolio	PEI	Colombia	422949	223.080

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
284	Perry Ellis	PEI	Colombia	236065	207803

285	Perry Ellis America & Eagle Design	PEI	Colombia	95061183	186533

286	John Henry	PEI	Colombia	261101	214753

287	Manhattan	PEI	Colombia		81282

288	Manhattan	PEI	Colombia		81283

289	Manhattan	PEI	Colombia	59474	42608

290	Manhattan	PEI	Colombia	59474	42607

291	Manhattan	PEI	Colombia	59474	42606

292	Manhattan	PEI	Colombia		7056

293	Manhattan	PEI	Colombia		7056A

294	Manhattan	PEI	Colombia		13693

295	Perry Ellis Portfolio	PEI	Colombia		228,624

296	Perry Ellis Portfolio	PEI	Colombia	045511

297	Mondo di Marco & Design	PEI	Colombia		201,610

298	Penguin Sport	PEI	Colombia	01047264

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
299	Natural Issue	PEI	Costa Rica	92,065	92,065

300	Textures By Natural Issue	PEI	Costa Rica	0292	95,942

301	Munsingwear	PEI	Costa Rica		87791

302	Munsingwear & Shield Design	PEI	Costa Rica		11235

303	Penguin Design (Dressed)	PEI	Costa Rica	35095	44590

304	Grand Slam	PEI	Costa Rica	40551	49056

305	Penguin	PEI	Costa Rica	35094	44589

306	Perry Ellis Portfolio	PEI	Costa Rica	None Assigned	87245

307	Perry Ellis	PEI	Costa Rica		69539

308	Perry Ellis	PEI	Costa Rica	None Assigned	87237

309	Perry Ellis	PEI	Costa Rica	None Assigned	87244

310	Perry Ellis America	PEI	Costa Rica	None Assigned	87232

311	Perry Ellis America	PEI	Costa Rica	None Assigned	87243

312	Perry Ellis Portfolio	PEI	Costa Rica	None Assigned	87236

313	John Henry	PEI	Costa Rica		47956

314	Lady Manhattan	PEI	Costa Rica	N/A	24417

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
315	Manhattan	PEI	Costa Rica	5247	5247

316	Penguin Sport	PEI	Costa Rica

317	Pro Player	PEI	Croatia	961115A	Z961115A

318	Manhattan	PEI	Cuba	215794	111344

319	Manhattan	PEI	Cuba	N/A	41374

320	Perry Ellis	PEI	Cuba	2000-1387

321	Perry Ellis Portfolio	PEI	Cuba	2000-1680

322	Perry Ellis America	PEI	Cuba	2000-1988

323	John Henry	PEI	Cuba	2000-1389

324	Manhattan	PEI	Cuba	2000-1390

325	Munsingwear	PEI	Cuba	2000-1394

326	Grand Slam	PEI	Cuba	2000-1395

327	Penguin Sport	PEI	Cuba	2000-1396

328	Natural Issue	PEI	Cuba	2000-1399

329	Crossings	PEI	Cuba	2000-1400

330	Lady Manhattan	PEI	Cyprus	10984	B10984

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
331	Manhattan	PEI	Cyprus	N/A	B1255

332	Perry Ellis	PEI	Cyprus	54196

333	Lady Manhattan	PEI	Cyprus (Turkish Federated State Of)	369	B369

334	Munsing Wear	PEI	Czech Republic	25,331	101507

335	Penguin Design (Dressed)	PEI	Czech Republic	45,780	160750

336	Grand Slam	PEI	Czech Republic	54,493	166648

337	Perry Ellis	PEI	Czech Republic	146016	230083

338	Perry Ellis Portfolio	PEI	Czech Republic	146015	230082

339	Munsing Wear	PEI	Denmark		161955

340	Penguin Design (Dressed)	PEI	Denmark	85671	112674

341	Grand Slam	PEI	Denmark	238272	038173

342	Perry Ellis	PEI	Denmark	450392	1048892

343	360° Perry Ellis	PEI	Denmark	533993	866393

344	Lady Manhattan	PEI	Denmark		159260

345	Manhattan	PEI	Denmark		113355

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
346	Perry Ellis Portfolio	PEI	Dominica	None Assigned	12/94

347	Natural Issue	PEI	Dominican Republic	31,148	84,254

348	Munsingwear	PEI	Dominican Republic		1052

349	Grand Slam	PEI	Dominican Republic		25803

350	Penguin Design	PEI	Dominican Republic		25782

351	Perry Ellis Portfolio	PEI	Dominican Republic	None assigned	71095

352	Perry Ellis Portfolio	PEI	Dominican Republic	None assigned	71115

353	Manhattan Industries, Inc.	PEI	Dominican Republic		3078

354	Manhattan	PEI	Dominican Republic		4141

355	John Henry	PEI	Dominican Republic		26389

356	Lady Manhattan	PEI	Dominican Republic	N/A	21483

357	Perry Ellis Portfolio	PEI	Dominican Republic		0108901

358	Perry Ellis	PEI	Dominican Republic		0108900

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
359	Perry Ellis Portfolio	PEI	Dominican Republic		0108827

360	Perry Ellis	PEI	Dominican Republic		0108828

361	Penguin Sport	PEI	Dominican Republic	553765	0123765

362	Natural Issue	PEI	Dominican Republic	67,289	2685-99

363	Munsingwear & Shield Design	PEI	Dominican Republic		923

364	Penguin Design (Dressed)	PEI	Dominican Republic		258

365	Grand Slam	PEI	Dominican Republic		959

366	Manhattan	PEI	Dominican Republic		1567-92

367	John Henry	PEI	Dominican Republic	N/A	0001-2000

368	Lady Manhattan	PEI	Dominican Republic		988-85

369	Perry Ellis Portfolio	PEI	Dominican Republic		4884-00

370	Penguin Sport	PEI	Dominican Republic

371	Munsingwear	PEI	Egypt		57606

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
372	Munsingwear & Shield Design	PEI	Egypt		39

373	Penguin Design (Dressed)	PEI	Egypt		53158

374	Grand Slam	PEI	Egypt		53156

375	Lady Manhattan Stylized	PEI	Egypt	44033	44033

376	John Henry	PEI	Egypt	80761	80761

377	Manhattan Stylized	PEI	Egypt	35359	35359

378	Perry Ellis Portfolio	PEI	Egypt	125,466

379	Perry Ellis	PEI	Egypt	125,465

380	Perry Ellis Portfolio	PEI	El Salvador	5117-99	201 Book 129

381	Natural Issue	PEI	El Salvador	975/96

382	Munsingwear	PEI	El Salvador	014538-01	172

383	Penguin Design (Dressed)	PEI	El Salvador		181Book3

384	Grand Slam	PEI	El Salvador		43

385	Penguin	PEI	El Salvador		173Book3

386	Perry Ellis Portfolio	PEI	El Salvador	247/94	08 Book 64

387	Perry Ellis Portfolio	PEI	El Salvador	248/94	135/43

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
388	Manhattan	PEI	El Salvador		52

389	John Henry	PEI	El Salvador		89/78

390	Manhattan	PEI	El Salvador	N/A	53

391	Perry Ellis Portfolio	PEI	El Salvador

392	Penguin Sport	PEI	El Salvador	2001-19340

393	Perry Ellis Portfolio	PEI	Estonia	9,901,365	32678

394	Perry Ellis	PEI	European Union	2219574

395	Perry Ellis America	PEI	European Union	2219632

396	Perry Ellis Portfolio	PEI	European Union	2219608

397	Natural Issue	PEI	European Union	63,933	63,933

398	Grand Slam	PEI	European Union	518,191	518,191

399	Munsingwear	PEI	European Union	518,225	518,225

400	Penguin Design	PEI	European Union	522,870	522,870

401	Penguin Sport & Design (Undressed Penguin)	PEI	European Union	522,888	522,888

402	Crossings	PEI	European Union	918,201

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
403	Perry Ellis America & Flag Design	PEI	European Union	885814	885814

404	John Henry	PEI	European Union	241422	241422

405	Lady Manhattan	PEI	European Union	240309	240309

406	Manhattan Eyewear	PEI	European Union	931535	931535

407	Perry Ellis Portfolio	PEI	European Union	1,239,987	1239987

408	Mondo di Marco & Design	PEI	European Union		00436394

409	Kangaroo Design	PEI	European Union	518209	518209

410	Munsingwear	PEI	Finland		3845

411	Penguin Design (Dressed)	PEI	Finland	191280	88436

412	Grand Slam	PEI	Finland	191380	89473

413	Lady Manhattan	PEI	Finland	676/60	37285

414	Manhattan	PEI	Finland	218/56	30566

415	Natural Issue	PEI	France	95568574	95568574

416	Textures By Natural Issue	PEI	France	95573340	95573340

417	Munsingwear	PEI	France	222062	1600079

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
418	Cotton Classics By Munsingwear	PEI	France	146966	1650325

419	Cotton Classics By Munsingwear	PEI	France	214421	1617460

420	Munsingwear & Shield Design	PEI	France	241631	1619592

421	Penguin Design (Dressed)	PEI	France	325714	1712357

422	Penguin Sport & Design (Undressed Penguin)	PEI	France	92400592	92400592

423	Grand Slam	PEI	France	634426	1208012

424	Crossings	PEI	France	965539	1497214

425	Pro Player Logo	PEI	France	300792	1683638

426	Perry Ellis	PEI	France	189767	1576625

427	Perry Ellis America	PEI	France	189768	1576626

428	Perry Ellis Portfolio	PEI	France	93494884	93494884

429	Perry Ellis America & Eagle Design (solid ribbon)	PEI	France	161632	1733476

430	Manhattan Stylized	PEI	France	211988	1593673

431	Lady Manhattan	PEI	France	684774	1254084

432	Lady Manhattan	PEI	France	889967	1436924

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
433	Manhattan (New Logo)	PEI	France	95591812	95591812

434	Perry Ellis Portfolio	PEI	France	99804288	99804288

435	Mondo di Marco & Design	PEI	France	226531	1603269

436	Kangaroo Design	PEI	France	258716	1737206

437	Kangaroo	PEI	France	258715	1737157

438	Slammer	PEI	France	320290	1706679

439	Penguin Club & Design	PEI	France	40059192	40059192

440	PNB Nation	PEI	France	304692400

441	Perry Ellis America & Design	PEI	France	60156195

442	Perry Ellis	PEI	France	60156095

443	Perry Ellis America	PEI	France	49488393	49488393

444	Perry Ellis	PEI	France	49488293	49488293

445	360°	PEI	France	876304	1426400

446	Portfolio Perry Ellis	PEI	France	824914	1380849

447	Portfolio	PEI	France	824913	1380848

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
448	Penguin Design (Dressed)	PEI	German Democratic Republic	59404	650275

449	Lady Manhattan	PEI	German Democratic Republic	42644	633561

450	Munsingwear	PEI	German Federal Republic	4047225WZ	944754

451	Penguin Design (Dressed)	PEI	German Federal Republic	5177925WZ

452	Penguin Club & Design (Undressed)	PEI	German Federal Republic	7148825WZ	2106206

453	Penguin Sport & Design (Undressed Penguin)	PEI	German Federal Republic	7148725WZ

454	Grand Slam	PEI	German Federal Republic	3591625WZ	907206

455	M Penguin By Munsingwear & Penguin Design (Dressed)	PEI	German Federal Republic	3286725WZ	934850

456	Munsingwear & Penguin Design (Dressed)	PEI	German Federal Republic	4886325WZ	1059319

457	Forge Munsingwear	PEI	German Federal Republic	3280725WZ	885110

458	Mondo di Marco & Design	PEI	Germany	6776725WZ	1,184,406

459	Natural Issue	PEI	Germany	39517683.2	39517683

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
460	Textures By Natural Issue	PEI	Germany	39522377.6	39522377

461	Perry Ellis	PEI	Germany	2942514WZ	1164956

462	Perry Ellis America	PEI	Germany	2942414WZ	1164955

463	Perry Ellis America & Eagle Design	PEI	Germany	2908325WZ	2102347

464	Perry Ellis Portfolio	PEI	Germany	3479625WZ	1188377

465	Manhattan Stylized	PEI	Germany	197453WZ	169087

466	John Henry	PEI	Germany	718225WZ	973730

467	John Henry	PEI	Germany	39510623.0	39510623

468	Pro Player By Daniel Young	PEI	Germany	110025WZ	2,010,765

469	Manhattan	PEI	Ghana	9555	A9555

470	Penguin Design (Dressed)	PEI	Greece	59224	59224

471	Penguin Club & Design (Undressed)	PEI	Greece	108800	108800

472	Penguin Sport & Design (Undressed Penguin)	PEI	Greece	108801	108801

473	Manhattan	PEI	Greece	23677	23677

474	Manhattan	PEI	Greece	27874	27874

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
475	Perry Ellis Portfolio	PEI	Greece	142098

476	Textures By Natural Issue	PEI	Guatemala	95-3858

477	Cotton Classics By Munsingwear & Design	PEI	Guatemala		42295

478	Penguin Design (Dressed)	PEI	Guatemala		25965

479	Grand Slam	PEI	Guatemala		29858

480	Penguin	PEI	Guatemala		27772

481	Perry Ellis	PEI	Guatemala	2323/88	59370

482	Perry Ellis Portfolio	PEI	Guatemala	120-94	080867

483	Perry Ellis Portfolio	PEI	Guatemala	122-94

484	Lady Manhattan	PEI	Guatemala	N/A	12928/158/41

485	Manhattan	PEI	Guatemala		4212

486	John Henry	PEI	Guatemala	2187-93	087985

487	Munsingwear & Shield Design	PEI	Guyana		1970A

488	Penguin Design (Dressed)	PEI	Guyana		9652A

489	Grand Slam	PEI	Guyana		9636A

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
490	Manhattan	PEI	Guyana		1718A

491	Munsingwear	PEI	Haiti		285

492	Penguin Design (Dressed)	PEI	Haiti		18077

493	Grand Slam	PEI	Haiti		37974

494	Manhattan Stylized	PEI	Haiti		137/73

495	Lady Manhattan	PEI	Haiti	NA	331/82

496	Penguin Sport	PEI	Honduras	2702-01

497	Penguin Sport	PEI	Honduras	2703-01

498	Natural Issue	PEI	Honduras	1708/96	68,615

499	Cotton Classics By Munsingwear & Design	PEI	Honduras		28132

500	Munsingwear & Shield Design	PEI	Honduras		2588

501	Penguin Design (Dressed)	PEI	Honduras		18692

502	Grand Slam	PEI	Honduras		22131

503	Perry Ellis Portfolio	PEI	Honduras	028/94	60767

504	Perry Ellis Portfolio	PEI	Honduras	027/94	60762

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO,
505	Lady Manhattan	PEI	Honduras		10502

506	John Henry	PEI	Honduras		46413

507	Manhattan	PEI	Honduras		25730

508	Mondo di Marco & Design	PEI	Hong Kong		B5167/1992

509	Natural Issue	PEI	Hong Kong	14517/94	B7451/97

510	Textures By Natural Issue	PEI	Hong Kong	6388/95	B8968/97

511	Perry Ellis Portfolio	PEI	Hong Kong	9909175	5087/2000

512	Perry Ellis in Chinese	PEI	Hong Kong	94/11874	3019/1996

513	Perry Ellis in Chinese	PEI	Hong Kong	94/11873	3018/1996

514	Perry Ellis Signature Design	PEI	Hong Kong	2096/90	4351/1994

515	360° Perry Ellis	PEI	Hong Kong	97899	8064/1999

516	Perry Ellis	PEI	Hong Kong	97/09410	6876/1998

517	Perry Ellis	PEI	Hong Kong	9709409	6875/1998

518	Perry Ellis	PEI	Hong Kong	9709408	6874/1998

519	Perry Ellis	PEI	Hong Kong	9709407	7159/1998

520	Perry Ellis	PEI	Hong Kong	9709406	4106/1999

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
521	Perry Ellis America	PEI	Hong Kong	9709405	11852/1999

522	Perry Ellis	PEI	Hong Kong	9712724

.523	Perry Ellis America	PEI	Hong Kong	9712723

524	Lady Manhattan (Stylized)	PEI	Hong Kong	1517/1967	1517/1967

525	John Henry	PEI	Hong Kong	2295/1981	B2754/1982

526	Manhattan	PEI	Hong Kong	2130/1977	B1181/1979

527	Manhattan & Two Triangle Logo	PEI	Hong Kong	150/1980	1671/1983

528	Manhattan (Stylized)	PEI	Hong Kong	308/1952	829/1952

529	Manhattan (Logo Form)	PEI	Hong Kong	8671/93	8794/1995

530	Manhattan (Logo Form)	PEI	Hong Kong	1735/97	883/2000

531	Perry Ellis Portfolio	PEI	Hong Kong

532	Munsingwear	PEI	Hungary	9100899	H132885

533	Munsingwear	PEI	Hungary	7101138	114093

534	Penguin Design (Dressed)	PEI	Hungary	9003823	131295

535	Grand Slam	PEI	Hungary	8600233	125678

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
536	Munsingwear & Penguin Design (Dressed)	PEI	Hungary	7500374	117673

537	Lady Manhattan (Script)	PEI	Hungary		116T95/1256549

538	Lady Manhattan	PEI	Iceland		321/1968

539	Manhattan	PEI	Iceland	71/1955	71/1955

540	Perry Ellis	PEI	Iceland	2573/1999	273/2000

541	Perry Ellis Portfolio	PEI	Iceland	2572/19.99	272/2000

542	Munsingwear	PEI	India		288359

543.	Penguin Design (Dressed)	PEI	India		288357

544	Penguin Club & Design (Undressed)	PEI	India	575922

545	Penguin Sport & Design (Undressed Penguin)	PEI	India	575921

546	Grand Slam	PEI	India	359436

547	Penguin Design (Undressed)	PEI	India	575920

548	John Henry	PEI	India	628429	628429

549	Manhattan	PEI	India	644124	644124

550	Perry Ellis Portfolio	PEI	India	866086

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
551	Natural Issue	PEI	Indonesia	96-21901

552	Manhattan	PEI	Indonesia		314531

553	Lady Manhattan	PEI	Indonesia	242446	417450

554	Perry Ellis Portfolio	PEI	Indonesia		466153

555	Munsingwear	PEI	Ireland	513689	135754

556	Munsingwear	PEI	Ireland	43372	079604

557	Penguin Design (Dressed)	PEI	Ireland	236773	83445

558	Penguin Design (Dressed)	PEI	Ireland	514089	136441

559	Penguin Club & Design (Undressed)	PEI	Ireland	204592	155274

560	Penguin Sport & Design (Undressed Penguin)	PEI	Ireland	204692	155275

561	Grand Slam	PEI	Ireland	513289	136264

562	Munsingwear & M Design	PEI	Ireland	298774	87743

563	Penguin Design (Undressed)	PEI	Ireland	514489	136445

564	Grand Slam & Design	PEI	Ireland	134779	101561

565	Perry Ellis	PEI	Ireland	92/3378	157673

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
566	Mondo di Marco & Design	PEI	Israel		76972

567	Penguin Design (Dressed)	PEI	Israel		45509

568	Grand Slam	PEI	Israel		45510

569	Munsingwear & Design	PEI	Israel		5477

570	Lady Manhattan	PEI	Israel	18540	18540

571	John Henry	PEI	Israel	47404	47404

572	Manhattan (Stylized)	PEI	Israel	4426	4426

573	John Henry	PEI	Israel	61293	61293

574	Manhattan (New Logo)	PEI	Israel	118886	118886

575	Perry Ellis	PEI	Israel	129553	129553

576	Perry Ellis Portfolio	PEI	Israel	129554	129554

577	Mondo di Marco & Design	PEI	Italy	M2001C000199	00600776

578	Perry Ellis America	PEI	Italy	RM2001C002910

579	Perry Ellis Portfolio	PEI	Italy	RM2001C002911

580	Natural Issue	PEI	Italy	MI95C004271	726,188

581	Textures by Natural Issue	PEI	Italy	MI95C005438

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
582	Munsing Wear	PEI	Italy	MI94C002704	459637

583	Cotton Classics by Munsingwear & Design	PEI	Italy	20326C80	385814

584	Penguin Design (Dressed)	PEI	Italy	17325C90	581746

585	Penguin Design (Dressed)	PEI	Italy	21668C79	376811

586	Penguin Club & Design (Undressed)	PEI	Italy	MI92C000228	639404

587	Penguin Sport & Design (Undressed Penguin)	PEI	Italy	MI92C000229	639405

588	Grand Slam	PEI	Italy	MI92C004685	286014 or 648319

589	M Penguin by Munsingwear & Penguin Design (Dressed)	PEI	Italy	17326C90	581747

590	M Penguin by Munsingwear	PEI	Italy	17327C90	581748

591	Perry Ellis	PEI	Italy	22632C86	483045

592	Manhattan Stylized	PEI	Italy	94C002179	693683

593	Lady Manhattan	PEI	Italy	16812C83	415130

594	Lady Manhattan	PEI	Italy	94C0021814	693685

595	Manhattan	PEI	Italy	16776C82	405680

596	Pro Player	PEI	Italy	T091C000776	609267

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
597	Penguin Sport & Design	PEI	Italy	MI2001C011240

598	Penguin Club & Design	PEI	Italy	MI2001C011239

599	Kangaroo Design	PEI	Italy	MI2000C014213

600	Penguin Design	PEI	Italy	MI2000C000150

601	Pro Player	PEI	Italy	MI2001C007497

602	Pronto-Uomo & Design	PEI	Italy	MI2001C000200

603	PNB Nation	PEI	Italy	MI2000C009469

604	Perry Ellis America & Design	PEI	Italy	RM99C005523

605	Perry Ellis (Stylized letters)	PEI	Italy	RM96C004432	758897

606	Perry Ellis America & Design	PEI	Italy	RM96C000004	754945

607	360° Perry Ellis	PEI	Italy	RM96C000003	754944

608	Perry Ellis	PEI	Italy	3890690

609	Perry Ellis America	PEI	Italy	3890590

610	Perry Ellis	PEI	Jamaica		B34.311

611	Munsingwear & Shield Design	PEI	Jamaica		3602

612	Penguin Design (Dressed)	PEI	Jamaica		16553

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
613	Grand Slam	PEI	Jamaica		23408

614	Perry Ellis	PEI	Jamaica	18/221	B32710

615	Perry Ellis	PEI	Jamaica	25/1503	B32012

616	Perry Ellis America	PEI	Jamaica	18/222	B32986

617	Perry Ellis America	PEI	Jamaica	25/1515	B32459

618	Perry Ellis Portfolio	PEI	Jamaica	18/223	B29516

619	Perry Ellis Portfolio	PEI	Jamaica	25/1516	B32012

620	Lady Manhattan	PEI	Jamaica	25/48	B8748

621	Manhattan	PEI	Jamaica	25/49	B8747

622	Perry Ellis	PEI	Jamaica	3/3960	B36,795

623	Penguin Sport	PEI	Jamaica

624	Mondo di Marco	PEI	Japan	3-067595	2710320

625	Mondo di Marco	PEI	Japan	5-074223	4215627

626	Natural Issue	PEI	Japan	7-128469	4,038,208

627	Natural Issue	PEI	Japan	7-128470	4005150

628	Natural Issue	PEI	Japan	7-128471	4005151

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
629	Natural Issue	PEI	Japan	3-133044	2615750

630	Crossings	PEI	Japan	63-118440	2420796

631	Perry Ellis	PEI	Japan	62-073025	2199725

632	Perry Ellis Portfolio	PEI	Japan	11-27169	4358045

633	Manhattan	PEI	Japan	13-5924	167177

634	Manhattan Club	PEI	Japan	59-814	2331616

635	Manhattan	PEI	Japan	41-065992	863495

636	Manhattan (New Logo)	PEI	Japan	1-114282	2717315

637	Lady Manhattan	PEI	Japan	34-32184	567937

638	John Henry	PEI	Japan	51-17811	1455509

639	Lady Manhattan	PEI	Japan	51-32201	1446760

640	Manhattan	PEI	Japan	51-32200	1457956

641	Manhattan	PEI	Japan	61-070321	2097611

642	Manhattan	PEI	Japan	41-65993	863508

643	John Henry	PEI	Japan	54-87948	1545223

644	Manhattan Custom Limited	PEI	Japan	59-813	2687811

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
645	Manhattan (New Logo)	PEI	Japan	61-70322	2176185

646	Manhattan (New Logo)	PEI	Japan	1-97657	2722094

647	Manhattan (New Logo)	PEI	Japan		4129124

648	Miss Manhattan	PEI	Japan	8-736	4113150

649	Pro Player	PEI	Japan	3-35363	2548642

650	Perry Ellis Reserve	PEI	Japan	11-058785	4447592

651	Natural Issue	PEI	Japan	07-128468

652	Links Edition	PEI	Japan	07-050529	3320364

653	Links Edition	PEI	Japan	07-050528	3308221

654	Feldini	PEI	Japan	03-133047	2615751

655	Golden Needle	PEI	Japan	34-032185	0563654

656	Perry Ellis America	PEI	Japan	09-123891	4251565

657	Perry Ellis America & Design	PEI	Japan	09-010818	4241133

658	Perry Ellis America	PEI	Japan	09-010817	4205616

659	Perry Ellis America & Design	PEI	Japan	09-010816	4251544

660	Perry Ellis America	PEI	Japan	09-010815	4205615

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
661	360° Perry Ellis	PEI	Japan	05-077402	3149028

662	Perry Ellis America & Design	PEI	Japan	02-047215	2604671

663	Perry Ellis	PEI	Japan	02-018156	2456010

664	Perry Ellis	PEI	Japan	57-053906	1732652

665	Perry Ellis	PEI	Japan	54-063726	1618336

666	Perry Ellis	PEI	Japan	54-001359	1610634

667	Perry Ellis	PEI	Japan	53-076514	1610633

668	Perry Ellis	PEI	Jordan	55669	55669

669	Perry Ellis Portfolio	PEI	Jordan	55668	55668

670	Munsingwear	PEI	Kenya		21399

671	Penguin Design (Dressed)	PEI	Kenya		21400

672	Grand Slam	PEI	Kenya		21401

673	Perry Ellis	PEI	Kenya	39843	39843

674	Lady Manhattan	PEI	Kenya	20191	20191

675	Manhattan	PEI	Kenya	20190	20190

676	Munsingwear	PEI	Kuwait	8836	8007

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
677	Penguin Design (Dressed)	PEI	Kuwait	7609	7099

678	Lady Manhattan (Stylized)	PEI	Kuwait	N/A	112

679	Perry Ellis Portfolio	PEI	Kuwait

680	Munsingwear	PEI	Laos	2101	8035

681	Penguin Design (Dressed)	PEI	Laos	2109	8036

682	Grand Slam	PEI	Laos	2100	8034

683	Perry Ellis Portfolio	PEI	Latvia		M46544

684	Perry Ellis	PEI	Latvia		M46543

685	Munsingwear	PEI	Lebanon		48744

686	Penguin Design (Dressed)	PEI	Lebanon		48742

687	Grand Slam	PEI	Lebanon		30518

688	Penguin	PEI	Lebanon		48743

689	Manhattan & Design	PEI	Lebanon		36536

690	Munsingwear	PEI	Lesotho		LSM9100703

691	Munsingwear	PEI	Lesotho		5443

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
692	Cotton Classics by Munsingwear & Design	PEI	Lesotho		8633

693	Penguin Design (Dressed)	PEI	Lesotho		LSM9100704

694	Penguin Design (Dressed)	PEI	Lesotho		LSM9100974

695	Grand Slam	PEI	Lesotho		LSM9001089

696	Penguin Design	PEI	Lesotho	9001327	90/01327

697	Lady Manhattan	PEI	Lesotho		1415/00325

698	Manhattan & Design	PEI	Lesotho		LS/M/91/01026

699	Manhattan	PEI	Liberia	N/A	3789/135

700	Perry Ellis	PEI	Liechtenstein		12134

701	Perry Ellis America	PEI	Liechtenstein		12205

702	Perry Ellis Portfolio	PEI	Liechtenstein		12136

703	Munsingwear	PEI	Liechtenstein		7975

704	Penguin Design (Dressed)	PEI	Liechtenstein		7974

705	Grand Slam	PEI	Liechtenstein		7976

706	Munsingwear	PEI	Macao		1534M

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
707	Penguin Design (Dressed)	PEI	Macao		10422M

708	Pro Player	PEI	Macedonia	686/96

709	Munsingwear & Shield Design	PEI	Malawi		150761

710	Penguin Design (Dressed)	PEI	Malawi		150661

711	Grand Slam	PEI	Malawi		2562

712	Lady Manhattan Stylized	PEI	Malawi	303/59	B303/59

713	Lady Manhattan	PEI	Malaya	38353	M/B38353

714	Manhattan	PEI	Malaya	38352	M/B38352

715	Natural Issue	PEI	Malaysia	94/07660

716	Textures by Natural Issue	PEI	Malaysia	95/05476

717	Perry Ellis	PEI	Malaysia	12256/96	96/12256

718	Manhattan & Two Triangle Logo	PEI	Malaysia	60874	M/60874

719	Lady Manhattan	PEI	Mauritius	N/A	75

720	Manhattan & 2 Triangle Design	PEI	Mauritius	N/A	223

721	Mondo di Marco & Design	PEI	Mexico		423,731

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
722	Natural Issue	PEI	Mexico	103,603	402,868

723	Textures by Natural Issue	PEI	Mexico	243,458	507,031

724	Munsingwear	PEI	Mexico	187830	266056

725	Munsingwear	PEI	Mexico	95991	403586

726	Penguin Design (Dressed)	PEI	Mexico	117771	411900

727	Penguin Club & Design (Undressed)	PEI	Mexico	179561	473989

728	Penguin Sport & Design (Undressed Penguin)	PEI	Mexico	179562	475915

729	Grand Slam	PEI	Mexico	38330	156362

730	Munsingwear Kangaroo Brief Design	PEI	Mexico	174451

731	Perry Ellis America & Eagle Design	PEI	Mexico	60450	366441

732	Portfolio Perry Ellis	PEI	Mexico	141471

733	Perry Ellis America & Flag Design	PEI	Mexico	335865	585490

734	Lady Manhattan	PEI	Mexico	213854	292094

735	Manhattan & Design	PEI	Mexico	156426	250459

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
736	Manhattan	PEI	Mexico		37962

737	Manhattan	PEI	Mexico		63237

738	Manhattan (Stylized)	PEI	Mexico	121146	417113

739	Manhattan	PEI	Mexico		20656

740	Manhattan (New Logo)	PEI	Mexico	27975	150836

741	John Henry	PEI	Mexico	160684	251336

742	Perry Ellis Portfolio	PEI	Mexico	383,518	630417

743	Pro Player Logo	PEI	Mexico	216692	488232

744	Mondo di Marco & Design	PEI	Mexico		432,731

745	Mondo di Marco	PEI	Mexico	494382	712003

746	Perry Ellis	PEI	Mexico	41105	384406

747	Perry Ellis	PEI	Mexico	44158	357942

748	Perry Ellis	PEI	Mexico	44159	357883

749	Perry Ellis	PEI	Mexico	441160	357884

750	Perry Ellis	PEI	Mexico	45667	359744

751	Perry Ellis America	PEI	Mexico	187180	453410

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
752	Perry Ellis	PEI	Mexico	187181	451933

753	Perry Ellis America (and Design)	PEI	Mexico	251400	517106

754	360°	PEI	Mexico	251401	515620

755	Perry Ellis America (and Design)	PEI	Mexico	341353	587384

756	Perry Ellis America (and Design)	PEI	Mexico	341354	598195

757	(Design)	PEI	Mexico	59211	185104

758	(Design)	PEI	Mexico	80821	406817

759	Kangaroo	PEI	Mexico	96167	541773

760	Cotton Mill	PEI	Mexico	261852	524571

761	(Design)	PEI	Mexico	174450

762	Supreme	PEI	Mexico	61744	392301

763	Feldini	PEI	Mexico	37561

764	Supreme	PEI	Mexico	142993

765	Munsingwear	PEI	Monaco	13517	9013485

766	Penguin Design (Dressed)	PEI	Monaco		798112

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
767	Grand Slam & Design	PEI	Monaco		798114

768	Munsingwear	PEI	Morocco		29990

769	Penguin Design (Dressed)	PEI	Morocco	225	37326

770	Grand Slam	PEI	Morocco	227	37328

771	Manhattan	PEI	Morocco		26999

772	Perry Ellis	PEI	Morocco	70361

773	Penguin Sport	PEI	Myanmar (Burma)		4/5539/2000

774	Munsingwear	PEI	Myanmar (Burma)		8611991

775	Penguin Design (Dressed)	PEI	Myanmar (Burma)		8631991

776	Grand Slam	PEI	Myanmar (Burma)		8621991

777	Munsingwear	PEI	Namibia		625263

778	Munsingwear	PEI	Namibia		831117

779	Penguin Design (Dressed)	PEI	Namibia		891505

780	Penguin Design (Dressed)	PEI	Namibia		831081

781	Penguin Design (Dressed)	PEI	Namibia		625363

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
782	Grand Slam	PEI	Namibia		625163

783	Manhattan	PEI	Namibia	5747/62	5747/62

784	Lady Manhattan	PEI	Namibia		5162/60

785	Manhattan	PEI	Namibia	85/0867(SWA)	85/0867

786	Munsingwear	PEI	Netherlands Antilles		11283

787	Cotton Classics by Munsingwear & Design	PEI	Netherlands Antilles		11142

788	Penguin Design (Dressed)	PEI	Netherlands Antilles		8150

789	Grand Slam (Stylized)	PEI	Netherlands Antilles		02318

790	Perry Ellis Portfolio	PEI	Netherlands Antilles	None Assigned	17817

791	Manhattan	PEI	Netherlands Antilles		1009

792	Perry Ellis	PEI	Netherlands Antilles		21827

793	Perry Ellis	PEI	New Zealand	219519	219519

794	360° Perry Ellis Design	PEI	New Zealand	229448	229448

795	Manhattan	PEI	New Zealand	84278	84278

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
796	Manhattan	PEI	New Zealand	58196	B58196

797	Lady Manhattan	PEI	New Zealand	117953	117953

798	John Henry	PEI	New Zealand	176473	176473

799	Natural Issue	PEI	Nicaragua	96-00729	33.627

800	Munsingwear	PEI	Nicaragua		863

801	Penguin Design (Dressed)	PEI	Nicaragua		24746

802	Grand Slam	PEI	Nicaragua		3589

803	Penguin	PEI	Nicaragua		24745

804	Perry Ellis Portfolio	PEI	Nicaragua	94/00220	26448 C.C.

805	Perry Ellis Portfolio	PEI	Nicaragua	94/00224	26656 C.C.

806	Lady Manhattan	PEI	Nicaragua		11,125

807	Manhattan	PEI	Nicaragua		3144

808	Manhattan (Stylized)	PEI	Nigeria	568/61/3	12348

809	Lady Manhattan	PEI	Nigeria	666/61/2	12264

810	Perry Ellis America	PEI	Norway	200105942	212.185

811	Perry Ellis Portfolio	PEI	Norway	200105941	212.184

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
812	Munsingwear	PEI	Norway		9195

813	Penguin Design (Dressed)	PEI	Norway	873955	136807

814	Grand Slam	PEI	Norway		86415

815	Manhattan	PEI	Norway	7,264	7264

816	Perry Ellis	PEI	Oman	21690

817	Perry Ellis Portfolio	PEI	Oman	21689

818	Munsingwear	PEI	Pakistan		109370

819	Penguin Design (Dressed)	PEI	Pakistan		109372

820	Grand Slam	PEI	Pakistan		109373

821	Lady Manhattan	PEI	Pakistan	21146	32849

822	Manhattan	PEI	Pakistan		8447

823	Perry Ellis	PEI	Pakistan	157401

824	Perry Ellis Portfolio	PEI	Pakistan	157402

825	Mondo di Marco & Design	PEI	Panama		68240

826	Natural Issue	PEI	Panama	55,833	55,833

827	Textures by Natural Issue	PEI	Panama	76,236	76,236

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
828	Munsingwear	PEI	Panama		30898

829	Cotton Classics by Munsingwear & Design	PEI	Panama		028502

830	Penguin Design (Dressed)	PEI	Panama		30899

831	M Penguin by Munsingwear & Penguin Design (Dressed)	PEI	Panama		16081

832	Perry Ellis	PEI	Panama	047132	047132

833	America Perry Ellis Design	PEI	Panama	67670	67670

834	Perry Ellis Portfolio	PEI	Panama		100664

835	Perry Ellis America & Flag Design	PEI	Panama		100821

836	Perry Ellis Portfolio	PEI	Panama		101787

837	Lady Manhattan	PEI	Panama	6478	7344

838	Manhattan	PEI	Panama.	440432	23092

839	Manhattan	PEI	Panama		3432

840	Perry Ellis Portfolio	PEI	Panama

841	Penguin Sport	PEI	Paraguay	01/15045

842	Penguin Sport	PEI	Paraguay	01/15046

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
843	Cotton Classics by Munsingwear & Design	PEI	Paraguay		138812

844	Munsingwear	PEI	Paraguay		149395

845	Munsingwear	PEI	Paraguay		153051

846	Munsingwear	PEI	Paraguay		153052

847	Munsingwear	PEI	Paraguay		149145

848	Cotton Classics by Munsingwear & Design	PEI	Paraguay		179582

849	Cotton Classics by Munsingwear & Design	PEI	Paraguay		138813

850	Munsingwear Grand Slam Penguin Design (Dressed)	PEI	Paraguay		138793

851	Munsingwear Grand Slam Penguin Design (Dressed)	PEI	Paraguay		138794

852	Munsingwear Grand Slam Penguin Design (Dressed)	PEI	Paraguay		138792

853	Penguin Design (Dressed)	PEI	Paraguay		115341

854	Penguin Design (Dressed)	PEI	Paraguay	95/18116	114122

855	Grand Slam	PEI	Paraguay		115350

856	Grand Slam	PEI	Paraguay		114134

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
857	Perry Ellis	PEI	Paraguay	4377	210749

858	Manhattan	PEI	Paraguay	3910	156881

859	John Henry	PEI	Paraguay	12984	152312

860	Manhattan	PEI	Paraguay	2936	216787

861	Lady Manhattan (Stylized)	PEI	Paraguay		157341

862	Lady Manhattan (Stylized)	PEI	Paraguay		157343

863	Penguin Sport	PEI	Peru	128294

864	Penguin Sport	PEI	Peru	130302

865	Natural Issue	PEI	Peru	224,863	003658

866	Textiles by Natural Issue	PEI	Peru	269,927	018395

867	Munsingwear	PEI	Peru		15978

868	Penguin Design (Dressed)	PEI	Peru	237363	22148

869	Grand Slam	PEI	Peru	156107	83329

870	Perry Ellis Portfolio	PEI	Peru	235194	006758

871	Perry Ellis Portfolio	PEI	Peru	234235	7053

872	Manhattan (Stylized)	PEI	Peru	138159	18100

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
873	Manhattan	PEI	Peru		12000

874	Lady Manhattan	PEI	Peru	159350	26526

875	Perry Ellis Portfolio	PEI	Peru	87777	58707

876	Natural Issue	PEI	Philippines	113,657

877	Munsingwear	PEI	Philippines		2904

878	Munsingwear	PEI	Philippines	44350	33049

879	CR Munsingwear	PEI	Philippines		9962

880	Penguin Design (Dressed)	PEI	Philippines	59859

881	Grand Slam	PEI	Philippines		37623

882	Grand Slam	PEI	Philippines		9961

883	CR: Penguin Design (Undressed)	PEI	Philippines		9964

884	CR: Munsingwear & Kangaroo Design	PEI	Philippines		9963

885	Penguin Sport	PEI	Philippines	114,569

886	Penguin Club	PEI	Philippines	114,568

887	Manhattan	PEI	Philippines	5556	R-738

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
888	Perry Ellis Portfolio	PEI	Philippines	4-1999-5203

889	Pro Player	PEI	Philippines		59,709

890	Grand Slam	PEI	Philippines	4-2001-01471

891	Grand Slam & Penguin Design (Dressed)	PEI	Philippines	4-2001-01469

892	Munsingwear	PEI	Poland	94086	70434

893	Munsingwear & Shield Design	PEI	Poland	12431	11435

894	Penguin Design (Dressed)	PEI	Poland	94085	70888

895	Grand Slam	PEI	Poland	94087	70435

896	Lady Manhattan	PEI	Poland	64023	44612

897	Manhattan	PEI	Poland	64022	44611

898	Perry Ellis Portfolio	PEI	Poland	204914

899	Perry Ellis	PEI	Poland	204913

900	Mondo di Marco & Design	PEI	Portugal		266,571

901	Munsingwear	PEI	Portugal	296316	296316

902	Munsingwear	PEI	Portugal	29162	120525

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
903	Cotton Classics By Munsingwear & Design	PEI	Portugal		207420

904	Penguin Design (Dressed)	PEI	Portugal	257783	257783

905	Penguin Club & Design (Undressed)	PEI	Portugal	282241

906	Penguin Sport & Design (Undressed Penguin)	PEI	Portugal	282242.

907	Perry Ellis	PEI	Portugal	331355	331355

908	Manhattan Stylized	PEI	Portugal	N/A	140971

909	Lady Manhattan	PEI	Portugal	106011	163987

910	Penguin Design (Dressed)	PEI	Puerto Rico		7758

911	Grand Slam	PEI	Puerto Rico		7759

912	Manhattan Stylized	PEI	Puerto Rico		168

913	Manhattan	PEI	Puerto Rico		1361

914	John Henry	PEI	Puerto Rico	N/A	20988

915	Munsingwear	PEI	Qatar	8475	8475

916	Penguin Design (Dressed)	PEI	Qatar	8476	8476

917	Grand Slam	PEI	Qatar	8474	8474

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
918	Perry Ellis Portfolio	PEI	Qatar	21032

919	Perry Ellis	PEI	Qatar	21031

920	Perry Ellis	PEI	Republic of Yemen	17777

921	Perry Ellis Portfolio	PEI	Republic of Yemen	17779

922	360° Perry Ellis	PEI	Republic of Yemen	17778

923	Munsingwear	PEI	Romania	23341	17750

924	Penguin Design (Dressed)	PEI	Romania	23340	17629

925	Grand Slam	PEI	Romania	23339	17749

926	Mondo di Marco & Design	PEI	Russian Federation		163,543

927	Natural Issue	PEI	Russian Federation	95700454	141,135

928	Textures By Natural Issue	PEI	Russian Federation	95706232	145,963

929	Munsingwear	PEI	Russian Federation	128581	97391

930	Penguin Design (Dressed)	PEI	Russian Federation	128437	97347

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
931	Grand Slain	PEI	Russian Federation	128582	103753

932	Penguin Design (Undressed)	PEI	Russian Federation	128438	97269

933	Perry Ellis	PEI	Russian Federation	99711678

934	Pro Player	PEI	Russian Federation		128,132

935	Grand Slam	PEI	Sarawak		22339

936	Munsingwear	PEI	Saudi Arabia	9062	9062

937	Penguin Design (Dressed)	PEI	Saudi Arabia	9058	9058

938	Grand Slam	PEI	Saudi Arabia		9979

939	John Henry	PEI	Saudi Arabia	14629	255/23

940	Perry Ellis Portfolio	PEI	Saudi Arabia	50988	570/53

941	Manhattan	PEI	Seychelles		1258

942	Mondo di Marco & Design	PEI	Singapore		S/5019/90

943	Natural Issue	PEI	Singapore	6633/94	B6633/94

944	Textures by Natural Issue	PEI	Singapore	4832-95

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
945	Perry Ellis America & Eagle Design	PEI	Singapore	4739/90	4739/90

946	Perry Ellis Signature Design	PEI	Singapore	1755/90	1755/90

947	Perry Ellis America & Eagle Design	PEI	Singapore	12569/95	T95/12569B

948	Perry Ellis	PEI	Singapore	11164/97	T97/11164H

949	Perry Ellis America	PEI	Singapore	11163/97	T97/11163Z

950	Manhattan	PEI	Singapore	73874	B73874

951	John Henry	PEI	Singapore	1015/88	B1015/88

952	Manhattan & Two Triangle Logo	PEI	Singapore	56028	56028

953	Manhattan (Stylized)	PEI	Singapore	27521	B27521

954	Perry Ellis Portfolio	PEI	Singapore	99/07507Z	T99/07507Z

955	Pro Player	PEI	Singapore	10262/91	T91/10262J

956	Grand Slam	PEI	Slovak Republic		166648

957	Penguin Design	PEI	Slovak Republic		160750

958	Lady Manhattan	PEI	Slovenia	N/A	157125

959	Manhattan	PEI	Slovenia	N/A	157126

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
960	Pro Player	PEI	Slovenia		Z-9671318

961	Munsingwear	PEI	South Africa		631472

962	Munsingwear	PEI	South Africa		812206

963	Munsingwear	PEI	South Africa		830915

964	Cotton Classics by Munsingwear	PEI	South Africa		793574

965	Penguin Design (Dressed)	PEI	South Africa	897519	897519

966	Penguin Design (Dressed)	PEI	South Africa		714045

967	Penguin Design (Dressed)	PEI	South Africa		812207

968	Grand Slam	PEI	South Africa		620026

969	Grand Slam & Penguin Design (Dressed)	PEI	South Africa		814665

970	Munsingwear Slammers & Design	PEI	South Africa		784882

971	Lady Manhattan	PEI	South Africa	59/1129	59/1129

972	Lady Manhattan	PEI	South Africa	67/2098	67/2098

973	John Henry	PEI	South Africa	75/5206	B75/5206

974	John Henry	PEI	South Africa	82/0651	82/0651

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
975	Manhattan	PEI	South Africa	67/2097	67/2097

976	Manhattan	PEI	South Africa	81/8298	81/8298

977	Manhattan DQ Traditionals Des	PEI	South Africa	81/0571	B81/0571

978	Manhattan	PEI	South Africa	N/A	959/58

979	Natural Issue	PEI	South Korea	95-45388	367,792

980	Natural Issue	PEI	South Korea	95-45392	380,907

981	Perry Ellis	PEI	South Korea	87-2589-1	175606

982	Perry Ellis America & Eagle Design	PEI	South Korea	89-26669	205458

983	Perry Ellis America	PEI	South Korea	87-25893	175608

984	Perry Ellis Portfolio	PEI	South Korea	87-25892	175607

985	John Henry in Korean Characters	PEI	South Korea	90-32429	233526

986	Manhattan Club	PEI	South Korea	88-29640	198262

987	Manhattan/Sala NT	PEI	South Korea	88-29639	198261

988	Lady Manhattan + 2 Triangles Logo	PEI	South Korea	84-2903	108378

989	John Henry	PEI	South Korea	2800/80	71919

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
990	Perry Ellis Portfolio	PEI	South Korea	40-1999-26092

991	Manhattan Sport & Triangle Design	PEI	South Korea	40-2000-3543	495181

992	Pro Player Logo by Daniel Young	PEI	South Korea		265,046

993	Manhattan Stylized	PEI	Soviet Union (USSR)		29603

994	Lady Manhattan Stylized	PEI	Soviet Union (USSR)		29602

995	Manhattan	PEI	Soviet Union (USSR)	93372	71588

996	Mondo di Marco & Design	PEI	Spain	1,582,168	1,582,168

997	Natural Issue	PEI	Spain	1,963,259	1,963,259

998	Textures by Natural Issue	PEI	Spain	1,969,327	1,969,327

999	Munsingwear & Shield Design	PEI	Spain	116,340	116,340

1000	Grand Slam	PEI	Spain	1,597,982	1,597,982

1001	Grand Slam Munsingwear Penguin Design (Dressed)	PEI	Spain	686,872	686,872

1002	Perry Ellis	PEI	Spain	1,552,352	1,552,352

1003	Perry Ellis	PEI	Spain	1,132,743	1,132,743

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1004	Perry Ellis America	PEI	Spain	1,552,353	1,552,353

1005	Perry Ellis America & Eagle Design	PEI	Spain	1,526,814	1,526,814

1006	John Henry	PEI	Spain	949,046	949,046

1007	Manhattan and Design	PEI	Spain	1,119,905	1,119,905

1008	Lady Manhattan Stylized	PEI	Spain	1,287,626	1,287,626

1009	Lady Manhattan Stylized	PEI	Spain	1,287,625	1,287,625

1010	Manhattan (New Logo)	PEI	Spain	1,287,624	1,287,624

1011	Manhattan (New Logo)	PEI	Spain	1,287,623	1,287,623

1012	Lady Manhattan	PEI	Spain	522,581	522,581

1013	Manhattan (New Logo)	PEI	Spain	2,074,222	2,074,222

1014	Manhattan Eyewear	PEI	Spain	2,150,747

1015	Mondo di Marco	PEI	Spain	1,582,168	1,582,168

1016	Munsingwear Grand Slam Penguin Design (Dressed)	PEI	Sri Lanka		40354

1017	Lady Manhattan	PEI	Sri Lanka	28913	28913

1018	Manhattan	PEI	Sri Lanka	N/A	49307

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1019	Perry Ellis	PEI	Sri Lanka

1020	Perry Ellis Portfolio	PEI	Sri Lanka	93810

1021	Perry Ellis	PEI	Sri Lanka	93811

1022	Lady Manhattan	PEI	Sudan		12905

1023	Lady Manhattan	PEI	Sudan		12904

1024	Munsingwear	PEI	Suriname		10265

1025	Penguin Design (Dressed)	PEI	Suriname		8697

1026	Manhattan and Design	PEI	Suriname		9375

1027	Munsingwear	PEI	Swaziland		1381974

1028	Munsingwear	PEI	Swaziland		4531983

1029	Cotton Classics by Munsingwear & Design	PEI	Swaziland		3521981

1030	Penguin Design (Dressed)	PEI	Swaziland	12095	120/95

1031	Penguin Design (Dressed)	PEI	Swaziland		1391974

1032	Penguin Design (Dressed)	PEI	Swaziland		4541983

1033	Grand Slam	PEI	Swaziland		1371974

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1034	Lady Manhattan	PEI	Swaziland		82/1959 (S.A.)

1035	Manhattan	PEI	Swaziland	5/1959	R5/1959 (SA)

1036	Munsing Wear	PEI	Sweden	26055	26055

1037	Penguin Design (Dressed)	PEI	Sweden	153747	153747

1038	Penguin Club & Design (Undressed)	PEI	Sweden	9205877	264493

1039	Penguin Sport & Design (Undressed Penguin)	PEI	Sweden	9205878	264393

1040	Grand Slam	PEI	Sweden	9304710	263185

1041	M Munsingwear & Penguin Design (Dressed)	PEI	Sweden	134302	134302

1042	Grand Slam & M Design	PEI	Sweden	143114	143114

1043	Lady Manhattan	PEI	Sweden	101814	101814

1044	Natural Issue	PEI	Switzerland	7086/1995.3	452459

1045	Textures by Natural Issue	PEI	Switzerland	7836/1995.9	452460

1046	Munsingwear	PEI	Switzerland		287308

1047	Penguin Design (Dressed)	PEI	Switzerland	4006	399781

1048	Penguin Club & Design (Undressed)	PEI	Switzerland	5041	399291

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1049	Penguin Sport & Design (Undressed Penguin)	PEI	Switzerland	5042	399292

1050	Grand Slam	PEI	Switzerland		398754

1051	Munsingwear & Penguin Design (Undressed)	PEI	Switzerland	8397	377295

1052	Lady Manhattan	PEI	Switzerland	1430	311410

1053	Manhattan	PEI	Switzerland		311865

1054	Perry Ellis	PEI	Switzerland	6292	468026

1055	Mondo di Marco & Design	PEI	Taiwan		531,576

1056	Mondo di Marco 8c Design	PEI	Taiwan		515,670

1057	Natural Issue	PEI	Taiwan	84061973	748,293

1058	Textures by Natural Issue	PEI	Taiwan	84025952	758,584

1059	Natural Issue	PEI	Taiwan	83056090	688,061

1060	Natural Issue	PEI	Taiwan	84060024	728,491

1061	Natural Issue	PEI	Taiwan	84060023	747,587

1062	Natural Issue	PEI	Taiwan	84060021	742,892

1063	Natural Issue	PEI	Taiwan	84060022	735,919

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1064	Natural Issue	PEI	Taiwan	84062366	749,546

1065	Perry Ellis Portfolio	PEI	Taiwan	83051801	688103

1066	Perry Ellis Portfolio	PEI	Taiwan	82026626	634757

1067	Manhattan	PEI	Taiwan		11421

1068	Lady Manhattan	PEI	Taiwan		3841,42

1069	Manhattan and Design	PEI	Taiwan	(66)13315	99677

1070	Manhattan and Design	PEI	Taiwan	(67)17545	112770

1071	Manhattan & Two Triangle Logo	PEI	Taiwan	N/A	72948

1072	Manhattan (Chinese Characters)	PEI	Taiwan	88009661	894600

1073	Manhattan & Design	PEI	Taiwan	88016006	912636

1074	Perry Ellis Portfolio	PEI	Taiwan	88034425	924115

1075	Crossings	PEI	Taiwan	89023184	934065

1076	Pro Player by Daniel Young	PEI	Taiwan		614,872

1077	Mondo di Marco & Design	PEI	Taiwan		515,670

1078	Mondo di Marco & Design	PEI	Taiwan		531,576

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1079	Manhattan	PEI	Tanganyika	5023	5023

1080	Manhattan Stylized	PEI	Tangier Zone		R7329

1081	Natural Issue	PEI	Thailand	271,161	TM36560

1082	Textures by Natural Issue	PEI	Thailand	289,250

1083	Perry Ellis	PEI	Thailand	417163	147025

1084	Perry Ellis	PEI	Thailand	195921	139937

1085	Perry Ellis America	PEI	Thailand	417164	147433

1086	Perry Ellis America & Eagle Design	PEI	Thailand	195920	145112

1087	Manhattan Stylized	PEI	Thailand	18408	15624

1088	John Henry and Man Head Design	PEI	Thailand	317104	TM50824

1089	John Henry and Man Head Design	PEI	Thailand	288504	TM32080

1090	John Henry	PEI	Thailand	122761	84597

1091	Perry Ellis Portfolio	PEI	Thailand	395016

1092	Pro Player Logo	PEI	Thailand	222068	160,291

1093	Cotton Classics by Munsingwear & Design	PEI	Transkei		800728

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1094	Penguin Design (Dressed)	PEI	Transkei		830881

1095	Penguin Design (Dressed)	PEI	Transkei	891236	891236

1096	Penguin Design (Dressed)	PEI	Transkei		714045

1097	Grand Slam	PEI	Transkei	901010

1098	Manhattan	PEI	Transkei	85/0828	85/0828

1099	Manhattan	PEI	Transkei	67/2097	67/2097

1100	Penguin Sport	PEI	Trinidad and Tobago	31980

1101	Penguin Design (Dressed)	PEI	Trinidad and Tobago		8824

1102	Perry Ellis Portfolio	PEI	Trinidad and Tobago	22210	22210

1103	Perry Ellis Portfolio	PEI	Trinidad and Tobago	22212	22212

1104	Lady Manhattan	PEI	Trinidad and Tobago	2784	B2784

1105	Perry Ellis	PEI	Trinidad and Tobago	29768	29768

1106	Munsingwear	PEI	Tunisia		EE941007

1107	Penguin Design (Dressed)	PEI	Tunisia		EE941009

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1108	Grand Slam	PEI	Tunisia		EE941008

1109	Manhattan	PEI	Tunisia		EE86.347

1110	Natural Issue	PEI	Turkey	160,136	160,136

1111	Textures by Natural Issue	PEI	Turkey	5298/95	160,911

1112	Munsingwear	PEI	Turkey	4240	110312

1113	Grand Slam	PEI	Turkey	7325	110273

1114	Lady Manhattan	PEI	Turkey	69207	99281

1115	Manhattan	PEI	Turkey	7068	82102

1116	Perry Ellis	PEI	Turkey	1999/012428	1999/012428

1117	Perry Ellis Portfolio	PEI	Turkey	1999/12429	1999/012429

1118	Pro Player Logo	PEI	Turkey		132,682

1119	Lady Manhattan	PEI	Uganda	13313	B.556

1120	Manhattan	PEI	Uganda	13313	B557

1121	360° Perry Ellis	PEI	Ukraine	2001042571

1122	Perry Ellis	PEI	Ukraine	2001042569

1123	Perry Ellis Portfolio	PEI	Ukraine	2001042570

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1124	Munsingwear	PEI	United Arab Emirates	6373	6252

1125	Penguin Design (Dressed)	PEI	United Arab Emirates	114	81

1126	Penguin Design (Dressed)	PEI	United Arab Emirates	6317	6208

1127	Grand Slam	PEI	United Arab Emirates	6599	6469

1128	Perry Ellis Portfolio	PEI	United Arab Emirates		34289

1129	Textures By Natural Issue	PEI	United Kingdom	2021934	2021934

1130	Natural Issue	PEI	United Kingdom	2014525	2014525

1131	Natural Issue	PEI	United Kingdom	2014536	2014536

1132	Munsingwear	PEI	United Kingdom	988529	988529

1133	Munsingwear	PEI	United Kingdom	1394102	1394102

1134	Munsingwear	PEI	United Kingdom	1394101	1394101

1135	Munsingwear	PEI	United Kingdom	1394100	1394100

1136	Munsingwear	PEI	United Kingdom	1393733	1393733

1137	Cotton Classics By Munsingwear & Design	PEI	United Kingdom	1135493	B1135493

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1138	Penguin Design (Dressed)	PEI	United Kingdom	1394606	1394606

1139	Penguin Design (Dressed)	PEI	United Kingdom	1394609	1394609

1140	Penguin Design (Dressed)	PEI	United Kingdom	1394607	1394607

1141	Penguin Design (Dressed)	PEI	United Kingdom	1394608	1394608

1142	Penguin Design (Dressed)	PEI	United Kingdom	980890	980890

1143	Penguin Club & Design (Undressed)	PEI	United Kingdom	1506474	1506474

1144	Penguin Sport & Design (Undressed Penguin)	PEI	United Kingdom	1506203	1506203

1145	Grand Slam	PEI	United Kingdom	1393932	1393932

1146	Grand Slam	PEI	United Kingdom	1393930	1393930

1147	Grand Slam	PEI	United Kingdom	1393931	1393931

1148	Grand Slam	PEI	United Kingdom	1114866	1114866

1149	Grand Slam	PEI	United Kingdom	1393933	1393933

1150	Penguin Design (Undressed)	PEI	United Kingdom	1394610	1394610

1151	Penguin Design (Undressed)	PEI	United Kingdom	1394611	1394611

1152	Penguin Design (Undressed)	PEI	United Kingdom	1394612	1394612

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1153	Penguin Design (Undressed)	PEI	United Kingdom	1394613

1154	Crossings	PEI	United Kingdom	1361112	1361112

1155	America Perry Ellis	PEI	United Kingdom	1508978	1508978

1156	Manhattan University Row	PEI	United Kingdom	898910	B898910

1157	Pro Player By Daniel Young	PEI	United Kingdom	1463404	1463404

1158	Natural Issue	PEI	Uruguay	264,239

1159	Munsingwear	PEI	Uruguay	203166	134835

1160	Munsingwear	PEI	Uruguay	244597	168309

1161	Munsingwear	PEI	Uruguay		170006

1162	Penguin Design (Dressed)	PEI	Uruguay	271780	271780

1163	Penguin Club & Design (Undressed)	PEI	Uruguay	257980	257980

1164	Penguin Sport & Design (Undressed Penguin)	PEI	Uruguay	257979	257979

1165	Grand Slam	PEI	Uruguay	179609	170085

1166	Grand Slam	PEI	Uruguay		205568

1167	Grand Slam	PEI	Uruguay	297,793	217005

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1168	M Munsingwear & Penguin Design (Dressed)	PEI	Uruguay		204524

1169	Grand Slam & Penguin Design (Dressed)	PEI	Uruguay		180514

1170	Lady Manhattan	PEI	Uruguay	257768	257768

1171	Manhattan	PEI	Uruguay		288748

1172	Manhattan	PEI	Uruguay	272746	272746

1173	Perry Ellis Portfolio	PEI	Uruguay	314,672

1174	Munsingwear	PEI	Venda		830742

1175	Penguin Design (Dressed)	PEI	Venda	891084

1176	Penguin Design (Dressed)	PEI	Venda		830724

1177	Grand Slam	PEI	Venda	901008

1178	Penguin Design	PEI	Venda		714045

1179	Manhattan	PEI	Venda	85/0690	85/0690

1180	Mondo di Marco & Design	PEI	Venezuela

1181	Natural Issue	PEI	Venezuela	5521-92	F-169.585

1182	Textures By Natural Issue	PEI	Venezuela	8889/95

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1183	Munsingwear	PEI	Venezuela	4567	77156F

1184	Cotton Classics By Munsingwear	PEI	Venezuela		106429F

1185	Munsingwear Grand Slam Penguin Design (Dressed)	PEI	Venezuela	416279	101119F

1186	Penguin Design (Dressed)	PEI	Venezuela		78453F

1187	Grand Slam	PEI	Venezuela	1673890	156881

1188	M Munsingwear & Penguin Design (Dressed)	PEI	Venezuela	933473	78452F

1189	Perry Ellis America	PEI	Venezuela	6674-94	P184410

1190	Perry Ellis Portfolio	PEI	Venezuela	2071-94

1191	Perry Ellis Portfolio	PEI	Venezuela	2070-94	P210044

1192	Manhattan	PEI	Venezuela		25731

1193	Manhattan	PEI	Venezuela	15585	4383-D

1194	Manhattan De Venezuela	PEI	Venezuela	10275	10147-D

1195	Manhattan Junior	PEI	Venezuela	3781	48497

1196	John Henry	PEI	Venezuela	2969-78	106399-F

1197	Lady Manhattan	PEI	Venezuela	15941-93	N/A

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1198	Munsingwear	PEI	Vietnam	3154	2840

1199	Penguin Design (Dressed)	PEI	Vietnam	3152	11853

1200	Grand Slam	PEI	Vietnam	3153	2839

1201	John Henry	PEI	Vietnam	23163	21599

1202	Manhattan (Logo Form)	PEI	Vietnam	23164	19508

1203	Lady Manhattan	PEI	Vietnam	28987	24474

1204	Perry Ellis	PEI	Virgin Islands (US)		3675

1205	Penguin Design (Dressed)	PEI	Virgin Islands (US)		5578

1206	Grand Slam	PEI	Virgin Islands (US)		5579

1207	Munsingwear	PEI	Yugoslavia		21590

1208	Penguin Design (Dressed)	PEI	Yugoslavia	110677	25702

1209	Lady Manhattan	PEI	Yugoslavia	257/64	16423-Z-257/64

1210	Manhattan (New Logo)	PEI	Yugoslavia	868/95	41131

1211	Pro Player	PEI	Yugoslavia		37,832

1212	Munsingwear & Shield Design	PEI	Zambia		150761

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1213	Penguin Design (Dressed)	PEI	Zambia		150661

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

SCHEDULE OF JANTZEN INTERNATIONAL TRADEMARKS AND TRADEMARK APPLICATIONS

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
1.	Jantzen	JAC	ALGERIA	950478	048982

2.	Diving Girl (Left-Up)	JAC	ALGERIA	950477	048981

3.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	ANDORRA	4911	3267

4.	Jantzen	JAC	AOIP	88458	39113

5.	Diving Girl Design (Slant Right)	JAC	AOIP		9966

6.	Jean Jantzen	JAC	ARGENTINA		1.184.323

7.	Jantzen (Label)	JAC	ARGENTINA		1.640.458

8.	Jantzen Jazz	JAC	ARGENTINA		1.124.231

9.	Jean Jantzen	JAC	ARGENTINA		1184324

10.	Diving Girl Design (Left)	JAC	ARGENTINA		1.640.461

11.	Jantzen	JAC	ARGENTINA	2.155.913	1.796.183

12.	Jean Jantzen (Signature)	JAC	ARGENTINA		1.750.066

13.	Jantzen	JAC	ARGENTINA		1.640.459

14.	Diving Girl Design (Slanted Left)	JAC	ARGENTINA	2.155.915	1.753.533

15.	Diving Girl Design (Slanted Left)	JAC	ARGENTINA	2.155.914	1.753.534

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
16.	Jantzen International Sports Club	JAC	ARGENTINA	2.148.665	1.744.925

17.	Jantzen	JAC	ARUBA	42943	11777

18.	Diving Girl Design (Left)	JAC	ARUBA	42944	11778

19.	Diving Girl Design (Left)	JAC	AUSTRALIA	645026	645026

20.	Jantzen	JAC	AUSTRALIA	645025	645025

21.	Diving Girl Design (Right)	JAC	AUSTRALIA	90018	90018

22.	Old Diving Girl Design (Left)	JAC	AUSTRALIA	62691	62691

23.	Just Wear a Smile and a Jantzen	JAC	AUSTRALIA	155960	155960

24.	Jantzen (Stylized) and Diving Girl (Bottom-Right)	JAC	AUSTRALIA	90017	90017

25.	Jantzen (Fanciful Script) and Old Diving Girl Design	JAC	AUSTRALIA	62690	62690

26.	Jantzen	JAC	AUSTRALIA	90016	90016

27.	J Stylized	JAC	AUSTRALIA	318294	318294

28.	Diving Girl Design (Slant Right)	JAC	AUSTRIA		44475

29.	Jantzen (Stylized)	JAC	AUSTRIA		44502

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
30.	Diving Girl (Bottom-Right)	JAC	AZERBAIJAN	1779	970670

31.	Jantzen	JAC	AZERBAIJAN	1778	970620

32.	Jantzen	JAC	BAHAMAS		3451

33.	Diving Girl Design (Slant Right)	JAC	BAHAMAS		3450

34.	Diving Girl Design (Slant Right)	JAC	BAHRAIN		TM 2537

35.	Jantzen (Stylized)	JAC	BAHRAIN		442

36.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	BANGLADESH	39398	39398

37.	Jantzen (Stylized) and Diving Girl (Old Design)	JAC	BARBADOS		380

38.	Jantzen	JAC	BELARUS	3075	3075

39.	Diving Girl (Bottom-Right)	JAC	BELARUS	3051	3051

40.	Jantzen	JAC	BELIZE		1700

41.	Diving Girl Design (Slant Right)	JAC	BELIZE		1701

42.	Diving Girl Design (Right)	JAC	BENELUX	520,452	22502

43.	Jantzen (Stylized Block) and Diving Girl Design	JAC	BENELUX	520449	22499

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
44.	Jantzen (Fanciful Script) and Old Diving Girl Design	JAC	BENELUX	520450	22500

45.	Jantzen (Stylized)	JAC	BENELUX	520451	22501

46.	Jantzen	JAC	BERMUDA		4615

47.	Diving Girl Design (Slant Right)	JAC	BERMUDA		4614

48.	Jantzen	JAC	BOLIVIA		50252-A

49.	Diving Girl (Bottom-Left)	JAC	BOLIVIA	31085-C	50227-A

50.	Diving Girl Design (Slant Right)	JAC	BOPH		89/1016

51.	Jantzen	JAC	BOPH		58/1459

52.	Diving Girl Design (Right)	JAC	BOSNIA	BAZR06533A	BAZR96533

53.	Jantzen	JAC	BOSNIA	BAZR96532A	BAZR96532

54.	Jantzen (Stylized) and Diving Girl (Bottom-Left)	JAC	BOTSWANA		1013

55.	Diving Girl design (Left)	JAC	BRAZIL		002185997

56.	Jantzen	JAC	BRAZIL		006880371

57.	Jantzen International Sports Club	JAC	BRAZIL		811136450

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
58.	Diving Girl and Globe in Crest Device	JAC	BRAZIL		006087434

59.	Jantzen (Stylized Print)	JAC	BRUNEI DARUSSALAM	560	17,135

60.	Diving Girl Design (Left)	JAC	BRUNEI DARUSSALAM	561	17,136

61.	Jantzen (Stylized Print)	JAC	BULGARIA		14369

62.	Diving Girl Design (Left)	JAC	BULGARIA		14368

63.	Jantzen	JAC	CAMBODIA	10910	10908

64.	Diving Girl Design (Slant Right)	JAC	CAMBODIA	10909	10907

65.	Jantzen (Stylized Block) and Diving Girl Design	JAC	CANADA	321,463	178,531

66.	Jantzen Signature & Design	JAC	CANADA	850,263	555,979

67.	Jantzen (Stylized) and Diving Girl (Old Design)	JAC	CANADA	192,881	UCA 25,583

68.	J Stylized	JAC	CANADA	453,600	254,794

69.	Zuma Beach	JAC	CANADA	572,147	336,872

70.	Diving Girl Design (Left)	JAC	CANADA	272,289	135,263

71.	Southpoint	JAC	CANADA	572,161	335,607

72.	Purr-Blend	JAC	CANADA	268,214	127,777

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
73.	Jantzen	JAC	CANADA	272,288	142,256

74.	Jantzen	JAC	CANADA	192,879	UCA 25,582

75.	Electric Beach	JAC	CANADA	642,571	376,275

76.	Pacific Rigging	JAC	CANADA	572,162	339,354

77.	Jantzen (Fanciful Script) and Old Diving Girl Design	JAC	CAYMAN ISLANDS		460451

78.	Electric Beach by Jantzen	JAC	CHILE	294.746	482.357

79.	Diving Girl Design (Left)	JAC	CHILE	211.301	265.603

80.	Jantzen (Stylized)	JAC	CHILE		265.602

81.	Jantzen	JAC	CHINA

82.	Jantzen (Stylized Print)	JAC	CHINA	94136160	900896

83.	Jantzen (Stylized Print)	JAC	CHINA		608697

84.	Diving Girl Design (Right)	JAC	CHINA	94136169	900895

85.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	CHINA	94136168	900894

86.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	CHINA		212815

87.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	CHINA		212816

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
88.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	CHINA	91008293	584223

89.	Jantzen (Stylized Script)	JAC	COLUMBIA		37574

90.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	COLUMBIA	413574

91.	Diving Girl Design (Left)	JAC	COLUMBIA		37575

92.	Electric Beach Stylized and Design	JAC	COLUMBIA	413572	197248

93.	Jantzen (Stylized)	JAC	COSTA RICA		14489/12053

94.	Diving Girl Design (Left)	JAC	COSTA RICA		14488/12054

95.	Diving Girl Design (Slant Right	JAC	CROATIA	381-04/93-010988	Z930551

96.	Jantzen	JAC	CROATIA	381-04/93-011486	Z930814

97.	Jantzen (Stylized) and Diving Girl (Bottom-Right))	JAC	CUBA		115037

98.	Diving Girl Design (Right)	JAC	CYPRUS		7191

99.	Jantzen	JAC	CYPRUS	7173	7173

100.	Jantzen (Stylized)	JAC	CZECH REPUBLIC	23397	154777

101.	Diving Girl Design (Slant Right)	JAC	CZECH REPUBLIC	23396	154565

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
102.	Jantzen (Stylized)	JAC	DENMARK		1689/1953

103.	J Stylized	JAC	DENMARK	1875/1983	4218/1983

104.	Diving Girl Design (Left)	JAC	DENMARK		1688/1953

105.	Diving Girl Design (Left)	JAC	DOMINICAN REPUBLIC		8195

106.	Jantzen (Stylized)	JAC	DOMINICAN REPUBLIC		8196

107.	Diving Girl Design (Left)	JAC	ECUADOR		921/88

108.	Jantzen (Stylized)	JAC	ECUADOR		976/88

109.	Jantzen (Stylized)	JAC	EGYPT	30807	30807

110.	Diving Girl Design (Left)	JAC	EGYPT		30808

111.	Jantzen (Stylized Block) and Diving Girl Design	JAC	EL SALVADOR		184/83/379

112.	Jantzen (Stylized) and Diving Girl (Old Design)	JAC	EL SALVADOR		14064/162/113

113.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	EM (CTM)	211680	211680

114.	Jantzen	JAC	ESTONIA	93-9027	11354

115.	Diving Girl (Bottom-Right)	JAC	ESTONIA	9309029	11356

116.	Diving Girl Design (Left)	JAC	FIJI		28698

117.	Jantzen (Stylized Script)	JAC	FIJI		28697

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
118.	Diving Girl and Glove in Crest Device	JAC	FINLAND		62370

119.	Diving Girl Design (Left)	JAC	FINLAND		49484

120.	Jantzen	JAC	FINLAND		52339

121.	Jantzen (Stylized)	JAC	FRANCE	898621	1,487,675

122.	Diving Girl Design (Right)	JAC	FRANCE	179217	1,676,677

123.	Diving Girl Design (Slanted Left)	JAC	FRANCE	175272	1,566,105

124.	J Stylized	JAC	FRANCE	665559	1,236,874

125.	Via (Stylized letters)	JAC	FRANCE	642711	1215550

126.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	GAMBIA	681/83	5725

127.	Jantzen	JAC	GENE

128.	Diving Girl (Bottom-Right)	JAC	GEORGIA	011762/03	11707

129.	Jantzen	JAC	GEORGIA	011761/03	11706

130.	Diving Girl Design (Left)	JAC	GERMANY	DDW42177	632993

131.	Jantzen	JAC	GERMANY	DDW 42178	632994

132.	Jantzen Old Diving Girl (Right)	JAC	GERMANY	W 14353/3WZ	606552

133.	Jantzen (Stylized)	JAC	GERMANY	W 14352/3WZ	606551

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
134.	Jantzen	JAC	GERMANY	J 1505/3WZ	679210

135.	Diving Girl Design (Left)	JAC	GERMANY	J 17948/25WZ	1055703

136.	J Stylized	JAC	GERMANY	J 18275/25WZ	1131124

137.	Jantzen (fanciful Script) and Old Diving Girl Design	JAC	GILBRALTAR		1220

138.	Diving Girl-Design (Left)	JAC	GREAT BRITAIN	2000667	2000667

139.	Jantzen (Stylized)	JAC	GREAT BRITAIN	514810	514810

140.	Diving Girl Design (Right)	JAC	GREAT BRITAIN	831184	831184

141.	Jantzen (Stylized Block) and Diving Girl (Slant-Right)	JAC	GREAT BRITAIN	611706	611706

142.	Diving Girl Design (Right)	JAC	GREAT BRITAIN	656313	656313

143.	Jantzen (Stylized Print) and Diving Girl (Overlapping Right)	JAC	GREAT BRITAIN	1201095	1201095

144.	Jantzen (Stylized Block) and Diving Girl Design (Slant-R)	JAC	GREAT BRITAIN	607205	607205

145.	Jantzen	JAC	GREAT BRITAIN	831183	831183

146.	J Stylized	JAC	GREAT BRITAIN	1194094	1194094

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
147.	Jantzen	JAC	GREAT BRITAIN	2000665	2000665

148.	Jantzen (Stylized) and Diving Girl (Bottom-Left)	JAC	GREAT BRITAIN	460451	460451

149.	Jantzen (Stylized)	JAC	GREAT BRITAIN	656314	656314

150.	Jantzen	JAC	GREECE	26327	26327

151.	J Stylized	JAC	GREECE	74571	74571

152.	Diving Girl Design (Right)	JAC	GREECE	26328	26328

153.	Jantzen (Stylized) and Diving Girl (Bottom-Left)	JAC	GRENADA		34/1953

154.	Jantzen (Stylized)	JAC	GUATEMALA		8450

155.	Diving Girl Design (Right)	JAC	GUATEMALA		8449

156.	Diving Girl Design (Right)	JAC	GUER		831184

157.	Jantzen (Stylized)	JAC	GUER		514810

158.	Diving Girl Design (Right)	JAC	GUIR		248

159.	Diving Girl Design (Right)	JAC	GUIR		175/4/G

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
160.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	GUYANA		11,928A

161.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	HAITI	722-P	27/110

162.	Jantzen (Stylized)	JAC	HONDURAS		14534

163.	Diving Girl Design (Slant Right)	JAC	HONDURAS		14.533

164.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	HONG KONG		5288/1992

165.	J Stylized	JAC	HONG KONG	6747/89	1473/1992

166.	Jantzen in Chinese Characters	JAC	HONG KONG	Sept. 22, 1992

167.	Diving Girl Design (Right)	JAC	HONG KONG	94/03090	8458/95

168.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	HONG KONG	94/03089	B83 84/97

169.	Jantzen (Stylized Script)	JAC	HONG KONG		89/1959

170.	Jantzen	JAC	HONG KONG	94/03091	B8385/97

171.	Diving Girl Design (Slant Right)	JAC	HONG KONG		90/1959

172.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	HUNGARY	M8300879	123961

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
173.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	ICELAND		127/1984

174.	Diving Girl Design (Slanted Left)	JAC	INDONESIA	D96-16122	392282

175.	Jantzen	JAC	INDONESIA	D96-15852

176.	Jantzen	JAC	INDONESIA	22219	350826

177.	Diving Girl Design (Left)	JAC	INDONESIA	22220	354131

178.	Jantzen	JAC	IRAN		54198

179.	Diving Girl Design (Left Shaded)	JAC	IRAN		54860

180.	Jantzen (Stylized)	JAC	IRELAND		47463

181.	Old Diving Girl (Right)	JAC	IRELAND		47462

182.	Jantzen (Stylized)	JAC	ISRAEL		1321

183.	Diving Girl Design (Left)	JAC	ISRAEL	13122	13122

184.	Old Diving Girl (Right)	JAC	ITALY	5318 96 RM	759712

185.	Jantzen (Stylized)	JAC	ITALY	3311 97 RM	782962

186.	Jantzen	JAC	ITALY	5317 96 RM	759711

187.	J Stylized	JAC	ITALY	1885483	418298

188.	Jantzen Old Diving Girl (Right)	JAC	ITALY	2069 99 RM	373377

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
189.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	ITALY	381 93 RM	659,325

190.	Jantzen Old Diving Girl (Right)	JAC	ITALY	3312 97 RM	782963

191.	Jantzen (Stylized) and Diving Girl (Bottom-Right)	JAC	JAMAICA		2119

192.	International Sports Club	JAC	JAPAN	S52-073653	1,463,451

193.	Jantzen	JAC	JAPAN	S55-093668	2410732

194.	J Stylized	JAC	JAPAN	S56-105608	1752256

195.	Diving Girl Design (Left)	JAC	JAPAN	S56-105610	1748156

196.	J Stylized	JAC	JAPAN	S52-023076	1911980

197.	Diving Girl Design (Left)	JAC	JAPAN	S56-105611	1705966

198.	J Stylized	JAC	JAPAN	S56-105607	1705965

199.	J Stylized	JAC	JAPAN	S56-105606	1715845

200.	Sun Loving (Stylized)	JAC	JAPAN	S47-007294	1127343

201.	Diving Girl and Globe in Crest Design	JAC	JAPAN	S37-026583	639066

202.	J Stylized	JAC	JAPAN	23077/77	1558165

203.	J Device	JAC	JAPAN	H08-111200	4,117,250

204.	Jantzen in Katakana	JAC	JAPAN	S36-027322	616284

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
205.	J (Stylized) International Sports Club Jantzen	JAC	JAPAN	H10-012442	4500174

206.	The Country Squire & Design	JAC	JAPAN	S45-053857	967346

207.	Diving Girl (Block Letters)	JAC	JAPAN	S55-093669	1620463

208.	Jantzen (Stylized)	JAC	JAPAN	S24-001504	399512

209.	Jantzen Clean Water & Diving Girl Design	JAC	JAPAN	H10-021562	4287427

210.	Diving Girl (Bottom-Left)	JAC	JAPAN	S24-001505	413615

211.	Emblem (Shield\\Wreath)	JAC	JAPAN	S47-007292	1318097

212.	Jantzen (Stylized Print)	JAC	JAPAN	S56-105609	1734187

213.	Emblem (Shield\\Wreath)	JAC	JAPAN	S47-007293	1098357

214.	Emblem Design	JAC	JAPAN	S37-026582	639065

215.	Jantzen (Stylized Block) and Katakana	JAC	JAPAN	S52-090771	1411118

216.	Nantucket Whale Design	JAC	JAPAN	S56-073130	1823518

217.	Jantzen (Stylized Block) and Diving Girl Design	JAC	JAPAN	S44-037030	909083

218.	Diving Girl Design (Left)	JAC	JAPAN	S56-105612	1740639

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
219.	Diving Girl Design (Right)	JAC	JERS		2396

220.	Jantzen	JAC	JERS		1058

221.	Diving Girl Design (Left)	JAC	JORDAN	2895	2895

222.	Jantzen	JAC	JORDAN	2896	2896

223.	Diving Girl (Bottom-Right)	JAC	KAZAKHSTAN	3494	1989

224.	Jantzen	JAC	KAZAKHSTAN	3493	1988

225.	Jantzen	JAC	KENYA		10312

226.	Diving Girl Design (Left)	JAC	KENYA		10313

227.	Jantzen Diving Girl Design (Slant Right)	JAC	KIRIBATI	1380	1380

228.	Jantzen	JAC	KIRIBATI	1379	1379

229.	Jantzen (Block)	JAC	KOREA	44523/94	340,143

230.	Diving Girl Design (Slanted Left)	JAC	KOREA	44524/94	340,144

231.	Jantzen	JAC	KOREA		5992

232.	Diving Girl Design (Left)	JAC	KOREA		5993

233.	Jantzen (Stylized Print) and Diving Girl (Overlapping Right)	JAC	KOREA	32397/1990	234669

234.	Diving Girl Design (Left)	JAC	KUWAIT	40972

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
235.	Jantzen	JAC	KUWAIT	40971

236.	Diving Girl (Bottom-Right)	JAC	KYRGYZ REPUBLIC	363	265

23.7.	Jantzen	JAC	KYRGYZ REPUBLIC	362	264

238.	Jantzen	JAC	LAO PEOPLE’S DEMOCRATIC REPUBLIC	6332	6279

239.	Diving Girl Design (Slant Right)	JAC	LAO PEOPLE’S DEMOCRATIC REPUBLIC	6333	6280

240.	Jantzen	JAP	LATVIA	M-93-4890	M16 055

241.	Diving Girl (Bottom-Right)	JAP	LATVIA	M-93-4889	M16225

242.	Jantzen (Stylized Script)	JAC	LEBANON		77951

243.	Diving Girl Design (Left)	JAC	LEBANON		77952

244.	Diving Girl Design (Left)	JAP	LIBERIA		00113/99

245.	Jantzen (Stylized)	JAP	LIBERIA		00103/99

246.	Jantzen (Stylized Script) and Diving Girl (Bottom-Right)	JAC	LIECHTENSTEIN		758

247.	Jantzen	JAP	LITHUANIA	RL 10086	12175

248.	Diving Girl (Bottom-Right)	JAP	LITHUANIA	RL 10087	12176

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
249.	Jantzen	JAC	MACAO		992-M

250.	Diving Girl Design (Left)	JAC	MACAO	4/92	7730-M

251.	Diving Girl Design (Slant Right)	JAC	MACEDONIA	PZ-590/93	03948

252.	Jantzen	JAC	MACEDONIA	PZ-589/93	03947

253.	Jantzen	JAC	MADAGASCAR		MV563

254.	Diving Girl Design (Right)	JAC	MADAGASCAR		MV557

255.	Jantzen (Stylized)	JAC	MALAWI		1896/58

256.	Diving Girl Design (Right)	JAC	MALAWI		1897/58

257.	Jantzen (Stylized) and Diving Girl (Bottom-Left)	JAC	MALAYSIA		M/21807

258.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	MALAYSIA	89/02389	89/02389

259.	Diving Girl Design (Left)	JAC	MALAYSIA	94/11294	94/11294

260.	Jantzen	JAC	MALAYSIA	94/11293	94/11293

261.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	MALDIVES		Caut. Notice

262.	Diving Girl Design (Left)	JAC	MALTA		2496

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
263.	Jantzen (Stylized Block) and Diving Girl Design	JAC	MALTA		9987

264.	Jantzen (Stylized)	JAC	MEXICO	46295	65670

26.5.	Zuma Beach by Jantzen	JAC	MEXICO	279923	537659

266.	Electric Beach by Jantzen	JAC	MEXICO	194549	533850

267.	Jantzen	JAC	MEXICO	269252	615895

268.	Diving Girl Design (Left)	JAC	MEXICO	46296	65852

269.	Jantzen	JAP	MOLDOVA	004462	3036

270.	Diving Girl (Bottom-Right)	JAC	MOLDOVA	004463	3037

271.	Jantzen (Stylized Script)	JAP	MONACO		R97.18418

272.	Diving Girl Design (Left)	JAP	MONACO		R97.18419

273.	J Stylized	JAC	MONGOLIA

274.	Jantzen & Diving Girl Design	JAC	MONGOLIA

275.	Diving Girl Design	JAC	MONGOLIA

276.	Jantzen (Block Letters)	JAC	MONGOLIA	3337	3150

277.	Diving Girl Design (Right)	JAP	MOROCCO		29872

278.	Jantzen	JAP	MOROCCO		29871

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
279.	Jantzen & Diving Girl Design	JAP	MOROCCO	74.419	74.419

280.	Diving Girl Design (Left)	JAC	MYANMAR		1160/1964

281.	Jantzen	JAC	MYANMAR		1159/1964

282.	Diving Girl Design (Left-Inverted)	JAC	NAMIBIA		50/2156

283.	Jantzen (Stylized)	JAC	NAMIBIA		2157/50

284.	Diving Girl Design (Left)	JAC	NETHERLAND ANTILLES		5570

285.	Jantzen	JAC	NETHERLAND ANTILLES		5569

286.	Janskin	JAC	NEW ZEALAND		B120901

287.	Jantzen	JAC	NEW ZEALAND	212116	212116

288.	Jantzen	JAC	NEW ZEALAND	44407	44407

289.	Jantzen	JAC	NEW ZEALAND		B32426

290.	Old Diving Girl (Right)	JAC	NEW ZEALAND	44409	44409

291.	Electric Beach Stylized and Design	JAC	NEW ZEALAND	215117	215117

292.	Diving Girl Design (Left)	JAC	NICARAGUA		7152

293.	Jantzen	JAC	NICARAGUA		7153

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
294.	Jantzen (Stylized) and Diving Girl (Bottom- Right)	JAC	NIGERIA		7610

295.	Jantzen (Stylized)	JAC	NORWAY		43636

296.	J Stylized	JAC	NORWAY		118.339

297.	Diving Girl Design (Left)	JAC	NORWAY		43907

298.	Diving Girl Design (Left)	JAC	OMAN	15455

299.	Jantzen	JAC	OMAN	15454

300.	Diving Girl Design (Left)	JAC	PAKISTAN		4959

301.	Jantzen (Stylized)	JAC	PAKISTAN		4958

302.	Diving Girl Design (Right)	JAC	PANAMA		3899

303.	Jantzen	JAC	PANAMA		3898

304.	Jantzen (Stylized Print) and Diving Girl (Overlapping Right)	JAC	PAPUA NEW GUINEA		A2277R

305.	Jantzen	JAC	PARAGUAY		202868

306.	Diving Girl Design (Left)	JAC	PARAGUAY		207307

307.	Jantzen	JAC	PARAGUAY		219484

308.	Diving Girl Design (Left)	JAC	PERU		22638

309.	Jantzen (Stylized)	JAC	PERU		22637

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
310.	J Stylized	JAC	PERU		53146

311.	Jantzen	JAC	PHILIPPINES	102244

312.	Diving Girl Design (Slant Right)	JAC	PHILIPPINES	102245	4-1995-104516

313.	Jantzen	JAC	PHILIPPINES	107775

314.	Diving Girl Design (Right)	JAC	PHILIPPINES	121011

315.	Jantzen (Stylized Print)	JAC	POLAND	Z-109497	76 923

316.	Jantzen (Stylized)	JAC	POLAND		42536

317.	Diving Girl Design (Right)	JAC	POLAND		42537

318.	Diving Girl Design (Slanted Left)	JAC	POLAND	Z109496	80204

319.	Diving Girl Design (Left)	JAC	POLAND	202391	202391

320.	J Stylized	JAC	PORTUGAL	262733	262733

321.	Jantzen (Stylized Block), and Diving Girl Design	JAC	PORTUGAL	165093	165093

322.	Jantzen	JAC	PORTUGAL	203962	203962

323.	Jantzen (Stylized Script)	JAC	PUER		11702

324.	Diving Girl Design (Left)	JAC	PUER		11701

325.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	ROMANIA		12984

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
326.	Jantzen	JAC	RUSSIAN FEDERATION		29987

327.	Diving Girl Design (Bottom)	JAC	RUSSIAN FEDERATION		29988

328.	Jantzen (Stylized) and Diving Girl (Bottom-Right)	JAC	SABA		S/5548

329.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	SAINT KITTS AND NEVIS		3096

330.	Diving Girl Design (Slant Right)	JAC	SAINT LUCIA		33/66

331.	Jantzen	JAC	SAINT LUCIA		34/66

332.	Jantzen	JAC	SARA		SAR/6315

333.	Diving Girl Design (Left)	JAC	SARA		SAR/6314

334.	Jantzen	JAC	SAUDI ARABIA		158/19

335.	Jantzen (Print) and Girl Design Left	JAC	SEYCHELLES		751

336.	Diving Girl Design (Left)	JAC	SEYCHELLES		777

337.	Jantzen	JAC	SEYCHELLES		776

338.	Jantzen (Stylized) and Diving Girl (Bottom-Right)	JAC	SIERRA LEONE		3810

339.	Diving Girl Design (Left)	JAC	SINGAPORE	9731/94	B9731/94

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
340.	Jantzen	JAC	SINGAPORE		27574

341.	Diving Girl Design (Slant Right)	JAC	SINGAPORE		27573

342.	Jantzen	JAC	SINGAPORE	9730/94	9730/94

343.	Jantzen (Stylized)	JAC	SLOVAKIA		154777

344.	Diving Girl Design (Slant Right)	JAC	SLOVAKIA		154565

345.	Jantzen	JAC	SLOVENIA	Z-6080313	6080313

346.	Diving Girl Design (Left)	JAC	SLOVENIA	Z-6080314	6080314

347.	Diving Girl Design (Right)	JAC	SOLOMON ISLANDS		1692

348.	Jantzen	JAC	SOLOMON ISLANDS		1691

349.	J Stylized	JAC	SPAIN	1,039,607	1,039,607

350.	Jantzen (Stylized)	JAC	SPAIN	271,743	271,743

351.	Diving Girl Design (Left)	JAC	SPAIN	430,729	430,729

352.	Diving Girl and Globe in Crest Device	JAC	SPAIN	375,543	375,543

353.	Diving Girl Design (Right)	JAC	SPAIN	271,744	271,744

354.	Jantzen	JAC	SPAIN	430,728	430,728

355.	Jantzen (Stylized Print) and Diving Girl (Top)	JAP	SRI LANKA		46225

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
356.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	SUDAN	20217	20217

357.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	SURINAME		11269

358.	J Stylized	JAC	SWEDEN	8302358	188332

359.	Diving Girl Design (Right)	JAC	SWEDEN	69336	69336

360.	Jantzen (Fanciful Script) and Old Diving Girl Design	JAC	SWEDEN	31608	31608

361.	Jantzen	JAC	SWEDEN	121706	121706

362.	Jantzen (Stylized Block) and Diving Girl Design	JAC	SWEDEN	167072	167072

363.	Diving Girl Design (Right)	JAC	SWITZERLAND		135542

364.	J Stylized	JAC	SWITZERLAND		325,169

365.	Jantzen (Stylized)	JAC	SWITZERLAND		385,621

366.	Diving Girl Design (Right)	JAC	SWITZERLAND		385,620

367.	Jantzen (Stylized)	JAC	SYRIA		7723

368.	Jantzen and Diving Girl Device	JAC	SYRIA

369.	Diving Girl Design (Left)	JAC	SYRIA		7724

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
370.	Jantzen	JAC	TAIWAN	80050132	590387

371.	J (Stylized) International Sports Club Jantzen	JAC	TAIWAN	87005831	888313

372.	Jantzen (Stylized Script)	JAC	TAIWAN		9477

373.	Jantzen	JAC	TAIWAN	83068674	698713

374.	Jantzen In Chinese Characters Pronounced Tien-Jen	JAC	TAIWAN		513181

375.	Diving Girl Design (Left)	JAC	TAIWAN	83068673	698712

376.	Jantzen Clean Water & Diving Girl Device	JAC	TAIWAN	87010612	870358

377.	Jantzen in Chinese Characters Pronounced Zan Chen	JAC	TAIWAN		53874

378.	Diving Girl Design (Slant Right)	JAC	TAIWAN		9476

379.	Diving Girl and Globe in Crest Device	JAC	TAIWAN		54234

380.	Jantzen (Stylized Print) and Diving Girl (Top)	JAC	TAIWAN	80050844	590391

381.	J (Stylized) International Sports Club Jantzen	JAC	TAIWAN	87005832	846126

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
382.	Diving Girl (Bottom-Right)	JAC	TAJIKISTAN	95002775	1900

383.	Jantzen	JAC	TAJIKISTAN	95002776	1901

384.	Jantzen	JAC	TANG		5862

385.	Diving Girl Design (Left)	JAC	TANG		5863

386.	Jantzen	JAC	TCYP		359

387.	Jantzen	JAC	TCYP		361

388.	Diving Girl Design (Right)	JAC	TCYP		360

389.	Diving Girl Design (Right)	JAC	THAILAND		KOR7211

390.	Jantzen (Stylized Print) and Diving Girl (Overlapping Right)	JAC	THAILAND	260685	KOR56804

391.	Jantzen (Stylized Print) and Diving Girl (Overlapping Right)	JAC	THAILAND	2606834	KOR24157

392.	Jantzen	JAC	THAILAND		KOR7210

393.	Diving Girl Design (Slant Right)	JAC	TRAN	89/1015	89/1015

394.	Jantzen	JAC	TRAN		58/1349

395.	Diving Girl Design (Left)	JAC	TRINIDAD AND TOBAGO		4728

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

ITEM	MARK	GRANTOR	COUNTRY	APPLICATION [SERIAL] NO.	REGISTRATION NO.
396.	Jantzen	JAC	TRINIDAD AND TOBAGO		4727

397.	Diving Girl Design (Left)	JAC	TUNISIA		EE95.0555

398.	Jantzen	JAC	TUNISIA		EE95.0556

399.	Diving Girl Design (Left)	JAC	TURKEY		102599

400.	Jantzen	JAC	TURKEY		102415

401.	Diving Girl Design (Bottom)	JAC	TURKMENISTAN	1(3661)	3460

402.	Jantzen	JAC	TURKMENISTAN	1(3660)	3459

403.	Jantzen	JAC	TUVALU		818

404.	Diving Girl Design (Slant Right)	JAC	TUVALU		819

405.	Diving Girl Design (Left)	JAC	UNITED ARAB EMIRATES	22264

406.	Jantzen	JAC	UNITED ARAB EMIRATES	22263	22052

PEI=Perry Ellis International, Inc.

PEIL=PEI Licensing, Inc.

JAC=Jantzen Apparel Corp.

LICENSED TRADEMARKS

Name of Licensor	Licensed Marks	Licensed Products	Territory	Expiration Date
Nautica Apparel, Inc	Nautica Stylized Mark and J Class symbol.	Men’s and Women’s knit shirts, woven shirts, sweaters, outerwear, bottoms, non leather bags and sports caps.	United States of America, its territories and possessions including Guam and Puerto Rico and Canada.	Dec. 31, 2004

George Weintraub & Sons	“Andrew Fezza”, “FEZZA by Andrew Fezza and “designed by Andrew Fezza”.	Dress Shirts, Pants, Sports Shirts and Sweaters.	United States of America, its territories and possessions.	Jun 30, 2003

Karsten Manufacturing Corp.	PING AND MR. PING	Men’s and Boy’s Knitwear, Woven Shirts, Sweaters, Pullovers, Outerwear, Bottoms, Fleece and Headwear.	Worldwide excluding Japan.	Dec 31, 2004

Salant Corporation	Perry Ellis, Perry Ellis Portfolio and Perry Ellis America.	Golf Brand to the “Golf Market”.	US	N/A

Salant Corporation	Perry Ellis and Perry Ellis Portfolio.	“ASI Market”	US	N/A

Tommy Hilfiger Licensing, Inc.	TOMMY HILFIGER TOMMY JEANS FLAG/LOGO DESIGN, CREST DESIGN, TOMMY TOMMY GIRL HILFIGER ATHLETICS FLAG IN MOTION DESIGN	Female swimwear and related cover-ups for Misses and Juniors	United States of America and Canada	Dec. 31, 2005

NIKE USA Inc.	NIKE	Women’s and Girl’s Tank Swimsuits, Two-Piece Swimsuits and Racing Swimsuits, Men’s and Boy’s Racing Swimsuits, accessories and swim apparel for sale to team dealers, swim specialty stores and swim areas in sporting goods stores and select better department stores.	United States, Bermuda, The Bahamas, The Cayman Islands, Jamaica, The Dominican Republic, The British Virgin Islands, The Netherlands Antilles, Antigua and Barbuda, St. Kitts-Nevis, St. Vincent and the Grenandines, St. Lucia, Barbados, Aruba	May 31, 2006

	Nike Check (Check Only)		All territories listed for Nike mark

	Nike with Check		United States, St. Vincent and the Grenadines

Item# 15 – Litigation

Legal Responses

1)	Breier & Sief, P.A.

2)	Broad & Cassel

3)	Parker, Poe, Adams’ & Bernstein L.L.P.

4)	Adorno & Zeder

5)	Podhurst Orseck Josefsberg Eaton Meadow Olin & Perwin, P.A.

6)	Bereskin & Parr

7)	Sarah Steinbaum, P.A.

8)	Friedman, Wang & Bleiberg, P.C.

9)	Hall David And Joseph, P.A.

10)	Fross Zelnick Lehrman & Zissu, P.C.

Law Offices

BREIER AND SEIF, P.A.

SUITE 1125

2800 PONCE DE LEON BOULEVARD

	CORAL GABLES, FLORIDA 33134-6919	West Palm Beach Office

ROBERT G. BREIER	TELEPHONE (305) 445-0707	515 NORTH FLAGLER DRIVE

EVAN D. SEIF	FACSIMILE (305) 445-2728	NORTHBRIDGE CENTRE, SUITE 910

ALISON P. HERMAN		WEST PALM BEACH, FL 33401-4325

ADAM J. SILVERMAN		TELEPHONE (561) 659-7005

STEVEN J. SCHERMER	February 13, 2002

Of Counsel
DARYL B. CRAMER

Deloitte & Touche, LLP

Attention: Mr. Sergio Mañas

200 S. Biscayne Boulevard

Suite 400

Miami, Florida 33131-9985

Re: Perry Ellis International. Inc.

Gentlemen:

By letter dated December 20, 2001, Perry Ellis International, Inc. (the “Company”') has requested that we furnish you with certain information in connection with your examination of the financial statements of the Company as of January 31, 2002, and for the year then ended.

Our engagement by the Company during the period relevant to your examination has been limited to specific matters to which we were consulted by the Company, and, there may exist matters of a legal nature that could have a bearing on the Company’s financial condition with respect to which we have not been consulted.

We have not been engaged to give substantive legal attention to, or represent the Company, in connection with any materially threatened litigation (as defined in paragraph 5 of the Statement of Policy referred to below), or any pending litigation.*

In accordance with the Company’s request, please be advised that as of this date, * is due to us from the Company for the period ending January 31, 2002.

The Company has advised us that, by making the request set forth in this letter to us, the Company does not intend to waive the attorney/client or accountant privileges with respect to any information which the Company has furnished to us or to you. Moreover, please be advised that our response to you shall not be construed in any way to constitute a waiver of the protection of the attorney work-product privilege with respect to any of our files involving the Company.

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Deloitte & Touche, LLP

Attention: Mr. Sergio Mañas

February 13, 2002 - Page 2

Re: Perry Ellis International, Inc.

This response is limited by and in accordance with the American Bar Association Statement of Policy Regarding Lawyers’ Responses to Auditors’ Requests for Information. Without limiting the generality of the foregoing, the limitations set forth in such Statement of Policy on the scope and the use of this response are specifically incorporated herein by reference, and any description herein of any “loss contingencies” is qualified in its entirely by the Statement of Policy and the accompanying Commentary (which is an integral part of the Statement of Policy).

As requested by the Company, this will confirm that if we have formed the conclusion that there are unasserted claims and/or assessments that might have an unfavorable reflection on the Company’s financial statement, we will advise the Company and consult with the Company, and its officers, regarding the question of such disclosures and the applicable requirements of Statement of Financial Accounting Standards No. 5.

This letter is solely for your information in connection with your examination of the accounts of the Company as of January 31, 2002, and is not to be quoted in whole or in part or otherwise referred to in any financial statements of the Company or in any related document, nor is it to be filed with any governmental agency or used for any other purpose, without our prior written consent Notwithstanding the foregoing, this letter may be furnished to others in compliance with court process or in connection with any challenge regarding your audit by the Company or a regulatory agency, provided that this firm is given written notice of the circumstances at least twenty (20) days before this letter is to be so furnished to others or as long in advance as possible if the situation does not permit such period of notice.

Very truly yours,

BREIER AND SEIF, P.A.

By:	/s/ ROBERT G. BREIER
ROBERT G. BREIER

March 18, 2002

VIA U.S. MAIL AND FACSIMILE

Deloitte & Touche, LLP

200 South Biscayne Boulevard

Suite 400

Miami Florida 33131-9985

Attn:	Mr. Sergio Manas

	Re:	Perry Ellis International, Inc. and the following Subsidiaries: Supreme Munsingwear Canada, Inc. Supreme International Corporation de Mexico S.A. de C.V.

Ladies and Gentlemen:

By letter dated December 20, 2001, Rosemary B. Trudeau, Vice President of Finance of Perry Ellis International, Inc. (together with the referenced subsidiaries above, collectively, the “Company”), requested us to furnish you with certain information in connection with your examination of the accounts of the Company as of January 31, 2002.

While this firm represents the Company on a regular basis, our engagement has been limited to specific matters as to which we were consulted by the Company.

Subject to the foregoing and to the last paragraph of this letter, we advise you that since February 1, 2001, we have not been engaged to give substantive attention to, or to represent the Company in connection with, any material loss contingencies coming within the scope of clause (a) of Paragraph 5 of the Statement of Policy referred to in the last paragraph of this letter, except as follows;

In the ordinary course of the Company’s business, the Company retains us, from time to time, to pursue its claims against third parties whom it believes are infringing its trademarks. In addition, the Company also retains us to defend any challenges made by third-parties to its trademark registrations or use.

We note that in its letter to us dated December 20, 2001, the Company did not specify any matters contemplated by clauses (b) or (c) of Paragraph 5 of the ABA Statement of Policy. Therefore, we are not giving any opinion with respect to any contractually assumed obligation or any unasserted possible claim or assessment.

MIA1\CORPSEC\258201.1

18923/0001

Deloitte & Touche, LLP

March 18, 2002

As of January 31, 2002, the Company was indebted to us in the amount of * for services rendered and expenses. As a matter of firm policy, we do not estimate unbilled fees.

The information set forth herein is as of March 12, 2002, the date on which we commenced our internal review procedures for purposes of preparing this response, except as otherwise noted, and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

This response is limited by, and in accordance with, the ABA Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information (December, 1975); without limiting the generality of the foregoing, the limitations set forth in such Statement on the scope and use of this response (Paragraphs 2 and 7) are specifically incorporated herein by reference, and any description herein of any "loss contingencies" is qualified in its entirety by Paragraph 5 of the Statement and the accompanying Commentary (which is an integral part of the Statement). Consistent with the last sentence of Paragraph 6 of the ABA Statement of Policy and pursuant to the Company's request, this will confirm as correct the Company's understanding as set forth in its audit inquiry letter to us dated December 20, 2001, that whenever, in the course of performing legal services for the Company with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that the Company must disclose or consider disclosure concerning such possible claim or assessment, we, as a matter of professional responsibility to the Company, will so advise the Company and will consult with the Company concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standards No. 5.

Sincerely,

BROAD AND CASSEL
/s/ BROAD AND CASSEL

cc:	Ms. Rosemary E. Trudeau, Perry Ellis International, Inc.

MIA1\CORPSEC\258201.1

18923/0001

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

William L. Rikard, Jr.		Three Wachovia Center
Partner		401 South Tryon Street
Telephone: 704.335.9011		Suite 3000
Direct Fax: 704.335.9689		Charlotte, NC 28202
williamrikard@parkerpoe.com		Telephone 704.372.9000
Fax 704.334.4706
www.parkerpoe.com
March 7, 2002

Deloitte & Touche LLP

200 South Biscayne Blvd.

Suite 400 Miami, FL 33131

ATTN: Ivan Habibe

Re:	Perry Ellis International, Inc.

Dear Mr. Habibe:

Ms. Rosemary B. Trudeau, Vice President of Finance of Perry Ellis International, Inc. (the “Company”), has, by letter dated March 2, 2001, requested that we furnish you with certain information in connection with your examination of the Company’s financial statements as of December 31, 2000, and as of the date of this letter.

Our representation has been limited to specific matters as to which we were consulted by the Company. The information set forth herein is as of March 2, 2001 (the “Effective Date”), except as otherwise noted, and we disclaim any undertaking to advise you of changes which may thereafter be brought to our attention.

Subject to the foregoing and to the penultimate paragraph of this letter, we advise you that as of December 31, 2000 and through the effective date, we were not engaged to give substantive attention to, or represent the Company in connection with, loss contingencies coming within the scope of clause (a) Paragraph 5 of the Statement of Policy referred to in the next to the last paragraph of this letter except as follows:

We are currently representing the Company in a lawsuit filed against it by Paul Lavitt Mills, Inc. (“Lavitt”) in the United States District Court for the Western District of North Carolina. Lavitt commenced this lawsuit against the Company with the filing of a Complaint in the Superior Court for Catawba County on or about September 15,2000. Isaco International (“Isaco) is also a defendant in this action. Lavitt alleges in this lawsuit that the Company breached a purported contract allegedly formed between the Company and Lavitt for the manufacture and sale of hosiery under Perry Ellis’ Natural Issue® trademark. Lavitt has not disclosed in discovery the amount of alleged damages at issue.

COLUMBIA, SC RALEIGH, NC SOUTHPARK SPARTANBURG, SC

Deloitte & Touche LLP

March 22, 2001

In October 2000, the defendants removed the case to federal court. The Company answered the Complaint, generally denying the allegations, and asserted counterclaims against Lavitt for trademark infringement under the Lanham Act and common law, for unfair trade practices under North Carolina General Statute §75.1.1 et. seq. and for tortious interference with the Company's contract with Isaco. Isaco has also filed a counterclaim against Lavitt.*

*

The Company has paid all outstanding invoices owed to this firm as of December 31, 2000.

This response is limited by and in accordance with ABA Statement of Policy Regarding Lawyers' Responses to Auditors' Request for Information (December, 1975). Without limiting the generality of the foregoing, the limitations set forth in such Statement on the scope and use of this response (Paragraphs 2 and 7) are specifically incorporated herein by reference, and any description herein of any pending or threatened litigation is qualified in its entirety by Paragraph 5 of the Statement and the accompanying Commentary, which is an integral part of the Statement. Consistent with the last sentence of Paragraph 6 of the ABA Statement of Policy, and pursuant to the Company's request, this will confirm as correct the Company's understanding as set forth in its audit inquiry letter to us that whenever, in the course of performing legal services for the Company and its subsidiaries with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that the Company must disclose or consider disclosing concerning such possible claim or assessment, we, as a matter of professional responsibility to the Company, will so advise the Company and will consult with the Company concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standards No. 5.

This letter is furnished solely for your information and assistance in connection with your examination of the financial statements of the Company. Unless the prior written consent of the firm is obtained, this letter is not to be quoted or otherwise referred to in any financial statements or related documents, nor filed with nor furnished to any governmental agency or any other person.

Very truly yours,

PARKER, POE, ADAMS & BERNSTEIN L.L.P.

By:	/s/ Willam L. Rikard, Jr.
Willam L. Rikard, Jr.

WLRjr/skt

cc:	Ms. Rosemary Trudeau

CLT:527892.1

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

2601 SOUTH BAYSHORE DRIVE SUITE 1500 MIAMI, FLORIDA 33133 TELEPHONE (305) 858-5555 www.adorno.com

VIA FACSIMILE (305) 960-1424 AND MAIL	FACSIMILE (303) 858-4777

March 18, 2002

Deloitte & Touche, LLP

Certified Public Accountants

200 South Biscayne Boulevard

Suite 400

Miami, Florida 33131-9985

Attn: Sergio Manas

Perry Ellis International

Ladies and Gentlemen:

By facsimile of March 18, 2002, Perry Ellis International (the “Company”), has requested us to provide you with certain information as of January 31, 2002, and for the period from that date to date of this letter in connection with your examination of the Company’s financial statements. This letter responds to that request.

Our response is directed only to matters which have been given substantive attention by us in the form of legal consultation and, where appropriate, legal representation. We have not made an independent review of any of the Company’s transactions or contractual arrangements for purposes of this response. We assume no responsibility or obligation to amend or update the information contained herein.

Subject to the foregoing, we advise you that, as of January 31, 2002, we did not represent, and since that date we have not represented, the Company in connection with any pending or threatened material litigation, controversies or claims.

* * *

We confirm that if in the course of our professional representation of the Company we form a professional opinion that the Company should consider disclosure in its financial statements, or otherwise, with respect to any matter involving material contingent liabilities, we will so advise the Company. If requested, we will also consult with the Company concerning any such matter. As to the applicability, interpretation and meaning of Statement of Financial Accounting Standards Board No. 5, we have suggested that the Company consult with its auditors.

FORT LAUDERDALE        —        WEST PALM BEACH

Deloitte & Touche, LLP

March 18, 2002

As of January 31, 2002, the Company was indebted to us for billed fees and expenses in the amount of *, and unbilled fees and expenses in the amount of *, for a total indebtedness of *.

This letter is solely for your information, to assist you in connection with your audit of, and report with respect to, the financial condition of the Company, and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any governmental agency or person without the prior written consent of this firm.

Sincerely,

/s/ Adorno & Zeder, P. A.
Adorno & Zeder, P. A.

cc:	Rosemary B. Trudeau,

Vice President of Finance

MOR/018078.0001/M1012193_1/3/18/02 05:00 PM

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

LAW OFFICES PODHURST ORSECK JOSEFSBERG EATON MEADOW OLIN & PERWIN, P.A. CITY NATIONAL BANK BUILDING, SUITE 800 25 WEST FLAGLER STREET
AARON S. PODHURST ROBERT ORSECK (1934-1978) ROBERT C. JOSEFSBERG JOEL D. EATON BARRY L. MEADOW MICHAEL S. OLIN	MIAMI, FLORIDA 33130-1780 _______________ TELEPHONES MIAMI (305) 358-2800 PORT LAUDERDALE (954) 463-4348	FAX (305) 366-2382 WALTER H. BECKHAM, JR. KAREN PODHURST DEAN OF COUNSEL
JOEL S. PERWIN STEVEN C. MARKS VICTOR M. DIAZ, JR. KATHERINE W. EZELL XAVIER MARTINEZ STEPHEN F. ROSENTHAL	March 2, 2002

Deloitte & Touche LLP

Attention: Sergio Manas

200 South Biscayne Boulevard

Suite #400

Miami, FL 33131-9985

Re:	Perry Ellis International

Gentlemen:

We have been asked to furnish you certain information with respect to Perry Ellis International and its referenced subsidiaries, collectively the “Company” as of January 31, 2002 and as of the date of this letter. We call your attention to the fact that our engagement by the Company during the past year has been limited to specific matters as to which we were consulted. There may be many matters of a legal nature that could have a bearing on the financial condition of the Company about which we have not been consulted. Our response then in all respects is limited to those matters on which the Company has requested our advice.

In the preparation of this response, our procedures have been limited to inquiring, only from those attorneys currently practicing law in our law firm who provided to the Company or its referenced subsidiaries substantive attention (as hereafter defined), whether they were aware of pending litigation or of any overtly threatened litigation likely to be filed. We define the term “substantive attention” as the expenditure by a single attorney in the performance of legal services on behalf of our law firm of more than ten hours of recorded billable time during the Company’s last fiscal year.

The term “pending litigation” is limited to actions pending in a State or Federal court or arbitration proceedings. It does not include administrative investigations or proceedings or other potential liabilities.

Page Two

March 2, 2002

Deloitte & Touche LLP

We consider that the term “threatened litigation” refers to matters in which a potential claimant has manifested to management or to counsel an awareness of and present intention to assert a possible claim and does not include unasserted claims or assessments.

Our response is limited to matters involving our professional engagement as attorneys for the Company and does not include information received in any other role. We make no representation of the adequacy of our procedures for your purposes. Furthermore, we have made no independent review of any of the transactions, files or contractual arrangements of the Company or its referenced subsidiaries for purposes of this response.

In those instances in which we have given an opinion below that the case should be disposed of favorably to the Company, this represents our judgment based on the facts presently known. There is no assurance that a substantial liability may not be incurred. In giving this opinion, we intend to indicate only that we consider it more likely than not that any material portion of such claims should be defeated.

Subject to the limitations heretofore and hereafter set forth in this letter we advise you as follows:

1. As of January 31, 2002, there was * owing to us by the Company.

This will confirm that whenever in the course of performing legal services for the Company or any of its referenced subsidiaries with respect to a matter recognized to involve an unasserted possible claim or assessment and to which we have given substantive attention, and we have been specifically requested in writing by the Company to form and have in fact formed a professional conclusion regarding the claim, we will advise the Company whenever possible whether the assertion of a claim is probable and evaluate the likelihood of an unfavorable outcome.

This firm has not been requested to form and specifically has not formed any conclusion or rendered any legal advice to the Company pursuant to Financial Accounting Standard No. 5, as to the necessity for disclosing unasserted possible claims or the materiality of any such unasserted claims to the Company’s financial condition.

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Page Three

March 2, 2002

Deloitte & Touche LLP

Subject to the foregoing, we confirm to you that as of today, we have been engaged to give substantive attention to or represent the Company in connection with the following threatened litigation:

1.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF FLORIDA

CASE NO. 00-2700-CIV-LENARD/TURNOFF

PERRY ELLIS INTERNATIONAL, INC.,

f/k/a SUPREME INTERNATIONAL, INC., vs.

PREMIUMWEAR/INC., a Minnesota corporation,

f/k/a MUNSINGWEAR, INC.,

On June 30, 2000, this firm filed suit on behalf of Perry Ellis International against PremiumWear, Inc. alleging breach of a Right of First Refusal Agreement regarding certain excluded Munsingwear trademarks and licenses. The complaint alleges breach of contract on the part of PremiumWear by failing to keep Perry Ellis advised of efforts to sell all or any part of the excluded trademark and licenses and breach of an implied covenant of good faith and fair dealing. On January 29, 2001, the complaint was amended to include claims against New England Business Services, Inc., which purchased the excluded trademarks and licenses from PremiumWear as part of a tender offer for all of the outstanding shares of the company.

* No counterclaim has been asserted to date.

We express no opinion with respect to contingent liabilities (except as may be specifically set forth in this letter) or as to matters not specifically referred to herein, and under no circumstances are you to infer from anything stated or not stated herein any such opinion. The information set forth in this letter is given as of January 31, 2002, and as of the date of this letter, and we assume no obligation to advise you of changes or additions which may hereafter be brought to our attention. This response is further limited, where not inconsistent, by the ABA Statement of

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Barristers and Solicitors/Patent and Trade Mark Agents Practice Restricted to Intellectual Property Law

March 12, 2002	Timothy J. Sinnott B.S., M.Sc. (Phys.), LL.B. 416 957 1894 tsinnott@bereskinparr.com

-	Your Reference: RBT Our Reference: 9415-64

Privileged and Confidential

Rosemary B. Trudeau
Vice President of Finance
Perry Ellis International, Inc.
3000 NW 107 Avenue
Miami, Florida
33172, U.S.A

Dear Ms. Trudeau:

Re:	Perry Ellis International, Inc.

Updated Financial Statement as of 31 January, 2002

This reply is made to your enquiry letter of 20 December, 2001, in accordance with the Joint Policy Statement of the Canadian Bar Association and the Canadian Institute of Chartered Accountants.

We have acted only as trade mark counsel in certain Canadian trade mark infringement and opposition matters.

We advise, based on an examination of our records of the matters on which we have acted, as of 12 March, 2002, that the following claim is outstanding:

*

*

We are not aware of any unasserted possible claims or assessments against Perry Ellis International, Inc.

Box 401, 40 King Street West, Toronto. Ontario, Canada M5H 3Y2 416 364 7311 fax: 416 361 1398 www.bereskinparr.com

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

The amount of unpaid or unbilled legal fees and disbursements for services rendered by us at 31 January, 2002 was *. Perry Ellis International is currently indebted to the firm of Bereskin & Parr for a total of *.

This letter should not be quoted from or referred to in your financial statements or in dealings with third parties without our prior written consent

Yours truly,

/s/ BERESKIN & PARR
BERESKIN & PARR

/hs

cc:	Attention: Sergio Manas

Deloitte & Touch LLP

200 South Biscayne Suite 400

Miami, Florida

U.S.A. 33131-9985

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

44 W. Flagler Street, Suite 2175

Miami Florida 33130

T 305-358-7676 F 305-358-6667

e-mail

ssteinbaum@aol.com

March 19, 2001

Deloitte & Touche LLP

Attention: Sergio Manas

200 South Biscayne Boulevard

Suite 400

Miami, FL 33131-9985

Re:	Supreme International Corporation

Dear Mr. Manas:

Perry Ellis International (hereinafter referred to as the “Company”) requested that we furnish Deloitte & Touche LLP with certain information in connection with its examination of the accounts of the Company as of January 31, 2002 and during the period from that date to the date of our response. Because this firm does not represent the Company on an exclusive basis, there may exist matters of a legal nature which may have a bearing on the Company as a result of operations, financial conditions, or other matters with respect to the Company which this firm would have not been consulted.

Subject to the foregoing and to the last paragraph of this letter, “we advise you that since the commencement of our representation, we have not been engaged to give substantive attention to, or represent the Company in connection with loss contingencies coming within the scope of clause (a) or (c) of paragraph 5 of the Statement of Policy referred to in the last paragraph of this letter. Further, the information set forth herein and on the attached Schedule A is, as of the date of this letter, current except as otherwise noted and we disclaim any undertaking to advise you of changes that thereafter may be brought to our attention.

The Company has advised us that, by making the requests set forth in its letter to us, it does not intend to waive the attorney-client privilege with respect to any information which the Company has furnished to us. Moreover, our response to you should not be construed in any way to constitute a waiver of the protection of the attorney work-product privilege with respect to any of our files involving the Company.

Deloitte & Touche LLP

This response is limited by, and is in accordance with, the American Bar Association’s Statement of Policy Regarding Lawyers’ Responses to Auditor’s Requests for Information. Without limiting the generality of the foregoing, the limitations as set forth in that Statement on the scope and use of this response are specifically incorporated herein by reference, and any description herein of any loss contingencies are qualified in its entirety by Paragraph 5 of the Statement and the accompanying Commentary that is an integral part of the Statement. Consistent with the last sentence in Paragraph 6 of the Statement of Policy and pursuant to the Company’s request, this will confirm as correct the Company’s understanding as set forth in its audit inquiry letter to us that whenever, in the course of performing legal services for the Company with respect to a matter recognized to involve any unasserted possible claim or assessment that may call for financial statement disclosure, we form a professional conclusion that the Company must disclose or consider disclosure concerning such possible claim or assessment, we, as a matter of professional responsibility so advise the Company and consult with it concerning the question of such disclosure and the applicable requirements of the Statement of Financial Accounting Standards No. 5.

The amount due from the Company to this firm for billed services and costs is *.

Very truly yours,
SARAH STEINBAUM, P.A.

Sarah Steinbaum, for the firm

cc:	Ms. Fanny Hanono

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

Deloitte & Touche LLP

*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

FRIEDMAN, WANG & BLEIBERG, P.C.

ATTORNEYS AT LAW

90 PARK AVENUE

NEW YORK, NY 10016

ARTHUR S. FRIEDMAN		TELEPHONE
PETER N. WANG		(212) 682-7474
CHARLES M. SLEIBERG		TELECOPIER
SUSAN J. SCHWARTZ		(212) 687-2329
ROBERT A. SCHER		(212) 490-3684
TODD C. NORBITZ
__________

CHRISTINE P. CHUDNOVSKT
SCOTT D. CORRIGAN	March 5, 2002
ANDREW C. LIEBHAFSKY

VIA FACSIMILE AND REGULAR MAIL

Deloitte & Touche LLP

200 S. Biscayne Blvd. Suite. 400

Miami FL 33131-9985

Attn: Mr. Sergio Mañas

Re:	Perry Ellis International

Dear Mr. Mañas:

In accordance with Rosemary B. Trudeau’s request, the following information is furnished in connection with your examination of financial statements of Perry Ellis International, Inc. and its affiliated entities (“PEI”) at January 31, 2002, concerning pending or threatened litigation, claims and assessments with respect to which we have been engaged and to which we have devoted substantive attention on behalf of PEI in the form of legal representation or consultation. Our response is effective as of March 5, 2002 and includes matters that existed at January 31, 2002, as well as new matters during the period from that date to the effective date of this response.

As of January 31, 2002 and on the effective date of this response, we were not engaged and did not devote substantive attention on behalf of PEI in the form of legal consultation or representation in regard to any pending or threatened litigation.

As of January 31, 2002, * in fees or disbursements had been billed and were owed to this firm by PEI.

This letter is solely for your information in connection with your audit of PEI’s financial statements and is not to be quoted in whole or in part or otherwise referred to in any of PEI’s financial statements or related documents, nor is our letter to be filed with any government agency or any person without our written consent, except that our letter may be furnished to others in compliance with court processes or when necessary to enable you to defend against challenge of your audit by PET or a regulatory agency, provided that we have been given written notice of the circumstances at least 20 days before our letter is to be furnished to others, or as long in advance as possible if the situation does not permit such period of notice.

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

FRIEDMAN, WANG & BLEIBERG, P.C.

Mr. Mr, Sergio Mañas

March 5, 2002

This response is limited by and has been prepared in accordance with, the ABA Statement of Policy Regarding Lawyers’ Responses to Auditors’ Requests for Information (December, 1975). Without limiting the generality of the foregoing, the limitations set forth therein on the scope and use of our letters (Paragraphs 2 and 7) are specifically incorporated herein by reference and any description of any “loss contingencies” is qualified in its entirety by paragraph 5 of the Statement and the Accompanying Commentary, which is an integral part of the Statement

Consistent with the last sentence of paragraph 6 of the Statement and pursuant to PEI’s understanding as forth in its audit inquiry letter to us, whenever, in the course of performing legal services for PEI with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that PEI must disclose or consider disclosure concerning such possible claim or assessment, we, as a matter of professional responsibility to PEI, will so advise PEI and will consult with PEI concerning the. question of such disclosure and the applicable requirements of Financial Accounting Standards Board Statement No. 5.

Very truly yours,

Friedman, Wang & Bleiberg, P.C.

By:	/s/ Charles M. Bleiberg
Charles M. Bleiberg

HALL, DAVID AND JOSEPH, P.A.
ATTORNEYS AT LAW
PENTHOUSE
1428 BRICKELL AVENUE
P.O. BOX 01 9113
ANDREW C. HALL	MIAMI, FLORIDA 33131-9113	OF COUNSEL
CHRISTOPHER M. DAVID	__________	ALLAN J. HALL**
ALLAN A. JOSEPH*		MARK L. WEINSTEIN
ADAM S. HALL	TELEPHONE 305 374-5030
MICHAEL L. COTZEN	FACSIMILE 305 374-5033	** ALSO ADMITTED IN GEORGIA
SHARON J. CALIX	TOLL FREE 800 375-5030
ADAM J. LAMB	www.hdjlaw.com
DORON WEISS

* ALSO ADMITTED IN COLORADO AND WASHINGTON, D.C.	March 8, 2002

Sergio Manas

Deloitte & Touche LLP

200 South Biscayne Blvd. #400

Miami FL 33131-9985

RE:	PERRY ELLIS INTERNATIONAL, INC.

Our File 8264

Dear Mr. Manas:

Our client, Perry Ellis International, Inc., has requested that we provide you with details relating to all matters of pending or threatening litigation which this firm is handling on its behalf which meets the standard of materiality, including a description of each matter, the progress of each matter to date, how the company is responding or intends to respond, an evaluation of the likelihood of unfavorable outcome and an estimate, if one can be made, of the amount or range of potential loss. In response to this request, I will describe the matters that this firm is handling on behalf of Perry Ellis International, Inc. and provide the information that you have requested with regard to each of those matters.

1. Campers World v. Perry Ellis International Inc. and Aris Industries, Inc. On January 25, 2002, Campers World filed an action in the United States District Court for the Southern District of New York for declaratory judgment and damages as to whether or not jeans bearing a Perry Ellis trademark sold by Aris Industries, Inc. either directly or through Eagle Industries infringed upon Perry Ellis International Inc.’s rights in the Perry Ellis America® trademark. In the Complaint, Campers World demanded $14,500,000.00 as its damages. On February 15, 2002, this firm filed an answer, counterclaim and crossclaim for damages sustained by Perry Ellis International, Inc. by reason of the improper use of Perry Ellis America® trademark against Campers World and Aris Industries, Inc. and others.*

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

*

There are no other matters we are handling for Perry Ellis International, Inc.

Sincerely,

HALL, DAVID AND JOSEPH, P.A.

/s/ Andrew C. Hall
Andrew C. Hall

ACH/svg

cc: Karen Bingham

ltr8264c062 manas

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

FROSS ZELNICK LEHRMAN & ZISSU, P.C.

ALVIN PROSS

RONALD J. LEHRMAN

STEPHEN BIDDER

MICHAEL I. DAVIS

ROGER L. ZISSU

MARIC V. DRISCOLL

RICHARD Z. LEHV

CAROL R. SIMKIN

DAVID W. EHRLICH

SUSAN UPTON DOUGLASS

JANET L. HOFFMAN

PETER J. SILVERMAN

LAWRENCE ELI APOLION

BARBARA A. SOLOMON

LISA PEARSON

MARK D. ENGELMANN

NADINE M. PARKER JACOBSON

ANDREW N. FREDBECK

GEORGE NAHITCHVARSKY

CRAIG S. MENDS

PATRICK T. PERKINS

J. ALLISON STRICKLAND

866 UNITED NATIONS PLAZA AT FIRST AVENUE & 48TH STREET NEW YORK, N.Y. 10017 TELEPHONE: (212) 813-5900 FACSIMILE: (212) 813-5901 E-MAIL: fzlz@frosszelnick.com

JAMES D. SlLBERSTEIN

RUTH E. LAZAR

COUNSEL

MICHELLE P. FOXMAN

ROBERT A. BECKER

TAMAR NIV BESSINGER

ANGELA KIM

JOHN P. MARGIOTTA

LYDIA T. GOBENA

DIANE B. MELNICK

MICHAEL CHIAPPETTA

DANA WAUBEL BREITMAN

JESSICA MANN

JOSEPH R. MOLKO

EVAN GOURVITZ

CARLOS CUCURELIA

NANCY C. DICONZA

TANYA FICKENSCHER

ROC HILDEN

LAUREN J. HAMDELL

WRITER’S E-MAIL:

sbigger@frosszelnick.com

March 12, 2002

VIA FAX & MAIL

305 372 3160

Deloitte & Touche LLP

200 South Biscayne Blvd.

Suite 400

Miami, Florida 33131-9985

Attention: Mr. Sergio Manas

Re:	Perry Ellis International, Inc. –

Audit Inquiry Response

(Our Ref: PEI AAC-88/04457)

Dear Mr. Manas:

This is in response to Rosemary Trudeau’s letter of December 20. Please note that our representation of Perry Ellis International, Inc. is essentially limited to trademark, copyright and unfair competition matters.

Within the meaning of the ABA Statement of Policy Regarding Lawyers’ Responses to Auditor’s Requests for Information (December 1975), we are not aware of any actual, threatened or impending litigation or unasserted claims and assessments which might result in liability to the above company.

Deloitte & Touche, LLP

This firm operates on a cash basis and as of January 31, 2002, Perry Ellis International Inc. was indebted to us in the amount of * on bills rendered but unpaid. As of that date, there were legal expenses for our services and disbursements which were accrued and unbilled to Perry Ellis International Inc. in the amount of *.

Sincerely,

/s/ Stephen Bigger
Stephen Bigger

SB/md/sh

cc:	Ms. Rosemary B. Trudeau Vice President of Finance, Perry Ellis International

*	Portions of this document omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act. Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

EXHIBIT C

TO

LOAN AND SECURITY AGREEMENT

Borrowing Base Certificate

000’s omitted

Date:                     , 200

Number:

Pursuant to the Loan and Security Agreement by and among Congress Financial Corporation as agent (“Agent”), the parties thereto as lenders (“Lenders”), Perry Ellis International, Inc. and certain of its subsidiaries, and any amendments thereto (the “Loan Agreement”), each hereby certifies to Agent and Lenders, as of the above date, as follows:

Reconciliation of Collateral Balance		Supreme	Jantzen	Combined

Accounts Availability

1.	Gross Accounts as of prior Certificate:

2.	Gross Sales:

3.	Add Debit Adjustments:

4.	Less: Credit Memos

5.	Less: Credit Adjustments

6.	Less: Net Collections

7.	Less: Discounts and Deductions

8.	Total Accounts

(a) Trade Accounts

(b) Factor Receivables

9.	Less: Ineligible Accounts (see Schedule 1):

10.	Net Eligible Accounts

11.	Accounts Receivable Advance Rate

12.	Accounts Availability

Inventory Availability

13.	Gross Inventory as of :

(a) Raw Materials

(b) Work in Process

(c) Finished Goods

(d) In Transit

14.	Less Ineligible Inventory (see Schedule 2)

15.	Inventory Advance Rate

16.	Inventory Availability

17.	Inventory Sublimit

18.	Total Inventory Availability

19.	Availability based on Accounts and Inventory

20.	Line Limit	$60,000,000

21.	Gross Availability

22.	Reserves

(a) Licensing Reserves

(b) Factor Charges

(c) Dilution Reserve

(d) Other

Reconciliation of Loan Balance

23.	Amount of outstanding Loans as of the date of prior Certificate

24.	Less: Net cash collections since date of prior Certificate

25.	Add: Amount of Loans and Interest Charges since date of prior Certificate

26.	Current amount of outstanding Loans

27.	Documentary LC

28.	Inverse of Inventory Advance Rate

29.	Reserve for Documentary LC

30.	Standby LC’s

31.	Total Loan Balance and Reserves for LC’s

32.	Net Availability

As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Each Borrower acknowledges that the Loans and Letter of Credit Accommodations by Agent and Lenders to Borrowers are based upon the reliance of Agent and Lenders on the information contained herein and all representations and warranties with respect to Accounts and Inventory in the Loan Agreement are applicable to the Accounts and Inventory included in this Certificate. The reliance by Agent and Lenders on this Certificate should not be deemed to limit the right of Agent to establish or revise criteria of eligibility or Reserves or otherwise limit, impair, or affect in any manner the rights of Agent under the Loan Agreement. In the event of any conflict between the determination of Agent of the amount of the Loans and Letter of Credit Accommodations available to Borrowers in accordance with the terms of the Loan Agreement and the determination by Borrowers of such amounts, the determination of Agent shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

By:

Title:

SCHEDULE 1

to

BORROWING BASE CERTIFICATE

Ineligible Accounts

SCHEDULE 2

to

BORROWING BASE CERTIFICATE

Ineligible Inventory

EXHIBIT D

TO

LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Congress Financial Corporation
(Florida), as Agent

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of                                     , a                          corporation,                             , a                      corporation and             , a                      corporation (collectively, “Borrowers”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated                     , 20    , by and among Congress Financial Corporation (            ) as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrowers and certain of their affiliates (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the “Loan Agreement”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal month.

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)	Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)	Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower or Guarantor.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)	Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or Guarantor or its business, operations or assets or any properties at which such Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

(f)	Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or Guarantor.

5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month, whether Borrowers were in compliance with the covenant set forth in Section 9.17 of the Loan Agreement for such fiscal month and the calculations used in determining the Leverage Ratio for purposes of determining the Interest Rate as of the last day of the immediately preceding fiscal quarter as provided for in the Loan Agreement.

The foregoing certifications are made and delivered this day of                     , 20    .

Very truly yours,

By:
Title:

SCHEDULE 1.43

to

LOAN AND SECURITY AGREEMENT

Existing Lenders

Bank of America, N.A., formerly NationsBank, N.A., in its capacity as agent

Bank of America, N.A., formerly NationsBank, N.A.

Wachovia Bank, National Association, formerly First Union National Bank

Fleet Capital Corporation

1

SCHEDULE 1.44

to

LOAN AND SECURITY AGREEMENT

Existing Letters of Credit

1. Irrevocable standby letter of credit number 3047185 dated March 20, 2002 issued to VF Corporation, as beneficiary by Bank of America, N.A. for the account of Perry Ellis International, Inc. in the amount of USD$2,000,000.

2. Irrevocable standby letter of credit number 3039972 dated August 15, 2001 issued to Nautica Apparel, Inc., as beneficiary, by Bank of America, N.A. for the account of Perry Ellis International, Inc. (“Perry Ellis”) in the amount of USD$750,000.

2

SCHEDULE 1.108 to

LOAN AND SECURITY AGREEMENT

Senior Note Priority Collateral

The Senior Note Priority Collateral consists of all of Borrowers’ and Guarantors’ (collectively, “Debtor”) right, title and interest in and to each of the following, in each case, as to each type of property described below, owned by the Debtor as of March 22, 2002, wherever located and existing (collectively, the “Senior Note Priority Collateral”):

(a)	all trademarks, service marks, collective marks, trade dress, logos, slogans, designs, domain names, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, and all other marks registered in or applied for in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark applications under applicable law) and all rights therein provided by international treaties or conventions, all extensions and renewals of any of the foregoing, together in each case with the good will of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto (the “Trademarks”);

(b)	all agreements, permits, consents, orders and franchise, in each case relating to the Trademarks and all proceeds, income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such agreements, permits, authorizations and franchises;

(c)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to the Senior Note Priority Collateral with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

3

(d)	all proceeds of the Senior Note Priority Collateral for, and supporting obligations relating to, any and all of the Senior Note Priority Collateral (including, without limitation, the proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (c) and, to the extent not otherwise included, all (i) payments under insurance with respect to the Senior Note Priority Collateral (whether or not the Secured Party is the loss payee thereof), or any damages, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Senior Note Priority Collateral and (ii) cash proceeds of the foregoing.

4

Schedule 9.7 (b)

LICENSED TRADEMARKS

Name of Licensor	Licensed Marks	Licensed Products	Territory	Expiration Date

Nautica Apparel, Inc.	Nautica Stylized Mark and J Class symbol.	Men’s and Women’s knit shirts, woven shirts, sweaters, outwear, bottoms, non leather bags and sports caps.	United States of America, its territories and possessions including Guam and Puerto Rico and Canada	Dec. 31, 2004

George Weintraub & Sons	“Andrew Fezza”, “FEZZA by Andrew Fezza and “designed by Andrew Fezza”.	Dress Shirts, Pants, Sports Shirts and Sweaters.	United States of America, its territories and possessions.	Jun 30, 2003

Karsten Manufacturing Corp.	PING AND MR. PING	Men’s and Boy’s Knitwear, Woven Shirts, Sweaters, Pullovers, Outerwear, Bottoms, Fleece and Headwear.	Worldwide excluding Japan.	Dec 31, 2004

Salant Corporation	Perry Ellis, Perry Ellis Portfolio and Perry Ellis America.	Golf Brand to the “Golf Market”.	US	N/A

Salant Corporation	Perry Ellis and Perry Ellis Portfolio.	“ASI Market”	US	N/A

Tommy Hilfiger Licensing, Inc.	TOMMY HILFIGER TOMMY JEANS FLAG/LOGO DESIGN, CREST DESIGN, TOMMY TOMMY GIRL HILFIGER ATHLETICS FLAG IN MOTION DESIGN	Female swimwear and related cover-ups for Misses and Juniors	United States of America and Canada	Dec. 31, 2005

Name of Licensor	Licensed Marks	Licensed Products	Territory	Expiration Date

NIKE USA Inc.	NIKE	Women’s and Girl’s Tank Swimsuits, Two-Piece Swimsuits and Racing Swimsuits, Men’s and Boy’s Racing Swimsuits, accessories and swim apparel for sale to team dealers, swim specialty stores and swim areas in sporting goods stores and select better department stores.	United States, Bermuda, The Bahamas, The Cayman Islands, Jamaica, The Dominican Republic, The British Virgin Islands, The Netherland Antilles, Antigua and Barbuda, St. kitts – Nevis, St. Vincent and the Grenandines, St. Lucia, Barbados, Aruba	May 31, 2006

	Nike Check (check only) Nike with Check		All territories listed for Nike mark United States, St. Vincent and the Grenandines